      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2001
                                                      REGISTRATION NO. 333-56970

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------
                       VIDEO NETWORK COMMUNICATIONS, INC.
                    (FORMERLY OBJECTIVE COMMUNICATIONS, INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       3669                54-1707962

(State or Other Jurisdiction      (Primary Standard
             of                       Industrial            (IRS Employer
      Incorporation or           Classification Code       Identification
        Organization)                  Number)                 Number)

                                 ---------------

        VIDEO NETWORK COMMUNICATIONS, INC.                          ROBERT H. EMERY
              50 INTERNATIONAL DRIVE                             50 INTERNATIONAL DRIVE
          PORTSMOUTH, NEW HAMPSHIRE 03801                    PORTSMOUTH, NEW HAMPSHIRE 03801
                  (603) 334-6700                                     (603) 334-6700
(Address, including Zip Code, and Telephone Number,       (Name, Address, including Zip Code, and
  including Area Code, of Registrant's Principal           Telephone Number of Agent for Service)
                Executive Offices)


                                    COPY TO:
                              ELLEN C. GRADY, ESQ.
                                  SHAW PITTMAN
                              1650 TYSONS BOULEVARD
                             MCLEAN, VIRGINIA 22102
                                 (703) 770-7946

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
    ---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
    ---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                                                PROPOSED MAXIMUM          PROPOSED MAXIMUM
            TITLE OF SECURITIES                            AMOUNT TO BE        AGGREGATE PRICE PER       AGGREGATE OFFERING
           TO BE REGISTERED (1)                             REGISTERED                UNIT                      PRICE
--------------------------------------------------    --------------------   ----------------------    ----------------------
Common Stock, par value $.01 per share (2)              1,689,999 shares           $ 1.8906               $ 3,195,112.11
Warrants to purchase one share of Common
  Stock (4)......................................           1,689,999              $ 0.875                $ 1,478,749.13
Extra Warrants to purchase one share of
  Common Stock (5)...............................            406,197              $ 0.80(6)               $ 324,957.60(6)
Shares of Common Stock underlying Warrants
  (8)(9).........................................       1,689,999 shares          $ 4.00(10)              $ 6,759,996(10)
Shares of Common Stock underlying Extra
  Warrants (5)(9)(11)............................        406,197 shares           $ 4.00(10)              $ 1,624,788(10)
Shares of Common Stock underlying Warrants
  (9)(12)........................................       1,760,000 shares          $ 4.00(10)              $ 7,040,000(10)
Shares of Common Stock underlying Extra
  Warrants (5)(9)(12)............................        419,694 shares           $ 4.00(10)              $ 1,678,776(10)
Shares of Common stock underlying placement
  agent's purchase option (9)(14)(15)............        264,000 shares
                                                                                   $ 2.125                   $ 561,000
Warrants underlying placement agent's
  purchase option (9)(14)(15)....................            264,000
Shares of Common Stock issuable upon exercise
  of Warrants underlying placement agent's
  purchase option (15)...........................        264,000 shares           $ 4.00(10)              $ 1,056,000(10)
Shares of Common Stock issuable upon exercise
  of Warrants underlying placement agent's
  purchase option (16)...........................        264,000 shares           $ 4.00(10)              $ 1,056,000(10)


        Total....................................        Not applicable         Not applicable            Not applicable
-------------                                            --------------         --------------            --------------





==========================================================================

            TITLE OF SECURITIES                             AMOUNT OF
           TO BE REGISTERED (1)                         REGISTRATION FEE
--------------------------------------------------    --------------------
Common Stock, par value $.01 per share (2)               $ 798.78(3)
Warrants to purchase one share of Common
  Stock (4)......................................        $ 369.69(3)
Extra Warrants to purchase one share of
  Common Stock (5)...............................         $ 81.24(7)
Shares of Common Stock underlying Warrants
  (8)(9).........................................       $ 1,689.99(3)
Shares of Common Stock underlying Extra
  Warrants (5)(9)(11)............................        $ 406.20(7)
Shares of Common Stock underlying Warrants
  (9)(12)........................................       $ 1,858.56(13)
Shares of Common Stock underlying Extra
  Warrants (5)(9)(12)............................        $ 419.69(7)
Shares of Common stock underlying placement
  agent's purchase option (9)(14)(15)............
                                                         $ 148.11(3)
Warrants underlying placement agent's
  purchase option (9)(14)(15)....................
Shares of Common Stock issuable upon exercise
  of Warrants underlying placement agent's
  purchase option (15)...........................        $ 278.79(3)
Shares of Common Stock issuable upon exercise
  of Warrants underlying placement agent's
  purchase option (16)...........................        $ 278.79(13)

        Total....................................        $      0(17)
-------------                                            --------


                                                        (Footnotes on next page)

                                 ---------------
        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

------------


(1) The Registrant initially filed a registration statement on Form S-3 (Registration No. 333-47872) on October 13, 2000 (the "Form S-3"), to register certain offers and sales of securities as set forth in that registration statement. Subsequently, the Registrant withdrew the Form S-3 effective on March 12, 2001. The Registrant filed a registration statement on Form SB-2 (Registration No. 56970) on March 13, 2001 (the "Form SB-2") to register the offering and sale of the securities previously sought to be registered on the Form S-3, as well as certain additional securities indicated therein. The Registrant is filing this Amendment No. 1 to the Form SB-2 to register the offering and sale of a reduced number of certain securities previously sought to be registered on the Form S-3 and the Form SB-2, as well as certain additional securities indicated on this cover page.



(2) Represents the offering and resale of 1,689,999 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Registrant by certain stockholders on a delayed or continuous basis. The Registrant issued the Shares in a private placement completed in August 2000 (the "Private Placement") in which a total of 1,760,000 shares of Common Stock were issued to investors.



(3) A registration fee for these securities totaling $3,570.47 was paid in connection with the filing of the Form S-3 on October 13, 2000. Pursuant to Rule 457(p), no additional registration fee is required. The Registrant is filing this Amendment No. 1 to the Form SB-2 to register the offering and sale of a reduced number of certain securities previously sought to be registered on the Form S-3. As described below, the Registrant is applying the excess registration fee amount previously paid in connection with the filing of the Form S-3 to the additional securities being registered hereunder.



(4) Represents the offering and resale of warrants to purchase 1,689,999 shares of Common Stock of the Registrant at an initial purchase price of $4.00 per share (the "Warrants") by certain stockholders of the Registrant on a delayed or continuous basis. The Registrant issued the Warrants in the Private Placement in which Warrants to purchase a total of 1,760,000 shares of Common Stock at an initial purchase price of $4.00 per share were issued to investors.



(5) Represents the offering and resale of Extra Warrants (as defined below) to purchase 406,197 shares of Common Stock of the Registrant at an initial purchase price of $4.00 per share by certain stockholders of the Registrant on a delayed or continuous basis. In connection with the Private Placement, the Registrant issued, on December 23, 2000, January 23, 2001, February 23, 2001, March 23, 2001, April 23, 2001 and May 23, 2001, to the selling stockholders named herein, the placement agent of the Private Placement and the other investors in the Private Placement, extra warrants (the "Extra Warrants") to purchase a total of 419,694 shares of Common Stock at an initial purchase price of $4.00 per share, because the Securities and Exchange Commission had not declared effective a registration statement covering those securities on or before December 23, 2000.



(6) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Registrant's outstanding publicly traded warrants on The Nasdaq SmallCap Market on June 8, 2001.



(7) A registration fee of $649.91 attributable to the registration of the offering and sale of Extra Warrants to purchase 303,582 shares of Common Stock and the 303,582 shares of Common Stock issuable upon exercise of the Extra Warrants was previously paid in connection with the filing of the Form SB-2 on March 13, 2001. The Registrant is registering on this Amendment No. 1 to the Form SB-2 the offering and sale by the Registrant of additional Extra Warrants to purchase 102,615 shares of Common Stock to the selling stockholders named herein and the offering and resale by those selling stockholders of the 102,615 shares of Common Stock underlying such Extra Warrants. The Registrant is also registering the offering and sale by the Registrant of an additional 116,112 shares of Common Stock issuable to holders of Extra Warrants who purchase the Extra Warrants from all original holders of the Extra Warrants, who include the selling stockholders named herein, the placement agent of the Private Placement and the other investors in the Private Placement. As described below, the Registrant is applying the excess registration fee amount paid in connection with the filing of the Form S-3 to pay the additional registration fee for the additional securities being registered hereunder.



(8) Represents the offering and resale by the selling stockholders, on a delayed or continuous basis, of the 1,689,999 shares of Common Stock of the Registrant underlying the Warrants issued to them in the Private Placement.


(9) Pursuant to Rule 416 under the Securities Act, there are also being registered such additional securities as may be issued pursuant to the anti-dilution provisions of the Warrants, the Extra Warrants and the Purchase Option (as defined below).

(10) Pursuant to Rule 457(g) under the Securities Act, calculated based on the initial exercise price to be paid to the Registrant by the holders upon exercise of the Warrants and Extra Warrants.


(11) Represents the offering and resale by the selling stockholders, on a delayed or continuous basis, of the 406,197 shares of Common Stock of the Registrant underlying the Extra Warrants issued to them.



(12) Represents the offering and sale of shares of Common Stock by the Registrant to holders of the Warrants and Extra Warrants who purchase the Warrants and Extra Warrants from all original holders of the Warrants and Extra Warrants (the "Transferees"), who include the selling stockholders named herein, the placement agent of the Private Placement and the other investors in the Private Placement.



(13) The registration fee for these securities totaling $2,137.35 was paid in connection with the filing of Amendment No. 1 to the Form S-3 on December 11, 2000. Pursuant to Rule 457(p), no additional registration fee is required.



(14) In connection with the Private Placement, the Registrant issued to the placement agent as partial compensation an option to purchase (the "Purchase Option") up to 264,000 shares of Common Stock and Warrants to purchase 264,000 shares of Common Stock. The holder may exercise the Purchase Option in whole or in part. Each share of Common Stock and Warrant for which the Purchase Option is exercisable are issuable together as a unit, although no separate unit certificates will be issued. Upon exercise, the holder can purchase one share of Common Stock and one Warrant for an initial exercise price of $2.125 per share of Common Stock and Warrant purchased. The option exercise price is payable for both securities issuable upon exercise of the Purchase Option and has not been allocated between the two securities. Accordingly, the fee calculation is shown based on the initial option exercise price for the two securities issuable upon exercise of the Purchase Option.



(15) Represents the offering and resale of the following securities that may be issued by the Registrant upon exercise of the Purchase Option by the holders of such Purchase Option on a delayed or continuous basis: (i) 264,000 shares of Common Stock; (ii) Warrants to purchase an additional 264,000 shares of Common Stock; and (iii) the 264,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Purchase Option.



(16) Represents the offering and sale of shares of Common Stock by the Registrant to holders of the Warrants issuable upon exercise of the Purchase Option who purchase such Warrants from the original holders.



(17) The Registrant sought to register on the Form S-3, among other things, the offering and resale by all of the investors in the Private Placement, including the selling stockholders named herein, of 1,760,000 shares of Common Stock, Warrants to purchase 1,760,000 shares of Common Stock and the 1,760,000 shares of Common Stock underlying the Warrants. The Registrant paid a registration fee totaling $3,143.57 attributable to the registration of the offering and resale of such securities. The Registrant is registering on this Amendment No. 1 to the Form SB-2, among other things, the offering and resale by the selling stockholders of 1,689,999 shares of Common Stock, Warrants to purchase 1,689,999 shares of Common Stock and the 1,689,999 shares of Common Stock underlying the Warrants. The total fee attributable to the registration of the offering and resale of such reduced number of securities is $2,858.46, or $285.11 less than the registration fee previously paid for the greater number of such securities sought to be registered on the Form S-3. The Registrant is also registering on this Amendment No. 1 to the Form SB-2, among other things, the offer and sale of certain additional securities indicated on this cover page. An additional fee of $239.27 is attributable to the registration of the offering and sale of such additional securities. Pursuant to Rule 457 under the Securities Act, the Registrant is applying the $285.11 excess registration fee amount paid in connection with the filing of the Form S-3 to pay the additional $239.27 registration fee for the additional securities being registered hereunder. Accordingly, no additional registration fee is paid with this filing.

                                EXPLANATORY NOTE

        This registration statement is to register the offering and sale of certain securities of Video Network Communications, Inc. ("VNCI" or the "Company"). The Company completed a private placement in August 2000 (the "Private Placement") of 1,760,000 units, each unit consisting of one share of common stock, par value $.01 per share (the "Common Stock"), and one redeemable warrant to purchase one share of Common Stock at an initial exercise price of $4.00 per share (the "Warrants"). In the Private Placement, the units were not separately certificated, and the Company did not issue any units.


        In connection with the Private Placement, the Company agreed to use its best efforts to have a registration statement covering the offering and sale of the securities issued in the Private Placement declared effective by the Securities and Exchange Commission (the "Commission") no later than December 23, 2000. On October 13, 2000, the Company filed a registration statement on Form S-3 (the "Form S-3") to register the offering and sale or resale of the securities issued in the Private Placement as set forth therein, and, on December 11, 2000, the Company filed Amendment No. 1 to the Form S-3. Subsequently, the Company withdrew the Form S-3 effective on March 12, 2001. The Registrant filed this registration statement on Form SB-2 on March 13, 2001 to register the offering and sale of certain of the securities previously sought to be registered on the Form S-3, as well as certain additional securities as indicated on the cover page of this registration statement. In connection with the Private Placement, the Registrant issued, on December 23, 2000, January 23, 2001, February 23, 2001, March 23, 2001, April 23, 2001 and May 23, 2001, to
certain selling stockholders named herein, the placement agent of the Private Placement and to certain other investors in Private Placement, extra warrants (the "Extra Warrants") to purchase a total of 419,694 shares of Common Stock at an initial purchase price of $4.00 per share. The Registrant was obligated to issue such Extra Warrants because a registration statement covering the offering and resale of the securities issued in the Private Placement had not been declared effective by the Commission. The Extra Warrants have the same terms as the Warrants. The Company is also required to issue Extra Warrants on each monthly anniversary of December 23, 2000 until the earlier of the effective date of a registration statement covering the offering and sale of the securities issued in the Private Placement, or July 23, 2002.



        This registration statement registers the offering and public resale by certain selling stockholders of the following securities: (1) 1,689,999 of the shares of Common Stock originally issued by the Company in the Private Placement, (2) Warrants to purchase 1,689,999 shares of Common Stock originally issued by the Company in the Private Placement, (3) Extra Warrants to purchase 406,197 shares of Common Stock, (4) up to an additional 1,689,999 shares of Common Stock underlying the Warrants, (5) up to an additional 406,197 shares of Common Stock underlying the Extra Warrants, (6) 264,000 shares of Common Stock and Warrants to purchase 264,000 shares of Common Stock issuable upon exercise of a purchase option (the "Purchase Option") issued to the placement agent of the Private Placement, and (7) the 264,000 shares of Common Stock issuable upon exercise of the Warrants underlying the Purchase Option. The Purchase Option is exercisable at an initial exercise price of $2.125 per share of Common Stock and Warrant purchased, subject to adjustment. The Purchase Option became exercisable on February 26, 2001 and may be exercised until August 25, 2005. The securities covered by this registration statement that may be offered and sold by certain selling stockholders may be offered and sold on a delayed or continuous basis from time to time.



        This registration statement also registers the offering and sale by the Company of up to 1,760,000 shares of Common Stock to the holders ("Transferees") of Warrants who purchase such Warrants from the original holders of the Warrants and up to 419,694 shares of Common Stock to holders of Extra Warrants who purchase such Extra Warrants from the original holders of the Extra Warrants. In addition, this registration statement also registers the offering and sale by the Company of up to an additional 264,000 shares of Common Stock to the holders of Warrants that may be issued upon exercise of the Purchase Option who purchase such Warrants from the original holders.



        All of the securities to be offered and sold by the selling stockholders, other than the Purchase Option and the securities issuable upon exercise of the Purchase Option, are subject to a lock-up arrangement that expires on August 25, 2001, except that such securities may be transferred earlier with the prior written consent of the placement agent of the Private Placement. All of the equity securities covered by this registration statement to be offered and sold by the selling stockholders will be sold for their own accounts, and the Company will not receive any proceeds from the sale of such securities. If the Warrants are exercised in full, the Company will receive gross proceeds of $7,040,000. If the Extra Warrants are exercised in full, the Company will receive gross proceeds of $1,678,776. If the Purchase Option is exercised in full for cash, the Company will receive gross proceeds of $561,000, and if the Warrants issuable upon exercise of the Purchase Option are exercised in full, then the Company will receive additional gross proceeds of $1,056,000. The Company intends to use any net proceeds from the exercise of the Warrants and the Extra Warrants and the exercise of the Purchase Option and the underlying Warrants for general corporate purposes and to provide working capital.

PROSPECTUS

        VIDEO NETWORK COMMUNICATIONS, INC.                           [VNCI LOGO]

        This prospectus relates to the offering and resale of the following equity securities of Video Network Communications, Inc. by certain selling stockholders:


        -   1,689,999 outstanding shares of our common stock,



        - outstanding redeemable warrants to purchase 2,096,196 shares of our common stock at an initial exercise price of $4.00 per share,



        - up to an additional 2,096,196 shares of our common stock that may be purchased upon exercise of the warrants described above,


        - 264,000 shares of our common stock that may be issued upon exercise of an outstanding purchase option,

        - warrants to purchase an additional 264,000 shares of common stock that may be issued upon exercise of the purchase option, and

        - the 264,000 shares of common stock underlying the warrants that may be issued upon exercise of the purchase option.

This prospectus also relates to the offering and sale of the following securities by VNCI:


        - up to 2,179,694 shares of common stock issuable to the holders of the warrants described above who purchase such warrants from the original holders of these warrants; and



        - up to 264,000 shares of common stock issuable to the holders of warrants that may be issued upon exercise of an outstanding purchase option who purchase such warrants from the original holders.



        All of the securities being offered and resold in this offering by the selling stockholders, other than the securities that may be issued upon exercise of the purchase option, are subject to a lock-up arrangement that expires on August 25, 2001, except that such securities may be transferred earlier with the prior written consent of the placement agent of our private placement of units completed in August 2000. All of the equity securities covered by this prospectus that will be offered and resold by the selling stockholders will be offered and resold for their own accounts, and we will not receive any proceeds from the sale of such securities. We will, however, receive gross proceeds of $8,718,776 if the warrants offered hereby are exercised in full, gross proceeds of $561,000 if the purchase option is exercised in full for cash, and additional gross proceeds of $1,056,000 if the warrants issuable upon exercise of the purchase option are exercised in full.


        The securities may be offered by the selling stockholders from time to time in one or more transactions, including block trades, on The Nasdaq SmallCap Market, in the over-the-counter market, in privately negotiated transactions or in other methods of sale described under "Plan of Distribution" later in this prospectus. The selling stockholders may sell the securities offered by this prospectus in amounts and at times determined by them. The selling stockholders and any broker-dealer or agent that participates with the selling stockholders in the distribution of the equity securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended, in which case any commissions or profits on the resale of the securities may be deemed underwriting commissions or discounts under the Securities Act. We will pay all of the costs and fees relating to the registration of the securities covered by this prospectus. We will not pay, however, any discounts, concessions or commissions payable to underwriters, dealers or agents incident to the offering of the securities.


        Our common stock and certain outstanding publicly traded warrants (the "Public Warrants") trade on The Nasdaq SmallCap Market under the symbols "VNCI" and "VNCIW," respectively. On June 8, 2001, the last sales prices of the common stock and Public Warrants as reported on The Nasdaq SmallCap Market were $2.46 per share and $0.80 per Public Warrant.


        INVESTING IN OUR EQUITY SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS JUNE       , 2001.

                                TABLE OF CONTENTS



                                                  PAGE
                                                  ----
Table of Contents ...........................       2
Summary .....................................       3
Risk Factors ................................       7
Use of Proceeds .............................      12
Price Range of Common Stock and Public
  Warrants ..................................      12
Dividend Policy .............................      12
Selected Financial Data .....................      13
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations .............................      14
Business ....................................      22
Management ..................................      28
Principal and Selling Stockholders ..........      33
Certain Transactions ........................      39
Description of Securities ...................      43
Shares Eligible for Future Sale .............      45
Plan of Distribution ........................      47
Legal Matters ...............................      48
Experts .....................................      48
Additional Information ......................      48
Index to Financial Statements ...............     F-1


        Video Network Communications, Inc. was incorporated in 1993 under the corporate name "Objective Communications, Inc." We changed our name to Video Network Communications, Inc. in September of 1999. Our executive offices are located at 50 International Drive, Portsmouth, New Hampshire 03801, and our telephone number is (603) 334-6700.

        Unless otherwise indicated in this prospectus, all information in this prospectus gives effect to a one share for seven shares reverse stock split of our issued and outstanding common stock effective on April 14, 1999, gives effect to the conversion to common stock of our issued and outstanding Series B 5% Cumulative Convertible Preferred Stock on June 18, 1999, and gives effect to the conversion to common stock of our outstanding 5% Convertible Debentures due 2003 on June 18, 1999.

        Some of the statements contained in this prospectus including statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Actual results and future events may differ significantly based upon a number of factors, including:

        - demand for our products;

        - the impact of competitive products and pricing;

        - risks in product and technology development; and

        - customer and market acceptance of new products.

        Additional information about these and other risks and uncertainties that may affect VNCI and our business is included in "Risk Factors" beginning on page 7 of this prospectus.

        In this prospectus, we refer to Video Network Communications, Inc., a Delaware corporation, as we, the Company or VNCI. We refer to the stockholders who beneficially own securities being offered and resold using this prospectus as the selling stockholders. We refer to prospective investors as you or the investor(s).

        VidPhone(R) and VidModem(R) are registered trademarks of VNCI, and we have an application pending to register VNCI(R). This prospectus also contains trademarks and trade names of other companies.

                                     SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our equity securities. You should read the entire prospectus carefully, including the "Risk Factors" section.

GENERAL


        Video Network Communications, Inc. is a Delaware corporation formed in 1993 to design, develop and market full-motion, high resolution, cost-effective video network systems. Users of our VidPhone video network system can view broadcast video, participate in multi-party videoconferences and retrieve stored video on demand from their desktop. Our VidPhone system distributes video to and from desktop and laptop personal computers and conference rooms configured with VidPhone stations, over the same wiring used by the telephone without interfering with normal telephone usage. We believe that the VidPhone system offers greater functionality and compatibility with existing infrastructure and higher quality than other video network or conferencing systems available today.



        We first introduced our technology and initial products in late 1998, and our products first demonstrated commercial readiness during the first half of 1999. The price for our typical 30-user video network system, including installation, is $130,000, but this price can vary significantly based on configuration options. We believe that we have shown revenue and sales growth over the past year despite limited sales and marketing resources and our unstable financial condition during the period. However, we believe that in order for our company to be successful, we will need to achieve a significantly higher level of sales in a relatively short time, which will require substantially higher sales and marketing expenditures in the future.



        At this stage of our product's market development, it is difficult for us to predict with accuracy the level of our sales in future periods, or when our marketing initiatives will result in higher sales. We have relatively few customers and individual system purchases normally exceed one hundred thousand dollars. These large individual sales continue to account for a significant portion of our revenues. Accordingly, we expect to continue to experience significant, material fluctuations in our revenues on a quarterly basis for the foreseeable future.



        Our VidPhone enterprise video system utilizes patented technology to distribute TV-quality video, FM-quality stereo audio and data to laptop or personal computers using the telephone wiring connecting telephones to the PBX or CENTREX, bypassing the enterprise's local area network ("LAN"), and, thereby avoiding the issues associated with bandwidth limitations. We believe that bandwidth limitations have been the major impediment to delivering full-motion TV-quality video to the desktop on a cost-effective basis.



        We are continuing to invest a significant amount of our resources in research and development because we consider the commercialization of our products to be fundamental to our future success. In April 2000, we announced our implementation of Java technology, v2.0, which will enable us to offer customers a platform-independent video network solution. In October 2000, the Company announced the release of its IP/ISDN Gateway, that offers customers the flexibility of using H.323 (IP) and H.320 (ISDN) at their discretion for transporting high quality, on-demand video communications from the desktop across the wide area network.



        Consistent with the restructuring of our sales and marketing organization that was completed in 2000, we have concentrated our sales and marketing efforts in five vertical markets and we have experienced some success in each of these markets. We have targeted the finance, healthcare, education, video broadcast and production, and government sectors of the market.



        For the remainder of 2001, we intend to intensify our focus on selling and marketing our video network solutions and continuing product development to meet customer demands for new functionality and to lower the cost of our systems. Specifically, our goals are to (i) significantly enhance our marketing and public relations programs to create better awareness of our products among customers, industry analysts and financial analysts, (ii) develop our direct sales, (iii) continue engineering our video network system to refine and improve its functionality to meet new customer requirements and to lower our costs and the price of our system through improved design, (iv) develop new strategic partnerships committed to marketing our video network system as the video solution of choice to business users, and (v) use our current strategic and reseller arrangements to increase sales of our systems and create brand name recognition of our product. Our ability to meet these objectives is subject to a number of risks and uncertainties, including our ability to develop new strategic relationships with significant potential resellers, our ability to sell and market our product and develop market awareness of our video network system and our ability to obtain financing when required. We plan to continue to subcontract all major manufacturing and production activities for the foreseeable future, but we will continue to retain test and quality assurance functions until all subcontractors are certified with respect to quality.




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        We expect to continue to incur significant operating expenses to support our product development efforts and to enhance our sales and marketing capabilities and organization, but we anticipate that our product development expenditures will be lower than in prior years because we have introduced the commercial version of our video network system. We expect that our results of operations will vary significantly from quarter to quarter for the foreseeable future.


        We have a limited customer base with several customers providing in excess of 10% of our total revenues. Two customers accounted for 57% and 28% of our total revenues in the first quarter ended March 31, 2001, and four customers accounted for 18%, 15%, 11% and 11%, respectively, of total revenues for the year ended December 31, 2000. Three customers accounted for 41%, 29% and 11% of our accounts receivable at March 31, 2001, and three customers accounted for 33%, 32% and 25%, respectively, of accounts receivable outstanding as of December 31, 2000.



RECENT DEVELOPMENTS



        We reported revenues of $2,654,000 for the quarter ended March 31, 2001, an increase of 306% when compared with revenues reported for the same period in 2000. Our gross margin on total sales for the first quarter of 2001 was 53% of total revenues, compared to a gross margin of 19% of total revenues for the comparable period in 2000. Our operating expenses for the quarter ended March 31, 2001 of $2,134,000 were approximately 7% higher than our operating expenses in the first quarter of 2000.



        We are pleased with our progress in the first quarter of 2001 compared to a year ago and continue to anticipate a strong performance for the business in fiscal year 2001, with targeted revenues in excess of $20 million and what should be our first overall year of profitability. The $2.7 million in revenues reported for the quarter ended March 31, 2001 include revenues generated by the continuing deployment of our technology in the education market at several different K-12 school districts, a repeat sale to a premier national law firm, and sales through an active reseller to a new federal government client.



        During this first quarter, we maintained the focus of our sales initiatives in five vertical markets: healthcare, government, video production and distribution, finance and education. We also had a follow-on order from Greenberg Traurig, a prestigious national law firm well recognized as a leader in utilizing technology to promote efficiency. We believe that we have established reference accounts in the healthcare, government and video production and distribution markets and have made substantial inroads in the education market. Additionally, we have identified a host of potential customers for whom a video application is mission critical, thus allowing us to further refine our sales focus. We believe the research and development work begun in 1993 has culminated in the creation of a video network system, the VidPhone system, that will become an increasingly important component of the information systems infrastructure of corporations, educational institutions and government agencies in the years ahead.


THE PRIVATE PLACEMENT

        On August 25, 2000, we completed a private placement (the "Private Placement") of 1,760,000 units, each unit consisting of one share of common stock and one warrant to purchase one share of our common stock at an initial exercise price of $4.00 per share (the "Warrants"). Each unit was sold at a price of $1.50 per unit. The units were not separately certificated, and we did not issue any separate units as securities in the Private Placement. Each Warrant entitles the holder to purchase one share of our common stock during the period from February 26, 2001 to June 15, 2004, subject to prior redemption. The Warrants are identical to our outstanding Public Warrants to purchase up to 4,600,000 shares of our common stock at an initial exercise price of $4.00 per share, which are currently trading on The Nasdaq SmallCap Market under the symbol "VNCIW," except that, pursuant to the terms of the securities, the Warrants did not become exercisable until February 26, 2001. The Warrants became redeemable on February 26, 2001, and we may redeem the Warrants at any time so long as they are the subject of an effective registration statement filed with the Securities and Exchange Commission (the "Commission"), at a price of $.01 per Warrant on not less than 30 days' prior written notice if the last sale price of the common stock has been at least 200% of the then exercise price per Warrant (initially $8.00) for the 20 consecutive trading days ending on the third day prior to the date on which the notice is given.

        We offered the units through EarlyBirdCapital, Inc. ("EBC"), as our exclusive placement agent for the Private Placement, on a "best efforts, all or none" basis. The units were offered and sold only to persons who qualified as "accredited investors," as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). As compensation to EBC for its services as placement agent, we paid EBC an 8% commission and a 2% non-accountable expense allowance. We also issued to EBC an option to purchase (the "Purchase Option") 264,000 shares of common stock and 264,000 Warrants (each share of common stock and Warrant must be purchased together as a unit) at an exercise price of $2.125 per share of common stock and Warrant purchased. We also granted to EBC a 30-day right of first refusal to underwrite or place future offerings for which we engage the services of an



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investment banker for a period of three years after the closing of the Private
Placement. In addition, we agreed for a period of three years from the closing of the Private Placement to either appoint to our Board of Directors (the "Board") a person designated by EBC or to permit EBC to send a representative to observe each meeting of the Board. No person has been designated by EBC for appointment to our Board. We also agreed to pay "source fees" to EBC for a period of 24 months, if EBC introduces potential investors to us and such investors make subsequent investments in our company.


        We have filed the registration statement of which this prospectus constitutes a part in accordance with our contractual agreement with the investors in the Private Placement to register the offering and resale of the securities covered by the registration statement. In connection with the Private Placement, we agreed to use our best efforts to have a registration statement declared effective by the Commission no later than December 23, 2000, which was 120 days after the closing date of the Private Placement (the "Target Date"). We were contractually obligated to issue on December 23, 2000, and on each monthly anniversary thereafter until the effective date of the registration statement of which this prospectus constitutes a part, to the investors in the Private Placement and to EBC as holder of the Purchase Option, extra warrants (the "Extra Warrants") to purchase that number of shares of Common Stock equal to five percent of the number of Warrants purchased by the investor in the Private Placement (and, as to EBC or its designee, five percent of the number of Warrants underlying the Purchase Option), because the registration statement covering the offering and sale of the securities issued in the Private Placement had not yet been declared effective by the Commission. The Extra Warrants have the same terms as the Warrants. Pursuant to this contractual provision, we issued Extra Warrants to purchase 101,194 shares of our common stock to the investors in the Private Placement on each of December 23, 2000, January 23, 2001, and February 23, 2001. However, certain of the investors in the Private Placement and EBC, as placement agent for the Private Placement, have waived the right to receive any additional Extra Warrants after February 23, 2001. Accordingly, we only issued Extra Warrants to purchase 38,704 shares of our common stock to certain investors in the Private Placement on each of March 23, 2001, April 23, 2001 and May 23, 2001. To date, we have issued Extra Warrants to purchase a total of 419,694 shares of our common stock. We are not obligated to issue any additional Extra Warrants in the future because the registration statement of which this prospectus constitutes a part has been declared effective by the Commission.




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                                  THE OFFERING




Securities offered by       (i) 1,689,999 shares of our common stock;
selling stockholders...     (ii) Warrants and Extra Warrants to purchase
                            2,096,196 Shares of our common stock; (iii) up to an additional 2,096,196 shares of our common stock that may be purchased upon exercise of the Warrants and the Extra Warrants; (iv) 264,000 shares of our common stock that may be issued upon exercise of the Purchase Option; (v) Warrants to purchase an additional 264,000 shares of common stock that may be issued upon exercise of the Purchase Option; and
                            (vi) the 264,000 shares of common stock underlying the Warrants that may be issued upon exercise of the Purchase Option.




Securities offered by       (i) up to 2,179,694 shares of common stock
VNCI...................     to the holders of Warrants and Extra Warrants who
                            purchase such Warrants and Extra Warrants from their original holders; and (ii) up to 264,000 shares of common stock to the holders of Warrants that may be issued upon exercise of the Purchase Option who purchase such Warrants from their original holders.



Use of proceeds........     We will not receive any proceeds from the sale of
                            the securities offered by the selling stockholders through this prospectus. We will receive gross proceeds of $10,335,776 if the outstanding Warrants, Extra Warrants, Purchase Option and Warrants issuable upon exercise of the Purchase Option are exercised in full for cash. We intend to use any net proceeds for general corporate purposes and to provide working capital. See "Use of Proceeds" on page 12 of this prospectus.


Risk factors...........     An investment in the securities offered hereby
                            involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7 of this prospectus.

Nasdaq SmallCap Market
  symbols..............    Common stock: VNCI
                           Public Warrants: VNCIW



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                                  RISK FACTORS

Investing in our equity securities is very risky. You should be able to bear a complete loss of your investment. The following are some of the important risks associated with our business and our strategy, which could impact our future financial condition and results of operations. You should consider carefully the following factors, among others.

RISKS RELATING TO OUR BUSINESS

WE HAVE LOW CASH BALANCES AND LIMITED SOURCES OF FINANCING


        We may require additional cash to fund our operations. At March 31, 2001, we had cash and cash equivalents totaling only $1,170,000. We have exhausted the net proceeds from the Private Placement and, accordingly, our operating needs are funded principally from the receipt of cash from our operations. However, we believe that future cash from operations together with our existing cash may not be sufficient to fund our operations for the next twelve months. Accordingly, we anticipate that we may require additional financing to fund operations. Although we have begun discussions with some potential financial investors and strategic partners and we are seeking to complete a financing in the near future, we currently have no other sources of financing. While we believe that cash from operations will support our operations for the foreseeable future, the timing and amounts of customer payments is uncertain. Accordingly, the failure to receive timely customer payments when due would continue to have a serious impact on our business for the foreseeable future. If we are unable to raise cash in the near future, or if we fail to timely receive anticipated customer payments, we may be unable to sustain operations. Should cash from operations prove insufficient to fund operations, and should no alternate financing arrangements materialize, we may be forced to consider alternative methods of maximizing stockholder value, which could include a sale of the Company, asset sales, workout alternatives or bankruptcy. We cannot assure you that we will receive the anticipated cash from our operations when required or in a timely manner.


WE MAY REQUIRE ADDITIONAL FINANCING


        Historically, the cash generated from our operations has not been sufficient to fund our business, and we have been dependent on financings to continue operating. Although we believe that cash from operations will support our operations for the foreseeable future, additional future revenues and profits may not be sufficient to fund our operations for the next twelve months. We do not currently have any lines of credit or bank financing, and we do not anticipate having access to bank financing for the foreseeable future. Accordingly, we anticipate that we may require additional debt or equity financing to fund operations in the near future. Our ability to complete a financing, the timing of the financing and its terms are subject to a number of conditions, including market conditions, many of which are beyond our control. There can be no assurance that we will be able to secure financing when needed or at all, or, if obtained, the timing or the terms of any such financing. If we do not secure additional financing when needed, we may be forced to consider alternative methods of maximizing stockholder value, which could include a sale of the Company, asset sales, workout alternatives or bankruptcy.


NASDAQ DELISTING


        The Company's common stock and Public Warrants currently are quoted on the Nasdaq SmallCap Market. In order to maintain quotation of the common stock and Public Warrants on the Nasdaq SmallCap Market, the Company must maintain certain asset, capitalization or income tests and stock price tests. At December 31, 2000 and March 31, 2001, the Company did not meet all of these requirements. Specifically, at those dates, the Company did not have $2,000,000 of net tangible assets. On March 16, 2001, we received a letter from The Nasdaq Stock Market indicating that at December 31, 2000, we failed to meet requirements for listing on the Nasdaq SmallCap Market. In response to that letter, we have provided Nasdaq with our specific plan to achieve and sustain compliance with Nasdaq SmallCap Market listing requirements, including the time frame for completion of the plan. Although we believe that we will be able to meet and sustain the requirements for the listing of our securities on The Nasdaq SmallCap Market, including the minimum net tangible assets requirement, we cannot guarantee you that we will be able to do so or that The Nasdaq Stock Market will find the Company's plan and timeframe for achieving compliance acceptable. If Nasdaq does not find our plan or timetable for achieving compliance with the Nasdaq listing requirements acceptable, then it may delist our common stock and Public Warrants from trading on the Nasdaq SmallCap Market. If the common stock or Public Warrants are delisted from quotation on the Nasdaq SmallCap Market, then there could be material adverse consequences for the Company, its results of operations and its financial condition. These consequences include, but are not limited to:


                - limited availability of market quotations for our common stock and Public Warrants;

                -   limited news and analyst coverage of the Company;



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                -   adverse effect on the trading market for and market price of our common stock and Public Warrants; and

                - adverse effect on our ability to issue additional securities or secure additional financing in the future.

WE HAVE A LIMITED CUSTOMER BASE AND ATTENDANT RISK CONCENTRATION


        We have a limited customer base with several customers providing in excess of 10% of our total revenues. Two customers accounted for 57% and 28% of our total revenues in the first quarter ended March 31, 2001, and four customers accounted for 18%, 15%, 11% and 11%, respectively, of total revenues for the year ended December 31, 2000. Three customers accounted for 41%, 29% and 11% of our accounts receivable at March 31, 2001, and three customers accounted for 33%, 32% and 25%, respectively, of accounts receivable outstanding as of December 31, 2000. We generally grant uncollateralized credit terms to our customers, and we have not experienced any credit-related losses. We anticipate that the concentration of our customer base will continue for the foreseeable future, as we continue to expand our marketing efforts within our vertical target markets. Failure to diversify this customer concentration could result in our inability to continue to generate revenues sufficient to support operations.


WE MAY BE UNABLE TO MEET THE PAYMENT SCHEDULE ON NOTES PAYABLE


        We currently have an outstanding note to a trade creditor, Sanmina Corp., on which the outstanding principal and interest balance was $3,254,000 at March 31, 2001. Under the existing terms of the note, we are obligated to pay Sanmina an amount each month equal to a percentage of the accounts receivable that we collected in the previous calendar month, with the percentage ranging from 0% to 5%, based upon the net amount of accounts receivable that we collect. Any principal and accrued interest thereon remaining on the note is due in full on January 12, 2002. The Sanmina note is secured by our personal property and certain of our other assets. Although we are currently in compliance with the terms of this renegotiated note, we may not be able to continue to meet the payment schedule on this note payable in the future.



        We also have a note outstanding to our legal counsel for legal fees that were incurred prior to 1999. Under the current terms of the note, we are obligated to pay $20,000 each month until the note is paid in full. At March 31, 2001, we owed our legal counsel approximately $71,000 in principal and interest on this note. We may not be able to continue to meet the payment schedule on this note payable in the future.


        We cannot assure you that we will be able to make the required principal and interest payments on these notes when due. If we default on these notes, we may lose those assets that serve as security or we may not be able to continue to receive legal services from our attorneys and we could be found liable to pay immediately in one payment all of the aggregate outstanding principal and interest on the notes.

CUSTOMERS MAY NOT BUY OUR PRODUCTS DUE TO CONCERNS OVER OUR VIABILITY

        Due to our recurring losses from operations and lack of cash, some potential customers may decide not to purchase our video network system because of concerns that we may be unable to service, enhance or upgrade the systems. If we are not able to alleviate concerns about our long-term viability, we may not be able to market and sell our video network system successfully and continue operations.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE


        We have incurred substantial losses from operations to date and had an accumulated deficit of $59.4 million through March 31, 2001. Our audited financial statements for the year ended and as of December 31, 2000, indicate that there is substantial doubt about our ability to continue as a going concern.



        We recognized $2.7 million in revenues during the first quarter of 2001, $8.8 million in revenues during 2000, $2.4 million in revenues during 1999, and we recognized only $766,000 in revenues from the sale of products during 1998. We did not recognize any revenues in 1997. Accordingly, there is limited historical basis for you to expect that we will be able to realize sufficient operating revenues or profits in the future to support continuing operations. We have a limited backlog for revenue through September 30, 2001, and we cannot predict with accuracy what our revenues will be in the future. Our ability to generate sales and to recognize operating revenues in the future will depend on a number of factors, certain of which are beyond our control, including:


                - customer acceptance of products shipped and installed to date and in the future;



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


                - our ability to generate new sales of products and secure customer acceptance; and

                -   customer payments.

WE HAVE A LIMITED OPERATING HISTORY

        Although we were incorporated in 1993, we focused on research and development until we shipped our first commercial VidPhone system in the third quarter of 1998. Carl Muscari, our Chairman, President and Chief Executive Officer, joined us in September 1999. In January 2000, we hired Stephen A. LaMarche as Vice President, Sales and Marketing. Because of our limited operating history and the relatively short tenure of several of our key senior managers, you have limited information on which to assess our ability to realize operating revenues or profits in the future.

WE MAY NOT BE ABLE TO MARKET OUR PRODUCTS EFFECTIVELY

        We Are Dependent on Resellers. We distribute our products through major sellers of telephony products, system integrators and Value Added Resellers ("VARs"). Currently, we have agreements with approximately twelve resellers. These arrangements are for relatively short contractual periods and may be terminated under certain circumstances. We cannot assure you that we will be able to maintain existing reseller relationships or establish new ones. We compete for relationships against third-party resellers with larger, better-established companies with substantially greater financial resources. If we cannot maintain our current reseller relationships and cannot develop new relationships, we may not be able to sell our video network system.

        Resellers May Not Be Effective Distributors. Sales to third party resellers are expected to generate a significant part of our future revenues. However, we have sold only a limited number of video network systems and components under our reseller arrangements and to date have recognized minimal revenues from those sales. We currently have limited orders from our resellers for additional sales of VidPhone systems. If our resellers fail to market and sell our products, or our products fail to become an accepted part of the resellers' product offerings, the value of your investment could be reduced.

        We May Not Be Able To Develop Direct Sales And Marketing Capabilities. We expect to depend on the marketing efforts of our resellers for the foreseeable future. However, we are developing a small direct marketing capability to promote our video network system and to support our resellers. We cannot assure you that we will be able to create awareness of, and demand for, our products through our marketing efforts, or that the development of our direct marketing capabilities will lead to sales of our products and services. If we cannot successfully develop our own sales and marketing capabilities, we may not succeed in building brand-name recognition of the VidPhone system, and we will remain solely dependent on reseller efforts.

THE MARKET FOR VIDEO COMMUNICATIONS PRODUCTS MAY NOT DEVELOP

        The market for video communications products continues to evolve rapidly. As is typical for a new technology, demand for and market acceptance of new products is unpredictable. If the market for video communications products fails to develop or develops more slowly than expected, our business and financial condition could be materially and adversely affected.

UNCERTAIN PROTECTION OF INTELLECTUAL PROPERTY

        Our success will depend, in part, on our ability to protect our intellectual property rights to our proprietary hardware products. Toward that end, we rely in part on trademark, copyright and trade secret laws to protect our intellectual property in the U.S. and abroad. The degree of protection provided by patents is uncertain and involves largely unresolved complex legal and factual questions.

        The process of seeking patent and trademark protection can be long and expensive, and there is no assurance that any pending or future applications will result in patents and/or registered trademarks. Further, although we have some patents on our technology, we cannot assure you that these or any other proprietary rights granted will provide meaningful protection or any commercial advantage to us. We also cannot assure you that claims for infringement will not be asserted or prosecuted against us in the future, although we are not presently aware of any basis for claims. A number of companies have developed and received proprietary rights to technologies that may be competitive with our technologies. Most of these entities are larger and have significantly greater resources than we do. Given the rapid development of technology in the telecommunications industry, we cannot assure you that our products do not or will not infringe upon the proprietary rights of others.



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WE ARE DEPENDENT ON THIRD PARTIES FOR MANUFACTURING

        We outsource the manufacturing and assembly of many of the components of our products. We cannot assure you that our subcontractors will continue to perform under our agreements with them or that we will be able to negotiate continuing arrangements with these manufacturers on acceptable terms and conditions, or at all. In particular, our failure to pay these manufacturers when due could affect their willingness to continue working with us. If we cannot maintain relationships with our current subcontractors, we may not be able to find other suitable manufacturers. Any difficulties encountered with these manufacturers could cause product defects and/or delays and cost overruns and may cause us to be unable to fulfill orders on a timely basis. Any of these difficulties could materially and adversely affect us.

GOVERNMENT REGULATION

        Several components of our video network system, including the VidModem and VidPhone Switch, must comply with certain regulations of the Federal Communications Commission ("FCC"). Under FCC regulations, we will be required to follow a verification procedure consisting of a self-certification that the VidModem complies with applicable regulations pertaining to radio frequency devices. A qualified, independent testing facility tested the VidModem, and it was found to comply with FCC regulations. We obtained equipment registrations from the FCC for certain VidPhone system components, including the VidPhone switch that is connected to the public switched telephone network.

        Although we believe that at present the VidPhone system complies with all applicable government regulations, future government regulations could increase the cost of bringing products to market or adversely affect our ability to market and sell our products and technology.

RISKS RELATING TO AN INVESTMENT IN OUR SECURITIES

WE MAY REDEEM THE WARRANTS AND EXTRA WARRANTS

        We may redeem the Warrants and Extra Warrants at a price of $.01 per Warrant or Extra Warrant upon 30 days' prior written notice, after our common stock has traded at a closing bid price equal to or greater than 200% of the then exercise price of the Warrants or Extra Warrants (initially $8.00 per share) for a period of at least 20 consecutive trading days, provided that the shares of common stock underlying the Warrants and Extra Warrants are then the subject of an effective registration statement filed with the Commission. If the Warrants and Extra Warrants are redeemed, holders will lose their rights to exercise the Warrants and Extra Warrants upon the expiration of the 30-day notice period. Upon receipt of a notice of redemption, holders would be required to (i) exercise the Warrants and Extra Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants and Extra Warrants at the then current market price, if any, when they might otherwise wish to hold the Warrants and Extra Warrants, or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants and Extra Warrants prior to the notice of redemption.

OUR MARKET VALUE IS HIGHLY VOLATILE


        The market price of our common stock has been highly volatile and may continue to fluctuate in the future. We completed an initial public offering of 295,714 shares of our common stock at a price of $38.50 per share in April 1997. Subsequently, in November 1997 we completed a follow-on public offering of 142,857 shares of common stock at a price of $161.875 per share. In June of 1999, we completed a public offering of 2,300,000 units, each unit consisting of three shares of common stock and two Public Warrants with an initial exercise price of $4.00. The units were sold at a price of $7.50 per unit. In August of 2000, we completed the Private Placement of 1,760,000 units, each unit consisting of one share of common stock and one Warrant with an exercise price of $4.00. The units were sold at a price of $1.50 per unit. On June 8, 2001, the last sales prices of our common stock and the Public Warrants as reported on The Nasdaq SmallCap Market were $2.46 per share and $0.80 per Public Warrant. As a result of our stock price volatility, it is difficult to determine the market value of our company. We have no way of ascertaining the prices of our equity securities in the future.


THE EXERCISABILITY OF THE WARRANTS AND EXTRA WARRANTS IS SUBSTANTIALLY LIMITED

        The Warrants and the Extra Warrants may not be exercised unless, at the time of exercise, we have an effective registration statement on file with the Commission containing a current prospectus covering the offering and sale of shares of common stock issuable upon exercise of the Warrants and Extra Warrants, or there is an available exemption from registration applicable to their offering and sale under the Securities Act of 1933, and, if required, the securities are registered, qualified or exempt from registration or qualification under applicable securities or "blue sky" laws. Although the registration statement of which this prospectus constitutes a part registers the offering and sale of all of the shares of common stock issuable upon exercise of the Warrants and Extra Warrants, we may not be able to maintain the effectiveness of the registration statement until the expiration of the Warrants and Extra Warrants, and there is no assurance that we will be able to do so. The value of the Warrants and Extra Warrants may be greatly reduced if a registration statement covering the shares of common stock offered and sold upon exercise of the Warrants and Extra Warrants is not declared and kept effective or if such common stock is not qualified or registered under state securities laws.

SUBSTANTIAL NUMBERS OF SHARES OF OUR COMMON STOCK WILL BECOME AVAILABLE FOR FUTURE SALE IN THE PUBLIC MARKET

        We have a substantial number of shares of our common stock, including shares issuable upon exercise of certain outstanding options and warrants, that will soon become available for sale in the public market. We cannot predict the effect that any future sales of shares of common stock, or the availability of such shares for sale, will have on the market price of the common stock from time to time. We believe that sales of substantial numbers of shares of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock and our ability to raise capital in the future through the sale of additional securities.

        Certain shares of our common stock held by existing stockholders constitute "restricted shares" as defined in Rule 144 under the Securities Act. These shares may only be sold if they are registered under the Securities Act or sold under Rule 144 or another exemption from registration under the Securities Act. Sales under Rule 144 are subject to the satisfaction of certain holding periods, volume limitations, manner of sale requirements, and the availability of current public information about us.

        A substantial portion of all of our restricted shares of common stock either are eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. This will permit the sale of registered shares of common stock in the open market or in privately negotiated transactions without compliance with the requirements of Rule 144. We are unable to estimate the amount, timing or nature of future sales of outstanding common stock.

        In addition to the restricted shares of common stock, we have reserved shares of common stock for issuance upon exercise of outstanding warrants and options. Shares of common stock issuable in the future upon exercise of these options and warrants could hinder future financings. In addition, the holders of some of these options and warrants, and the holders of certain restricted shares of common stock, have registration rights, and the sale of shares of common stock upon exercise of those rights or the availability of such shares for sale could adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the securities covered by this prospectus that are being offered and sold by the selling stockholders because the selling stockholders are offering and selling these securities for their own account.


        If the Warrants are exercised in full, we will receive gross proceeds of $7,040,000. If the Extra Warrants are exercised in full, we will receive gross proceeds of $1,678,776. If the Purchase Option is exercised in full for cash, we will receive gross proceeds of $561,000, and if the Warrants issuable upon exercise of the Purchase Option are exercised in full, then we will receive additional gross proceeds of $1,056,000. We intend to use any net proceeds from the exercise of the Warrants and the Extra Warrants or the exercise of the Purchase Option and the Warrants underlying the Purchase Option for general corporate purposes and to provide working capital.


                 PRICE RANGE OF COMMON STOCK AND PUBLIC WARRANTS


        Our common stock traded on The Nasdaq SmallCap Market from April 3, 1997 to October 30, 1997 and traded on The Nasdaq National Market from October 31, 1997 to April 30, 1999. Since May 3, 1999, our common stock has traded on The Nasdaq SmallCap Market. The following table sets forth, for the periods indicated, the range of high and low sales prices per share reported on such quotation systems as adjusted to reflect the one share for seven shares reverse split in the common stock that occurred on April 14, 1999. On June 8, 2001, the last sale price per share of our common stock as reported on The Nasdaq SmallCap Market was $2.46 per share. It is difficult to predict the future market price per share of our common stock.



                                    AS ADJUSTED
                              -----------------------
  PERIOD ENDING                  HIGH          LOW
-----------------             ---------     ---------
March 31, 1999 ..........     $ 24.941      $ 5.908
June 30, 1999 ...........        7.658        2.438
September 30, 1999 ......        5.469        2.031
December 31, 1999  ......        4.313        1.625
March 31, 2000 ..........        8.875        2.656
June 30, 2000 ...........        4.344        1.688
September 30, 2000 ......        2.688        1.438
December 31, 2000  ......        2.469        1.031
March 31, 2001 ..........        2.813        1.281
June 7, 2001 ............        2.550        1.640



        As of June 1, 2001, there were approximately 150 holders of record of our common stock. We believe there are approximately 3,300 beneficial owners of our common stock.


        Our outstanding Public Warrants to purchase up to 4,600,000 shares of our common stock at an initial exercise price of $4.00 per share that were issued in June 1999 have traded on The Nasdaq SmallCap Market since September 1, 1999. The following table sets forth, for the periods indicated, the range of high and low sales prices per Public Warrant reported on The Nasdaq SmallCap Market since September 30, 1999.


  PERIOD ENDING                  HIGH         LOW
-----------------              --------     --------
September 30, 1999 ......      $ 0.563      $ 0.500
December 31, 1999 .......        1.125        0.375
March 31, 2000 ..........        4.125        0.844
June 30, 2000 ...........        2.375        0.563
September 30, 2000 ......        1.031        0.766
December 31, 2000 .......        0.938        0.531
March 31, 2001 ..........        0.938        0.000
June 7, 2001 ............        0.920        0.620



        On June 8, 2001, the last sale price per Public Warrant as reported on the Nasdaq SmallCap Market was $0.80 per Public Warrant.


                                 DIVIDEND POLICY

        We have never paid cash dividends on our common stock. We currently intend to retain all earnings generated by our operations for the development and growth of our business and, therefore, do not anticipate paying any cash dividends to our stockholders in the foreseeable future. The payment of future dividends on the common stock and the rate of such dividends, if any, will be determined by our Board of Directors in light of our earnings, financial condition, capital requirements, general economic conditions and other relevant factors.

                             SELECTED FINANCIAL DATA


        The following selected financial data should be read in conjunction with our financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The selected financial data as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000 have been derived from our financial statements included in this prospectus, which have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon, which includes an explanatory paragraph on our ability to continue as a going concern, is also included in this prospectus. The selected financial data for the quarters ended March 31, 2000 and 2001 have been derived from our unaudited financial statements, which in the opinion of our management, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth in those financial statements. The results for the quarter ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year or any future period.



                                                                                                        FOR THE THREE MONTHS ENDED
                                                             FOR THE YEARS ENDED DECEMBER 31,                     MARCH 31,
                                                       --------------------------------------------    ----------------------------
                                                           1998            1999            2000            2000            2001
                                                       ------------    ------------    ------------    ------------    ------------
STATEMENT OF OPERATIONS DATA:                                                                           (UNAUDITED)     (UNAUDITED)
Revenues:
  Products .........................................   $    765,617    $  1,911,952    $  6,520,475    $    643,046    $  2,084,788
  Services .........................................             --         483,159       2,248,914          10,324         568,800
                                                       ------------    ------------    ------------    ------------    ------------
Total revenues .....................................        765,617       2,395,111       8,769,389         653,370       2,653,588
                                                       ------------    ------------    ------------    ------------    ------------
Cost of sales:
  Products .........................................        544,853       2,375,590       4,393,458         524,631       1,210,987
  Services .........................................             --         276,074       1,536,835           3,097          45,523
                                                       ------------    ------------    ------------    ------------    ------------
Total cost of sales ................................        544,853       2,651,664       5,930,293         527,728       1,256,510
                                                       ------------    ------------    ------------    ------------    ------------
Gross margin .......................................        220,764        (256,553)      2,839,096         125,642       1,397,078
                                                       ------------    ------------    ------------    ------------    ------------
Operating expenses:
Research and development ...........................     12,953,469       5,039,981       3,770,234         940,353         704,019
Selling, general and administrative ................      9,791,108       5,419,855       5,008,465       1,049,564       1,429,582
                                                       ------------    ------------    ------------    ------------    ------------
Total operating expenses ...........................     22,744,577      10,459,836       8,778,699       1,989,917       2,133,601
                                                       ------------    ------------    ------------    ------------    ------------
Loss from operations ...............................    (22,523,813)    (10,716,389)     (5,939,603)     (1,864,275)       (736,523)
Interest income (expense), net .....................        120,236      (2,212,840)       (229,962)        (53,625)        (57,827)
                                                       ------------    ------------    ------------    ------------    ------------
Net loss ...........................................    (22,403,577)    (12,929,229)     (6,169,565)     (1,917,900)       (794,350)
Cumulative Series B dividend .......................        (23,958)        (31,675)             --              --              --
                                                       ------------    ------------    ------------    ------------    ------------
Net loss attributable to common stockholders .......   $(22,427,535)   $(12,960,904)   $ (6,169,565)   $ (1,917,900)   $   (794,350)
                                                       ============    ============    ============    ============    ============
Net loss per common share -- basic and diluted .....   $     (27.45)   $      (2.52)   $       (.65)   $      (0.22)   $       (.07)
                                                       ============    ============    ============    ============    ============
Weighted average shares outstanding -- basic and
  diluted ..........................................        816,972       5,152,988       9,508,644       8,848,263      10,667,970
                                                       ============    ============    ============    ============    ============



                                                               DECEMBER 31,     DECEMBER 31,    AS OF MARCH 31,
                                                                   1999             2000             2001
                                                               ------------     ------------    ---------------
BALANCE SHEET DATA:                                                                               (UNAUDITED)
Cash and cash equivalents ................................     $  2,594,529     $  1,660,051     $  1,169.821
Working capital (deficit) ................................     $  4,929,351     $  3,489,944     $   (163,902)
Total assets .............................................     $  9,599,040     $ 10,352,408     $ 10,219,423
Obligations under capital lease, less current portion ....     $     37,890     $     24,556     $     14,757
Total liabilities ........................................     $  4,817,947     $  8,782,484     $  9,500,433
Total stockholders' equity ...............................     $  4,781,093     $  1,569,924     $    718,990

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS



        You should read the following discussion with our annual and interim financial statements and notes which are included elsewhere in this prospectus. Some of the statements in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. We have made these statements based on currently available operating, financial and competitive information. However, actual results and future events may differ significantly from the results contemplated in the forward-looking statements because of a number of factors, including product and technology development, customer and market acceptance of our product, demand for our products, the impact of competitive products and pricing and other risks detailed in this prospectus and in our other Securities and Exchange Commission filings.



        You should read the following discussion of our operating results in conjunction with our audited annual and unaudited interim financial statements and notes thereto appearing elsewhere in this prospectus.


OVERVIEW


        We reported revenues of $2,654,000 for the quarter ended March 31, 2001, an increase of 306% when compared with revenues reported for the same period in 2000. Our gross margin on total sales for the first quarter of 2001 was 53% of total revenues, compared to a gross margin of 19% of total revenues for the comparable period in 2000. Our operating expenses for the quarter ended March 31, 2001 of $2,134,000 were approximately 7% higher than our operating expenses in the fourth quarter of 2000.



        We are pleased with our progress in the first quarter of 2001 compared to a year ago and continue to anticipate a strong performance for the business in fiscal year 2001, with targeted revenues in excess of $20 million and what should be our first overall year of profitability. The $2.7 million in revenues reported for this quarter includes revenues generated by the continuing deployment of our technology in the education market at several different K-12 school districts, a repeat sale to a premier national law firm, and sales through an active reseller to a new federal government client.



        Also during the quarter, we invoiced $1.4 million for services that were completed during the quarter. Management had anticipated recognizing these fees as revenues in the first quarter, but a careful review of current revenue recognition guidance suggested that it is more appropriate to reflect the receipt of these funds in a later period. These fees are not reflected in our first quarter results of operations, and we have not yet determined when these receipts will be properly recognized as revenue.



        During this first quarter, we maintained the focus of our sales initiatives in five vertical markets: healthcare, government, video production and distribution, finance and education. We also had a follow-on order from Greenberg Traurig, a prestigious national law firm well recognized as a leader in utilizing technology to promote efficiency. We believe that we have established reference accounts in the healthcare, government and video production and distribution markets and have made substantial inroads in the education market. Additionally, we have identified a host of potential customers, for whom a video application is mission critical, thus allowing us to further refine our sales focus. We believe the research and development work begun in 1993 has culminated in the creation of a video network system, the VidPhone system, that will become an increasingly important component of the information systems infrastructure of corporations, educational institutions and government agencies in the years ahead.


        Video Network Communications, Inc. is a Delaware corporation formed in 1993 to design, develop and market full-motion, high resolution, cost-effective video network systems. Users of our VidPhone video network system can view broadcast video, participate in multi-party videoconferences and retrieve stored video on demand from their desktop. Our VidPhone system distributes video to and from desktop and laptop personal computers and conference rooms configured with VidPhone stations, over the same wiring used by the telephone without interfering with normal telephone usage. We believe that the VidPhone system offers greater functionality and compatibility with existing infrastructure and higher quality than other video network or conferencing systems available today.


        We first introduced our technology and initial products in late 1998, and our products first demonstrated commercial readiness during the first half of 1999. The price for our typical 30-user video network system, including installation, is $130,000, but this price can vary significantly based on configuration options. We believe that we have shown revenue and sales growth over the past year despite limited sales and marketing resources and our unstable financial condition during the period. However, we believe that in order for our company to be successful, we will need to achieve a significantly higher level of sales in a relatively short time, which will require substantially higher sales and marketing expenditures in the future.



        At this stage of our product's market development, it is difficult for us to predict with accuracy the level of our sales in future periods, or when our marketing initiatives will result in higher sales. We have relatively few customers and individual system purchases normally exceed $100,000. These large individual sales continue to account for a significant portion of our revenues. Accordingly, we expect to continue to experience significant, material fluctuations in our revenues on a quarterly basis for the foreseeable future.


        Our VidPhone enterprise video system utilizes patented technology to distribute TV-quality video, FM-quality stereo audio and data to laptop or personal computers using the telephone wiring connecting telephones to the PBX or CENTREX, bypassing the enterprise's local area network ("LAN"), and, thereby avoiding the issues associated with bandwidth limitations. We believe that bandwidth limitations have been the major impediment to delivering full-motion TV-quality video to the desktop on a cost-effective basis.

        We are continuing to invest a significant amount of our resources in research and development because we consider the commercialization of our products to be fundamental to our future success. In April 2000, we announced our implementation of Java technology, v2.0, which will enable us to offer customers a platform-independent video network solution. In October 2000, the Company announced the release of its IP/ISDN Gateway, that offers customers the flexibility of using H.323 (IP) and H.320 (ISDN) at their discretion for transporting high quality, on-demand video communications from the desktop across the wide area network.


        Consistent with the restructuring of our sales and marketing organization that was completed in 2000, we have concentrated our sales and marketing efforts in five vertical markets and we have experienced some success in each of these markets. We have targeted the finance, healthcare, education, video broadcast and production, and government sectors of the market.



        For the remainder of 2001, we intend to intensify our focus on selling and marketing our video network solutions and continuing product development to meet customer demands for new functionality and to lower the cost of our systems. Specifically, our goals are to (i) significantly enhance our marketing and public relations programs to create better awareness of our products among customers, industry analysts and financial analysts, (ii) develop our direct sales, (iii) continue engineering our video network system to refine and improve its functionality to meet new customer requirements and to lower our costs and the price of our system through improved design, (iv) develop new strategic partnerships committed to marketing our video network system as the video solution of choice to business users and (v) use our current strategic and reseller arrangements to increase sales of our systems and create brand name recognition of our product. Our ability to meet these objectives is subject to a number of risks and uncertainties, including our ability to develop new strategic relationships with significant potential resellers, our ability to sell and market our product and develop market awareness of our video network system and our ability to obtain financing when required. We plan to continue to subcontract all major manufacturing and production activities for the foreseeable future, but we will continue to retain test and quality assurance functions until all subcontractors are certified with respect to quality.


        We expect to continue to incur significant operating expenses to support our product development efforts and to enhance our sales and marketing capabilities and organization, but we anticipate that our product development expenditures will be lower than in prior years because we have introduced the commercial version of our video network system. We expect that our results of operations will vary significantly from quarter to quarter for the foreseeable future.


We have a limited customer base with several customers providing in excess of 10% of our total revenues. Two customers accounted for 57% and 28% of our total revenues in the first quarter ended March 31, 2001, and four customers accounted for 18%, 15%, 11% and 11%, respectively, of total revenues for the year ended December 31, 2000. Three customers accounted for 41%, 29% and 11% of our accounts receivable at March 31, 2001, and three customers accounted for 33%, 32% and 25%, respectively, of accounts receivable outstanding as of December 31, 2000.


RESULTS OF OPERATIONS


COMPARISON OF THE QUARTERS ENDED MARCH 31, 2001 AND MARCH 31, 2000



        Revenues. We recognized $2,654,000 in revenues during the three months ended March 31, 2001 compared to $653,000 in the comparable period in 2000, representing an increase of approximately $2,001,000, or 306%. Of these revenues, $2,085,000 related to product sales in the first three months of 2001 compared to $643,000 recognized in the comparable period of 2000, representing a $1,442,000, or 224%, increase in equipment sales. The increase in equipment sales is due to an increase in both the number of customers and the average order size experienced in the first quarter of 2001 compared to the comparable period of 2000. Revenues related to installation and other services were $569,000 in the first three months of 2001 compared to $10,000 in the comparable period of 2000. Included in service revenues in the first three months of 2001 was $467,000 of management fees. No management fees were recognized in the comparable period of 2000. Eighty five percent (85%) of total sales in the first three months of 2001 were from two customers.



        Cost of Sales. Cost of sales for the three months ended March 31, 2001 was $1,257,000. This represents an increase of $729,000 over the $528,000 recorded in the comparable period of 2000. Cost of product sales as a percentage of product sales was approximately 58% and 82% in the three months ending March 31, 2001 and 2000, respectively. Included in the cost of sales in the first quarter of 2000 was a $100,000 charge related to the increase in the inventory obsolescence reserve. There was no similar charge against in the first quarter of 2001. Cost of service sales for the three months ended March 31, 2001 were $46,000 compared to $3,000 in the same period of 2000, and reflect the costs of providing installation and other services.



        Gross Margin on Sales. Gross margin on total sales was approximately $1,397,000, or 53% of total revenues, for the period ending March 31, 2001 compared to gross margin of $126,000, or 19% of total revenues, for the comparable period in 2000. The gross margin percentage on equipment sales in the first three months of 2001 was 42%, compared to 18% realized on equipment sales in the comparable period of 2000. The lower gross margin experienced in 2000 was attributable to higher discounts offered to a new customer and to the increase in the inventory obsolescence reserve. The gross margin percentage on service revenues for the first three months of 2001 was 92% compared to 70% in the first quarter of 2000. The increase in the gross margin percentage on service revenues is attributable to the management fees earned in the first quarter of 2001.



        Research and Development. Research and development costs decreased to $704,000 in the three months ended March 31, 2001, compared to $940,000 in the first quarter of 2000, a decrease of $236,000, or 25%. Approximately $22,000 of the reduction resulted from reduced staffing costs as overall staffing in the research and development departments. Depreciation charged to research and development decreased $66,000. Approximately $136,000 of the decrease was due to reduced spending on materials in support of research projects in the first quarter of 2001 compared to the same period in 2000.



        Selling, General and Administrative Expenses. Selling, general, and administrative expenses increased to $1,430,000 during the three months ended March 31, 2001, from $1,050,000 during the three months ended March 31, 2000, an increase of approximately $380,000, or 36%.



        Sales and marketing expenses increased approximately $244,000, from $558,000 to $802,000, or 44%, in the first three months of 2001 as compared to the same period of 2000. Approximately $202,000 of this increase was due to higher sales personnel costs and $92,000 in increased marketing personnel costs as staffing in both departments was augmented to strengthen the sales and marketing efforts during 2001. Travel related expenses increased approximately $13,000 and advertising costs increased $10,000. Offsetting these increases were declines in the costs of utilizing outside consultants, $31,000, and deferrals of costs related to trade shows $25,000. Depreciation charged to the sales and marketing departments declined $23,000.



        Customer support expenses increased from $154,000 to $198,000, an increase of $44,000, or 29%, for the period ending March 31, 2001 compared to the same period of 2000. Increases in salaries, benefits, travel expenses, and materials costs, totaling approximately $60,000, were offset by reductions in depreciation expense and allocations of customer support costs to Cost of sales
- services.



        General and administrative costs increased by approximately $92,000 in the three months ended March 31, 2001 compared to the same period in 2000. Of the increase, $74,000 was related to increased staffing costs and $10,000 was due to higher insurance costs.



        Net Interest Expense. Net interest expense in the first quarter of 2001 was $58,000, or 7% higher than the $54,000 recorded in the same period of 2000. Interest expense decreased from $78,000 in the first quarter of 2000 to $73,000 in the first quarter of 2001 due to declining balance on the outstanding debt. The interest expense accrues on our notes payable to Sanmina and to our legal counsel, the insurance premium financing notes, and capital lease obligations. Interest income decreased by $9,000 in the first quarter of 2001 compared to the comparable period of 2000 due to the decreased level of average cash balances.



        Net Loss. As a result of the foregoing factors, the net loss for the period ended March 31, 2001 decreased to $794,000, from $1,918,000 in the comparable period of 2000, a decrease of $1,124,000, or 59%.


COMPARISON OF THE YEARS ENDED DECEMBER 31, 2000 AND DECEMBER 31, 1999

        Revenues. We recognized $8,769,000 in revenues during 2000 compared to $2,395,000 recognized in 1999, an increase of $6,374,000, or 266%. Of these revenues, $6,520,000 related to product sales in 2000 compared to $1,912,000 in 1999. The increase in revenues is caused by an increased number of customers in 2000 compared to 1999. Revenues related to installation and other services were $2,249,000 during 2000 and $483,000 in 1999. Seventy two percent (72%) of total sales for the year ended December 31, 2000 were to a total of twelve new customers.

        Cost of Sales. We recognized $5,930,000 in cost of sales in 2000 compared to $2,652,000 in 1999, an increase of $3,278,000, or 124%. Of the cost of sales recognized in 2000, $4,393,000 was related to product sales and $1,537,000 was related to the cost of providing installation and other services. Of the cost of sales recognized in 1999, $2,376,000 was related to product sales and $276,000 was related to cost of providing installation and other services. Also included in the cost of product sales in 1999 is $1,300,000 of expense related to the increase in the inventory reserve recorded in the fourth quarter of 1999. This additional reserve was taken against the value of certain demo equipment, $300,000, and against potentially excess inventory on hand at December 31, 1999, $1,000,000. During 2000, the Company increased the reserve for excess inventory by an additional $100,000.

        In the fourth quarter of 1999, the Company determined that it was no longer in the development stage. Accordingly, the addition to the inventory valuation reserve of $1,300,000 recorded in the fourth quarter was recorded against product cost of sales rather that against research and development, which had been the policy while in the development stage.

        Gross Margin on Sales. The overall gross margin on revenues recognized in 2000 was $2,839,000, or 32%, compared to overall gross margin achieved in 1999 of ($257,000). Year 2000 gross margin was derived from product sales, $2,127,000, yielding a gross margin percentage of 33%, and $712,000 was derived from service revenues, yielding a gross margin percentage of 32%. Overall gross margin on revenues recognized in 1999 was ($257,000). Of this gross margin, $836,000 was derived from product sales, yielding a gross margin percentage of 44%, and $207,000 was derived from services revenues, yielding a gross margin percentage of 43%. Offsetting these gross margins was a charge of $1,300,000 to cost of sales related to the increase in inventory valuation reserves. The decline in gross margin percentage in 2000 compared to 1999 for product sales reflects discounting of selling price to induce early adopters to purchase our equipment. The decline in gross margin percentage on service revenues in 2000 compared to 1999 is a result of certain system integration projects undertaken by the Company in 2000 which generated lower gross margins than service related activities generated in 1999.

        Research and Development. Research and development costs decreased to $3,770,000 in 2000, from $5,040,000 in 1999, representing a decrease of approximately $1,270,000, or 25%. Approximately $511,000 of the reduction resulted from reduced staffing costs as engineering staffing in the research and development departments declined from an average of approximately 24 in 1999 to approximately 22 in 2000 and the reduction in support staff levels. In 1999, the company charged to expense $355,000 in costs associated with the development of certain test equipment, which was not repeated in 2000. Approximately $162,000 of the reduction was attributable to reduced use of outside design services, relying in 2000 on in-house engineering staff instead. Depreciation expense decreased by $313,000 in 2000 versus 1999 as older equipment becomes fully depreciated or depreciates at a slower rate. Approximately $141,000 of the decrease in expense was due to reduced use of rental equipment and software maintenance contracts used in support of projects. $60,000 of the reduction was due to lower costs allocated to the department from service departments. Partially offsetting these reductions was approximately $289,000 of increased materials and supplies expenses incurred in support of continuing development projects.

        Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to approximately $5,008,000 during 2000, from approximately $5,420,000, representing a reduction of $412,000, or 8%.

        Sales and marketing expenses increased approximately $523,000 in 2000 as compared to 1999. Staffing costs increased by $575,000 as additional human resources were retained in support of renewed sales and marketing initiatives. Similarly, travel and entertainment increased by $154,000. Partially offsetting these increases was a $109,000 reduction due to reduced spending related to outside consultants and tradeshow attendance and the elimination of rented sales space. Depreciation expense charged to sales and marketing departments declined $98,000 due to slower depreciation rates on older assets.

        General and administrative costs declined by approximately $933,000 in 2000 compared to 1999. Staffing costs were reduced by approximately $364,000 due primarily to changes in senior management in 1999. Similarly, recruiting costs were reduced $83,000 in 2000 compared to 1999. Consulting expenses were reduced by approximately $548,000, primarily due to the completion in 1999 of the amortization of certain deferred consulting costs related to a financial consultant. Depreciation expense declined by $37,000. Offsetting these reductions was an increase of approximately $52,000 related to insurance and to securities' exchange expenses.

        Net Interest (Income) Expense. We recorded approximately $230,000 of net interest expense in 2000, compared to approximately $2,213,000 in 1999. Interest expense totaled approximately $295,000 during 2000, compared to approximately $2,350,000 during

1999. Interest expense incurred in 2000 related primarily to long-term debt and notes payable, $232,000, and the amortization of debt discount, $52,000. Of the interest expense recorded in 1999, approximately $1,847,000 was interest expense on the outstanding unsecured promissory notes with an aggregate principal amount of $2,850,000 that we issued in a unit offering completed in February of 1999 and repaid in June 1999. Included in the interest expense recorded in connection with the unsecured promissory notes were approximately $1,270,000 of amortization of debt discount and $472,000 of amortization of debt issuance costs. These notes were repaid in June 1999. In addition, we incurred approximately $324,000 in interest expense related to long-term debt issued in connection with restructured vendor accounts payable (including $50,000 of amortization of debt discount), $75,000 in interest incurred on the 5% Convertible Debentures, $60,000 related to overdue vendor payables balances, and an additional $34,000 related to capital lease obligations.

        We earned approximately $65,000 in interest income during 2000, compared to $137,000 in interest income during 1999. The interest income recorded in 1999 was earned primarily on the invested proceeds of the public offering of securities common stock that we completed in June 1999. We had lower average cash balances during 2000 available for investment compared to 1999 and accordingly earned less interest income.

        Net Loss. As a result of the foregoing factors, the net loss for 2000 decreased to approximately $6,170,000 from $12,929,000 in 1999, a decrease of approximately $6,759,000, or 52%.

COMPARISON OF THE YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

        Revenues. We recognized $2,395,000 in revenues during 1999 compared to $766,000 recognized in 1998. Of these revenues, $1,912,000 related to product sales in 1999 compared to $766,000 in 1998. The increase in revenues is caused by an increased number of customers in 1999 compared to 1998 and by the recognition of revenues on services in 1999. Revenues related to installation and other services were $483,000 in 1999. We did not recognize any service revenues in 1998. Revenues earned in 1999 reflected sales of equipment and related services to approximately one dozen different customers.

        Cost of Sales. During 1999, we recognized $2,652,000 in cost of sales, of which $1,076,000 was related to product sales and $276,000 was related to cost of providing installation and other services. Also included in the cost of product sales in 1999 is $1,300,000 of expense related to the increase in the inventory reserve recorded in the fourth quarter of 1999. This additional reserve was taken against the value of certain demo equipment, $300,000, and against potentially excess inventory on hand at December 31, 1999, $1,000,000. We recognized $545,000 in cost of sales in 1998, entirely related to the product revenues recognized in that year.

        In the fourth quarter of 1999, the Company determined that it was no longer in the development stage. Accordingly, the addition to the inventory valuation reserve of $1,300,000 recorded in the fourth quarter was recorded against product cost of sales rather that against research and development, which had been the policy while in the development stage.

        Gross Margin on Sales. Overall gross margin on revenues recognized in 1999 was ($257,000). Of this gross margin, $836,000 was derived from product sales, and $207,000 was derived from services revenues. Offsetting these gross margins was a charge of $1,300,000 to cost of sales related to the increase in inventory valuation reserves. The gross margin percentages achieved for product and services revenues were 44% and 43%, respectively, after excluding the effect of increases to inventory valuation reserves. The gross margin on sales recorded in 1998 was $221,000, or a gross margin percentage of 29%, derived entirely from equipment sales. The increase in the gross margin on product sales is due to the discontinuance of an incentive pricing program that was conducted in 1998.

        Research and Development. Research and development costs decreased significantly to $5,040,000 in 1999, from $12,953,000 in 1998, representing a decrease of approximately $7,913,000, or 61%. The overall decrease in costs is primarily a result of our cost-reduction plan implemented in mid-1998. Approximately $2,191,000 of the reduction resulted from reduced staffing costs as engineering staffing in the research and development departments declined from an average of approximately 49 in 1998 to approximately 24 in 1999, a reduction in engineering support staff of approximately eight and the reduced use of contract labor. Recruiting and relocation expenses declined by approximately $132,000, from approximately $181,000 in 1998 to approximately $49,000 in 1999. Materials and supplies purchased to support research and development activities decreased by approximately $2,483,000 relative to 1998. During the first three quarters 1999, the Company increased the reserve for excess and obsolete material by $250,000, compared to an increase of $1,061,000 in 1998. As noted above, while the Company was in the development stage, charges to inventory valuation reserves were charged to research and development. Since leaving the development stage, charges to these reserves have been charged against product cost of sales. Decreased use of rented equipment resulted in approximately $240,000 in cost reductions. Reduced usage of design, consulting and testing services also contributed approximately $357,000 to the costs reductions during 1999, compared to the same period in 1998. In the third quarter of 1999, the management determined a project to construct certain testing equipment was no longer necessary. Accordingly, $355,000 of the costs that had been capitalized relative to that project were charged off. There were no similar charges in 1998. Allocated costs from service departments were reduced by approximately $499,000 as research and development benefited by cost reductions attained in those departments. Depreciation expense decreased by approximately $686,000 as equipment depreciated at a slower rate and the disposition and retirement of assets at one of our locations in January 1999.

        Selling, General and Administrative Expenses. Selling, general and administrative expenses decreased to approximately $5,420,000 during 1999, from approximately $9,791,000 in 1998, a decrease of approximately $4,371,000 or 45%. The decrease in selling, general and administrative expenses reflects the results of our cost reduction program implemented in mid-1998 and $363,000 in reduced depreciation expense.

        Sales and marketing expenses decreased approximately $2,783,000 in 1999 as compared to 1998. Approximately $1,088,000 of this reduction was due to lower marketing personnel costs, partially offset by an increase of approximately $147,000 in staffing costs related to sales personnel. Approximately $133,000 of the decrease was attributable to a reduction in recruiting and relocation expenses in 1999 relative to 1998. Approximately $532,000 of the reduction was due to reduced costs associated with advertising and trade-shows. In 1998, the Company incurred a charge of $133,000 related to the cancellation of plans to open a new sales office in the Metropolitan Washington, D.C. area. Approximately $207,000 of the decrease in expenses related to reduced use of uncapitalized tools and equipment. Approximately $751,000 of the reduction in costs was related to reduced costs of equipment shipped to demonstration and evaluation sites in 1999 compared to 1998.

        Customer support costs decreased by approximately $437,000 during 1999 compared to 1998. Approximately $178,000 of the decrease was due to lower staffing costs, $64,000 was due to a decline in travel costs, and $83,000 associated with reduced use of materials and uncapitalized tools and equipment. Approximately $95,000 of the reduction in customer service costs in 1999 was due to the allocation of a portion of customer service department costs to cost of sales-services.

        General and administrative costs declined by approximately $779,000 in 1999 compared to 1998. The Company reduced professional services costs by approximately $270,000 and printing and production costs associated with production of investor relations materials by $145,000 in 1999 compared to 1998. Costs of general supplies, printing and postage were reduced approximately $67,000. In 1998, the Company recorded a loss of $220,000 related to the disposal of a leased facility. No similar charge was incurred in 1999. Offsetting these reductions was an increase in general and administrative staffing costs of $117,000 and recruiting and relocation expenses of $75,000. Overall costs allocated to the sales, general and administrative departments from service departments were reduced by $103,000.

        Net Interest (Income) Expense. We recorded approximately $2,213,000 of net interest expense in 1999, compared to approximately $120,000 of net interest income in 1998. Interest expense totaled approximately $2,350,000 during 1999, compared to approximately $171,000 during 1998. Of the interest expense recorded in 1999, approximately $1,847,000 was interest expense on the outstanding unsecured promissory notes with an aggregate principal amount of $2,850,000, that we issued in a unit offering completed in February of 1999. Included in the interest expense recorded in connection with the unsecured promissory notes was approximately $1,270,000 of amortization of debt discount and $472,000 of amortization of debt issuance costs. These notes were repaid in June 1999. In addition, we incurred approximately $324,000 in interest expense related to long-term debt issued in connection with restructured vendor accounts payable (including $50,000 of amortization of debt discount), $75,000 in interest incurred on the 5% Convertible Debentures, $60,000 related to overdue vendor payables balances and an additional $34,000 related to capital lease obligations.

        We earned approximately $137,000 in interest income during 1999, compared to $292,000 in interest income during 1998. The interest income recorded in 1999 was earned primarily on the invested proceeds of the public offering of common stock that we completed in June 1999. We had lower average cash balances during first half of 1999 available for investment compared to 1998 and accordingly earned less interest income.

        Net Loss. As a result of the foregoing factors, the net loss for 1999 decreased to approximately $12,929,000 from $22,404,000 in 1998, a decrease of approximately $9,475,000, or 42%.

LIQUIDITY AND CAPITAL RESOURCES


        We have an accumulated deficit of approximately $59.4 million from our inception through March 31, 2001. We may incur additional operating losses in the future, principally as a result of expenses associated with product development efforts and anticipated sales, marketing, and general and administrative expenses, but we believe that the Company will achieve profitability in 2001. During the quarter ended March 31, 2001, we satisfied our cash requirements principally from cash generated by operations.



        We had cash and cash equivalents of $1,170,000 at March 31, 2001 compared to cash and cash equivalents of $1,660,000 at December 31, 2000, a decrease of $490,000.



        Net cash used in operations during the three months ended March 31, 2001 was approximately $352,000. Inventory increased by approximately $1,270,000 during the three months ended March 31, 2001, due primarily to deferred costs being incurred on several projects, $1,571,000, and other inventory purchases, offset by inventory related to sales during the quarter. Accounts receivable decreased by $956,000 during the three months ended March 31, 2001 as a result of cash received from customers relating to outstanding accounts receivable, offset by new sales during the period. Accounts payable decreased by approximately $44,000 in the three months ended March 31, 2001. Deferred revenue increased by $708,000 due primarily to cash payments received in advance of the services to be performed.



        Cash used in investing activities was $29,000, consisting of capital spending on property and equipment and increases in capitalized trademark and patent costs.



        Cash used in financing activities was $109,000 consisting of payments on the principal balances of notes payable, $49,000, payments on capital lease obligations $3,000, and continuing costs associated with efforts to register common stock issued in 2000, $57,000.



        In January 1999, the Company converted outstanding accounts payable to Sanmina Corporation, to a $4,300,000 three-year term note accruing interest at 7% per year. In connection with the restructuring of accounts payable balances, we also issued to Sanmina warrants to purchase 39,286 shares of common stock, with a $19.25 exercise price per share. An independent appraisal assigned a market value of $127,759 to these warrants. We have recorded the value of the warrants as a discount against the face amount of the note and will amortize the value of the warrants over the life of the note. In January 2000, we defaulted on the interest payment due to Sanmina and did not make subsequent interest and principal payments to Sanmina when due through August 2000. In August 2000, we renegotiated the terms of the note to Sanmina. Under the current terms of the note, we paid $150,000 on August 25, 2000, and $150,000 in November 2000. We are obligated to pay an amount each month equal to a percentage of the accounts receivable that it collected in the previous calendar month, with the percentage ranging from 0% to 5%, based upon the net amount of accounts receivable that we collect, beginning in February 2001. Any principal and accrued interest thereon remaining on the note is due in full on January 12, 2002. The Sanmina note is collateralized by our personal property and certain other assets. At March 31, 2001, we owed Sanmina approximately $3.3 million in principal and interest on this note. We are in compliance with the terms of this renegotiated note.



        In January 1999, we also converted $375,000 of outstanding accounts payable to legal counsel to a two-year term loan accruing interest at 7% per year. In connection with the restructuring of accounts payable balances, we issued to legal counsel warrants to purchase 5,714 shares of common stock, with a $18.59 exercise price per share. An independent appraisal assigned a market value of $18,583 to these warrants. We have recorded the value of the warrants as a discount against the face amount of the note and will amortize the value of the warrants over the life of the note. Prior to August 2000, we had paid legal counsel $77,874 on the note, but we were in default with respect to payments required by the terms of the debt instrument. The note was renegotiated in August 2000 to require us to make an approximately $50,000 payment at the time of the closing of a private placement in August 2000, which we did, and to make monthly payments of $20,000 until the balance of the note is fully paid. At March 31, 2001, we owed legal counsel approximately $71,000 in principal and interest on this note.



        We may require additional cash to fund operations. At March 31, 2001, we had approximately $1,170,000 in cash. We expect to generate revenues and cash from operations during the next twelve months. However, we believe that these additional revenues and profits together with our existing cash may not be sufficient to fund its operations for that period. Accordingly, we anticipate that we may require additional financing to fund operations. We have begun discussions with some potential financial investors and strategic partners and we are seeking to complete a financing in the near future. We intend to continue to fund operations with existing cash and with cash generated from customer payments of accounts receivable until we complete an additional financing. However, the timing and amount of customer payments is uncertain. Our ability to complete a financing, the timing of the financing and its terms are subject to a number of conditions, including market conditions, many of which are beyond our control. There can be no assurance that we will be able to secure financing or, if obtained, the timing or the terms of any such financing. If we do not secure additional financing when needed, we may be forced to consider alternative methods of maximizing stockholder value, which could include a sale of the Company, asset sales, workout alternatives or bankruptcy.


NEW ACCOUNTING PRONOUNCEMENTS


        In June 1999, the FASB issued Statement of Financial Accounting Standard ("SFAS") 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of SFAS 133" ("SFAS 137"). SFAS 137 amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which was issued in June 1998 and was to be effective previously for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 137 defers the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("SFAS 138"). SFAS 138 establishes accounting and reporting standards for a limited number of derivative instruments and hedging activities when implementing SFAS 133. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has adopted SFAS 138 and the adoption had no impact on the Company's results of operations, financial position or cash flows.


INFLATION

        The impact of inflation on our business has been insignificant to date, and we believe that it will continue to be insignificant for the foreseeable future.

                                    BUSINESS

        Video Network Communications is a Delaware corporation formed in 1993 to design, develop and market full-motion, high resolution, cost-effective video network systems. Users of the VidPhone video network system can view broadcast video, participate in multi-party videoconferences and retrieve stored video on demand. Our VidPhone system distributes video to and from desktop and laptop personal computers and conference rooms configured with VidPhone stations, over the same wiring used by the telephone. We believe that the VidPhone system offers greater functionality and compatibility with existing infrastructure and higher quality than other video network or conferencing systems available today.

INDUSTRY BACKGROUND

        Business demand for video communications, historically limited primarily to video conferencing, is driven by the desire to achieve the most effective means of communication. Information that is exchanged or presented visually, such as during in-person meetings or video presentations, has a stronger impact on the end-user than non-visual communication. People cannot always exchange or present information in person, and technology limitations and cost constraints have restricted the use of video applications. Consequently, people rely on non-visual forms of communication, such as telephony, voice mail and e-mail. Recent video application developments such as targeted broadcasting and conferencing achieve the effectiveness of face-to-face meetings while retaining the convenience of a telephone call.

        We believe that video networks that fully support video broadcast, video retrieval and video conferencing applications address many of the communications requirements of the business community. Video networks can improve worker productivity by facilitating the efficient exchange of information between geographically dispersed parties and reducing travel expenses. In addition, they can enable the use of video material for training and research at the convenience of the user rather than the presenter and permit businesses to access business broadcasts, such as CNN, CNNfn and CNBC, at a desktop or laptop computer. To date, however, infrastructure and transmission constraints, costs and other limitations have precluded business quality video broadcast, retrieval and conferencing applications at individual desktops.

        Until recently, most video communications systems were boardroom video conferencing systems. These systems were expensive for most businesses. Even today, most boardroom video conferencing systems require substantial capital expenditures and trained personnel for set up and maintenance during video conferencing calls. Most boardroom systems also do not provide video quality adequate for video broadcast and retrieval and are limited by distracting latency transmission delays that result in unsynchronized audio and video. In addition, these systems normally require the use of the public telephone system for all video calls, including those within a building or across a small business campus, thereby incurring telephone usage charges for each call.

        Over the past decade, video conferencing systems have begun to evolve from high cost, low quality, stand-alone boardroom systems to desktop systems. However, desktop systems have not been widely adopted. We believe that this is primarily because most video network systems produce inadequate video quality for business purposes.

        Most desktop video conferencing systems use either dedicated telephone lines or the local area network ("LAN") to transmit video data. Some desktop video conferencing systems use dedicated Integrated Services Digital Network ("ISDN") lines to achieve acceptable video quality (384 KBPS) for business purposes. However, to achieve this quality, a minimum of three dedicated ISDN lines with six associated telephone numbers must be provided to each desktop. The installation costs of these additional lines and line use charges render this approach prohibitively expensive on any significant scale. In addition, these systems require the installation of either expensive and complex hardware coder-decoders ("CODECs") in each PC, or software CODECs that render the PC unavailable for other applications during video conferencing.

        Some video conferencing systems attempt to use the LAN rather than dedicated telephone lines. These are referred to as IP or H.323 systems. LAN-based systems also require the installation of hardware or software CODECs in each user's desktop or laptop computer. Data LANs were not designed for isochronous (i.e., time dependent) data such as video and audio. LANs were designed to be shared by individuals using the transmission medium for short periods of time. Most LANs today do not have the bandwidth to accommodate the volume of data inherent in full-motion video applications. Consequently, even a single videoconference would significantly diminish the capacity of most LANs to support other users. Information technology managers resist LAN-based video applications because of the additional volume of data and new infrastructure and the associated maintenance required to support them. Although high speed Ethernet and gigabit routing switches may alleviate some of the bandwidth problems resulting from the transmission of video on the LAN, we believe that these new technologies do not adequately address the transmission delay problems plaguing such systems. We do not believe that asynchronous transfer mode ("ATM") will reach desktop computers due to the high cost.

        We do not expect business users to adopt video applications on any significant scale until video systems are capable of providing cost effective TV-quality video and FM-quality stereo audio and are cost effective. We believe that our VidPhone video network meets these requirements because it takes advantage of existing telephone wiring and supports high quality bi-directional video and audio, but it does not interfere with the existing telephone systems or LAN-based computer systems or impede the performance of an individual desktop or laptop computer.

PRODUCTS AND TECHNOLOGY

        Our VidPhone system is a full-motion, high resolution, cost-effective video network system that uses the same wiring as the telephone, which gives it a competitive cost advantage over other types of video network systems. Users of the VNCI video distribution system can view broadcast video, retrieve stored video on demand and participate in multi-party videoconferences from desktop personal computers and conference rooms.

        Our VidPhone system is comprised of the following core components:

        VidPhone Switch. The VidPhone switch is the heart of our Video Network System. The switch (similar to a PBX) is a communications server that uses VNCI's patented technology to deliver full-motion TV-quality video and FM-quality stereo audio throughout a building or campus -- and does so over the same single twisted pair of telephone wire that is already part of the telephony infrastructure without disrupting telephone service.

        VidPhone Station. A VidPhone station is a user's computer enhanced by incorporation of a VidModem, VidPhone station software and some non-proprietary equipment such as speakers, a microphone and a camera. Users at a VidPhone station are capable of utilizing all VidPhone system functionality. VidPhone stations may be located up to 1,250 feet from the VidPhone switch when using category 3 wiring, and up to 2,000 feet when using category 5 wiring. We believe that most modern business telephone systems use at least category 3 wire. VidPhone stations do not need terminal-resident ISDN or ATM CODECs. Each station connects directly to the VidPhone switch and CODECs are shared resources available to anyone on the system. VidPhone stations may be modified easily and inexpensively to support VidPhone system functionality in conference rooms. The VidPhone system supports all video network applications in a large screen, multi-party conference room setting.

        VidModem. The VidModem connects individual desktops and conference rooms with the VidPhone switch using the existing telephone wiring. The desktop/conference room and VidPhone switch versions of VidModem incorporate patented VidModem technology that enables distribution of TV-quality video, retrieval of stored video on demand and FM-quality stereo audio and data over the single twisted pair of copper wire that connects the telephone to the PBX or CENTREX. The transmission does not require compression or decompression of data. The connection is transparent to the telephone and the PBX, so the user can use the telephone concurrently with the VidPhone system. The telephone operates independently of all video applications.

        VidPhone Station Software. VidPhone's Java-based station software supports various desktop operating systems ("OS"), including Windows/NT, MAC, Sun and SGI. It provides an easy-to-use graphical user interface for all video applications offered by the VidPhone system and transforms each user's desktop or laptop computer into a VidPhone station. The user's computer is configured with non-proprietary equipment such as a microphone, speakers and a camera.

        ISDN/IP Gateway. VNCI's ISDN/IP Gateway is a dual port device that allows VidPhone users to call other VidPhone switches and other H.320/H.323 video conferencing systems over the wide area network ("WAN"). By leveraging VidPhone technology, the ISDN/IP Gateway makes it possible for any VidPhone user to originate a WAN call. VidPhone users can place a call directly from their desktop without having to go to a designated ISDN/IP wired meeting room to conduct videoconferences.

        Universal Gateway. Our Universal Gateway is a dual port device that allows a wide variety of third-party CODECs (H.320, H.323, MPEG-2 etc.) to connect seamlessly to the VidPhone system. The Universal Gateway provides an interface between the VidPhone switch and stand-alone system CODECs. The Universal Gateway allows users of these third party CODECs to protect and leverage their investment in those CODECs by making them available to all users of the VidPhone system to originate or receive WAN calls.

        VidServer. VidServers are shared resources that provide video on demand capabilities to the VidPhone system and individual users. VCR-like controls from the desktop provide users with full control over the video stored on the VidServer -- play, pause, stop, skip forward and skip backward -- with a single mouse click. These software controls are integrated with our VidPhone station software.

SYSTEM FUNCTIONALITY

        The VidPhone system can support three business video requirements.

        Broadcast Video. Sources of broadcast video material include, but are not limited to, satellite broadcasts, cable television and narrowcasts over an ATM network. These sources are connected to the VidPhone switch through a specially designed circuit card. The user selects the desired broadcast from a menu using standard point-and-click techniques. The non-blocking architecture of the VidPhone switch permits multiple users to simultaneously access the same broadcast video source without degrading system performance.

        Video Conferencing. The VidPhone system supports two-way and multi-party video conferencing. A VidPhone system user can maintain a telephone directory and contact other VidPhone users using standard point-and-click techniques at any time without prior coordination.

        Retrieval of Stored Video. VidPhone system users can access video material stored on a variety of different types of devices, such as a video server, a VCR and a DVD player. Users access stored video using point-and-click techniques similar to those used to access broadcast video.

SALES AND MARKETING

        Our sales and marketing strategies are focused on creating brand-name recognition of Video Network Communications, Inc. and our video networking systems. We aggressively promote our systems in industry (horizontal) and vertical markets through online and traditional marketing initiatives including: press releases, articles and advertisements in key media outlets, direct and e-mail campaigns, presentations to industry analysts and consultants, formal product launches and participation in trade shows and conferences.

        Strategy Overview. To achieve prominence in the emerging video communications marketspace, we intend to capitalize on two major trends: (i) increasing demand for desktop media tools fueled by Web-based videoconferencing and MPEG-3 audio and video content and (ii) the drive by systems integrators and telephone and utilities providers to "get in on the ground floor" of the multimedia enterprise information technology market. However, we must compete with larger, well-funded companies offering everything from traditional videoconferencing, to Web-based conferencing, to enterprise networking solutions. It will be increasingly important for our video network to be positioned correctly in order to market and sell it effectively. Marketing differentiates our networking products from lower-quality, less robust solutions by describing the VNCI system as a high-end enterprise solution for companies with a critical need for on-demand video communications at multiple desktops and sites. In the high-end of this emerging market, we believe that we have few competitors with comparable technology.

        Recent product advances, such as our Universal Gateway and hub and spoke technology, allow our sales directors and resellers to compete more effectively by offering an extremely scalable video network that delivers all three video capabilities, locally and across the WANs, without upgrading the infrastructure. We believe this is a compelling benefit as we enter a period of belt-tightening. In addition, the VidPhone networking system is more attractive than LAN- or IP (Internet Protocol)-based systems to decision-makers such as corporate information technology ("IT") administrators because it reaches enterprise desktops without using LAN bandwidth, compromising LAN integrity, affecting LAN reliability, or requiring significant PC processing power. VNCI's hybrid networking approach enables hundreds of end users to access and share video resources over existing telephone lines locally, while allowing customers the choice of ATM, IP, or ISDN transport systems across the WAN. As important to system administrators, existing IT staff can centrally manage and track system resources, transport options and utilization, and feature upgrades. Finally, the VNCI networking system consistently provides higher-quality video communications, on-demand, from the desktop, than any LAN-based system currently available.

        Resellers. We market our VidPhone system directly through a small team of vertical sales directors, and through an expanding and increasingly selective network of resellers, both of which target the healthcare, government, education, finance and broadcast production sectors. Our Value-Added Reseller ("VAR") VIP Program, which includes systems integrators, telephone/broadband product and service providers, as well as component vendors, generally has a significant installed customer base in our targeted vertical markets and through the program, our network of resellers markets our video networking system as an upgrade to their customers' existing telephone and/or enterprise information systems. We currently have agreements with approximately twelve premier resellers, including Verizon, EuroTelecom, Presidio, Axxis and DTS.

        Vertical Distribution Channel Support. We are developing vertical distribution channel programs and support for our VidPhone networking system. As discussed above, sales and marketing initially targeted education, the government, and the video broadcast/production and healthcare industries. Over the past year, we have developed reference accounts and deepened our experience within these sectors. This shared knowledge allows us to help our channel partners more efficiently market our products and helps us produce video technology that meets defined customer needs, as well as market custom applications across vertical markets and into new business sectors. Recent experience has shown that the healthcare, entertainment, government, and in particular, military sectors demand the superior quality, robust capabilities, and flexible architecture that our video systems provide. As we improve our visibility and increase penetration in these reference accounts, VNCI channel partners will have the opportunity to become preferred video technology partners in these demanding markets.

        Direct Sales. We have a small direct sales force of vertical marketing directors dedicated to (i) promoting our video network solutions in the healthcare, government, education, finance and broadcast production sectors,
(ii) creating reference accounts in major markets and (iii) developing and supporting third-party reseller relationships and opportunities. On the service side, we recently hired an experienced Customer Service Director tasked with designing, staffing, and managing VNCI's customer and technical support operations, including technology infrastructure. As our Vice President of Sales and Marketing continues to expand direct sales efforts in our most promising markets, we hope to respond with increasing efficiency to our installed customer base, as well as new vertical and international sales opportunities as they develop, including hiring a small number of sales and engineering support people in specific geographic areas to handle increased activity.

        In the coming months, we anticipate returns on our sales and marketing investment in the form of increased media coverage, positive brand recognition among prospects and improvement in the quality and quantity of leads and inquiries -- all contributing to reductions in sales cycles and to follow-on sales in our major accounts. While the video networking marketspace is taking shape, we will need to be vigilant. Aggressive partnering and co-development by competitors and broadband companies intent on capturing mindshare before they can deliver on the promise of LAN- or IP-based video may confuse consumers and slow our progress. By strengthening our reseller relationships, expanding our technical and sales support infrastructure and continuing to ratchet up marketing and public relations efforts, we intend to educate our consumer base, while creating a customer base that will ensure stability today - and allow us to expand our vision into tomorrow.

        Customer Service and Support. We currently provide primary support to end customers and support to our resellers. We are in the process of strengthening the VNCI Customer Support Department to better assist our vertical sales staff, resellers and end-user customers with problems related to our system, including initial installation, technical questions, problem resolution and systems engineering. As our resellers become more familiar with the VidPhone networking system, we expect that they will provide primary customer support for our products to their customers, and that our customer support department will become a secondary customer support, focusing on providing service regarding issues like software performance and hardware re-engineering requirements.

        Training. To promote reseller sales and marketing efforts, as well as resellers' support for our products, we hold in-depth training programs to educate our channel partners about our products. During 2000, we held training classes for reseller sales, support and service personnel, both at our facilities and at our resellers' facilities. We intend to increase the number and availability of our training programs in the future, which we believe will help build brand awareness, promote reseller sales and marketing of the VidPhone system, and improve reseller service and support.

CUSTOMERS


        We have a limited customer base with several customers providing in excess of 10% of our total revenues. We generally grant uncollateralized credit terms to our customers and have not experienced any credit-related losses. Two customers accounted for 57% and 28% of our total revenues in the first quarter ended March 31, 2001, and four customers accounted for 18%, 15%, 11% and 11%, respectively, of total revenues for the year ended December 31, 2000. Three customers accounted for 41%, 29% and 11% of our accounts receivable at March 31, 2001, and three customers accounted for 33%, 32% and 25%, respectively, of accounts receivable outstanding as of December 31, 2000. Three customers accounted for 52%, 17% and 12%, respectively, of total revenue for the year ended December 31, 1999. Two customers accounted for 79% and 14%, respectively, of accounts receivable outstanding as of December 31, 1999. Three customers accounted for 38%, 24%, and 15%, respectively, of total revenue for the year ended December 31, 1998. Failure to diversify this customer concentration could result in our inability to continue to generate revenues sufficient to support operations.

PRODUCT RESEARCH AND DEVELOPMENT

        During 1997, our research and development efforts focused on completing the initial development and production of the VidPhone system. We introduced the VidPhone system in the fourth quarter of 1997, and we made the first shipments of the commercial VidPhone system in the third quarter of 1998. Our products demonstrated commercial readiness during the first half of 1999. Since then, our research and development has focused on:

        - adding new features to existing product lines requested by our customers;

        - creating new products in response to customer demand;

        - adding additional user capacity to the VidPhone system; and

        - lowering production costs.

        Our engineering staff closely monitors technical developments and works with our marketing personnel to assess evolving business video network requirements. We will monitor emerging technologies that support new video applications for business and tailor our research and development accordingly. In addition to our internal research and development resources, we engage contract engineering services when we believe that the use of such services will be efficient. Research and development efforts target both hardware and software enhancements to video network capabilities. Our research and development efforts are complemented by internal quality and assurance procedures.

INTELLECTUAL PROPERTY

        Our proprietary VidModem transmission technology, incorporated in our VidPhone system, is covered by two U.S. patents issued in April 1997 and July 1998, a Taiwanese patent issued in November 1998 and a Canadian patent issued in January 2001. These patents relate to a method and apparatus for transmitting video information over telephone wiring. Corresponding patent applications are pending in Mexico, China, Japan and Europe.

        We also have obtained a U.S. patent on a scalable high-speed packet switch. Corresponding applications for this invention are pending in Europe, Canada, and Taiwan. We have received notice from the Taiwanese patent office that this application has been allowed and that a patent will be issued.

        Further, we have obtained a U.S. patent for a U-channel interface device that permits multiple ISDN lines to be combined for higher bandwidth. Additional applications on this invention are pending in Taiwan, Europe, and Canada. We received an initial report from the European Patent Office indicating that the invention meets the criteria for patentability.

        We also received a Taiwanese patent on an interoffice broadband communication system, issued in 1999. Corresponding patent applications on this invention are pending in the United States, Europe and Japan.

        We cannot predict when we will receive a dispositive ruling from the U.S. Patent and Trademark Office or from foreign patent offices concerning pending patent applications. We may file additional patent applications in 2001. The success of our products depends in part on our continuing ability to obtain and protect patents, licenses and other intellectual property rights covering our significant hardware and software products. We have registered the trademarks Video Network Communications, VidPhone and VidModem.

        The process of seeking patent and trademark protection can be long and expensive, and there can be no assurance that patents and trademarks will issue from currently pending or future applications.

MANUFACTURING

        We outsource the manufacture and assembly of components used in the VidPhone system. In particular, we outsource the production of the VidPhone switch to various contract manufacturers. Several manufacturers are producing smaller sub-assemblies and components for us. We believe we will be able to continue to outsource production and that there are a number of manufacturers qualified to produce components of our VidPhone system because the production process is relatively routine and does not require any unique expertise. Although our products incorporate unique, patented technology, we also believe that all of the components used in our equipment are readily available from commercial suppliers. As a result, we do not believe that we depend on any single manufacturer or supplier to a material extent. All products produced by third-party manufacturers are shipped to us for final assembly, systems integration and quality assurance testing. We plan to retain test and quality assurance functions until subcontractors can be certified with respect to quality. Any difficulties encountered with third-party manufacturers could result in product defects, production delays, cost overruns or the inability to fulfill orders on a timely basis. Any of these difficulties could have a material adverse effect on us.

COMPETITION

        The market for our video network products is new, highly competitive and rapidly evolving. We believe that the principal competitive factors in the markets in which we compete are product performance, price and product support. Our principal competitors in the video network market are Viewcast, FVC.com and Avistar. We also expect to compete with new entrants in the market and with providers supporting IP and LAN-based video networks, including Intel, Microsoft and Cisco. To date, no desktop system has captured any significant portion of the potential market.

        Our video network system permits users to view broadcast video, participate in multi-party videoconferences and retrieve stored video on demand all from their individual desktops. As a result, we also compete with companies that offer video broadcast and video retrieval products. Competitors in the video broadcast market include cable television and direct satellite broadcast system providers such as DirecTV, TCI and News Network Vision.

        Virtually all of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. We believe that we will be able to compete effectively against larger companies with substantially greater resources on the basis of our product's capabilities, our distribution strategy and our price. We do not believe that LAN-based competitors will be able to provide two-way business quality video network systems in the foreseeable future. There can be no assurance, however, that we will be able to compete successfully against these or future competitors.

GOVERNMENT REGULATION

        The Federal Communications Commission ("FCC") regulates the operation of telecommunications equipment for use in the United States. The VidModem and VidPhone switch components of the VidPhone system must comply with certain FCC regulations.

        VidModem. The VidModem is a Class A digital device that may be operated without an individual license. Under FCC regulations, we will be required to follow a verification procedure consisting of a self-certification that the radio frequency device complies with applicable regulations. A qualified, independent testing facility tested the VidModem, and it was found to comply with FCC regulations.

        VidPhone. We obtained equipment registration from the FCC for certain VidPhone system components, including the VidPhone switch, that are connected to the public switched telephone network.

        Future government regulations could increase the cost of bringing products to market or adversely affect our ability to market and sell our products or technology.

EMPLOYEES


        As of June 11, 2001, we had approximately 59 full time employees. We also use the services of temporary administrative staff, technical consultants and subcontractors on an as-needed basis. Each employee and consultant has executed a confidentiality agreement. We have an employment agreement only with Carl Muscari, our Chairman, President and Chief Executive Officer.


PROPERTIES

        We lease one facility in Portsmouth, New Hampshire at a current monthly rental rate of $12.00 per square foot under a lease that expires in March 2008. Rent on the facility increases over the term of the lease from an initial rate of $11.00 per square foot to $15.00 per square foot. That facility consists of approximately 26,000 square feet, of which approximately 13,000 square feet is office space, approximately 6,500 square feet is a research and development laboratory and approximately 6,500 square feet is a production facility used for equipment assembly and testing, customer support and training.

LEGAL PROCEEDINGS

        We are not party to any lawsuits at this time.

                                   MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS


        Our current directors and executive officers are set forth below. Biographical information concerning each of the directors and executive officers is presented on the following pages. Information is presented as of the date of this prospectus.



                      NAME               AGE               POSITION
            ------------------------     --   ----------------------------------------
            Mr. Carl Muscari........     49   Chairman of the Board of Directors,
                                              President and Chief Executive Officer
            Mr. Roger A. Booker.....     46   Senior Vice President, Business
                                              Development
            Mr. Robert H. Emery.....     56   Chief Financial Officer, Vice President,
                                              Administration and Secretary
            Mr. Stephen LaMarche....     38   Vice President, Sales and Marketing
            Mr. James F. Bunker.....     66   Director
            Dr. Eugene R. Cacciamani     64   Director
            Mr. Richard S. Friedland     50   Director
            Mr. Martin Grant........     43   Director
            Mr. Quentin R. Lawson...     68   Director
            Mr. Steven A. Rogers....     49   Director


        Carl Muscari was named President in September 1999 and was appointed Chief Executive Officer and elected a director in December 1999. On January 23, 2001, he was elected Chairman of the Board of Directors. He has more than fifteen years experience in the leadership of high technology companies. From February 1996 through July 1998, he served as the President of Acuity Imaging, LLC, a subsidiary of publicly held Robotic Vision Systems Inc. During his tenure, the company experienced substantial growth by focusing on major semiconductor and electronics markets for deployment of machine vision technology while rapidly developing and acquiring competitive new products. From February 1992 to January 1996, Mr. Muscari was the President and CEO of Ex's Inc., a privately held, high-tech company that pioneered touch feedback control technology in PC games. The Company was sold to Microsoft in 1996. Mr. Muscari holds Engineering degrees from Cornell University and the Massachusetts Institute of Technology as well as an MBA from the Harvard Business School.

        Roger A. Booker has served as Senior Vice President, Business Development since April 2000. He served as Vice President, Operations and Engineering from August 1999 until April 2000. From February 1996 until August 1999, he was Vice President, Operations. From June 1994 to February 1996, Mr. Booker served as the Vice President, International Development and Operations at Global Partnership, Inc., where he directed international development and operations. From February 1990 to June 1994, Mr. Booker also served as the Vice President, Manufacturing Operations at Cryptic, Inc., an encrypted facsimile machine manufacturer, and served in the same position at General Kinetics, Inc. until July 1990, when it acquired Cryptic, Inc., where he was responsible for overseeing operations, including several acquisitions and divestitures. From August 1986 to February 1990, Mr. Booker was Director of Operations for Magnavox Government and Industrial Electronics Company, where he managed the development of a new 200,000 square foot manufacturing facility.

        Robert H. Emery has served as Chief Financial Officer and Vice President, Administration and Secretary since mid-December 1999. From December 1996 through mid-December 1999, he was Vice President, Administration and Finance and Secretary. He served previously as Vice President, Administration from May 1995 to December 1996. From May 1986 to May 1995, he served as Vice President of Aries Systems International, Inc., an information services company. From August 1983 to July 1986, Mr. Emery served as the ADP Security Officer for the military's largest secure computer network. He is a CPA.

        Stephen W. LaMarche was named Vice President, Sales and Marketing in January 2000. Mr. LaMarche brings over thirteen years of progressive sales and sales management experience from start-up to $50 million in revenues at US TeleCenters, which later merged with View Tech, Inc. He most recently served as Regional Vice President of Sales of View Tech, Inc. from June 1997 to September 1999. In 1997, he also served as Vice President of Business Development for View Tech, Inc. From February 1995 to December 1996, he served as Vice President of Video Conferencing and New York Network of US TeleCenters. From January 1994 to February 1995, he served as Director of Sales focusing on Large Business, Video Conferencing and the National Account Network of US TeleCenters. US TeleCenters was in the business of data and voice network services and related equipment. View Tech, Inc. is in the business of video conferencing services and equipment.

        James F. Bunker has served as a director since January 1999. He served as Chairman of the Board of Directors from February 1999 until January of 2001. From September 1999 through December 1999 he served as Chief Executive Officer of the Company and from

July 1998 until early September 1999, he also served as our President. From January 1994 until he joined our Company in July 1998, Mr. Bunker was actively involved as an outside consultant to high technology companies, advising them with respect to the development of a business plan, funding, recruiting management and other key personnel, and serving as an executive member of management teams. Previously, from 1986 until his retirement at the end of 1993, Mr. Bunker served in various capacities with General Instrument Corporation, most recently as the President of the VideoCipher Division of General Instrument. Mr. Bunker also is a director of ViaSat, Inc., a public satellite telecommunications company located in Carlsbad, California and TVIA, a video semi-conductor chip manufacturer.

        Eugene R. Cacciamani has served as a director since August 1994. Since 1987, Dr. Cacciamani has served as a Senior Vice President of Hughes Network Systems, Inc., which furnishes private communications networks to business, government and common carriers. He is responsible for developing new technologies, systems and businesses, including lead efforts in the Hughes DBS DirecTV system and the systems design in the ICO global satellite personal communications systems. Dr. Cacciamani is on the Engineering Advisory Boards at Union College and The Catholic University of America and serves as an advisor to Aloha Networks, Inc.

        Richard S. Friedland was elected as a director in March 1999. Since October 1997, Mr. Friedland has been actively involved as an investor and consultant to emerging high technology companies, with a focus on video and communications. From 1978 to October 1997, Mr. Friedland served in various capacities with General Instrument Corporation, a provider of systems and equipment to the cable telephone and telephony industries. Most recently, from September 1995 to October 1997, he served as Chairman of the Board of Directors and Chief Executive Officer of General Instrument, and he served as President, Chief Operating Officer and Director of that company from September 1993 to September 1995. Mr. Friedland also is a director of Applied Digital Solutions, Inc. and Zilog, Inc.


        Martin Grant was elected as a director in April 2001. He served as President and Chief Operating Officer at CTN Media Group from 1999 to January 2001. CTN Media Group is a leading multi-media firm targeting young adults with properties in television, publishing, specialty media placement and promotion. From December 1995 to December 1998, Mr. Grant was President of Sales, Marketing and International Ventures at Channel One Network (Primedia). Channel One Network is part of Primedia and is an in-school satellite television news network. From 1992 to 1995, Mr. Grant served at DMB&B Advertising as Senior Vice President, Managing Partner & Group Account Director. DMB&B Advertising is one of the five largest full service agencies with offices in more than 45 countries.


        Quentin R. Lawson was elected a director in September 2000. He has been the Executive Director of the National Alliance of Black School Educators in Washington, DC since March 1996. Previously Mr. Lawson worked for the Congressional Black Caucus Foundation, Inc. as Executive Director from September 1992 until September 1995. Mr. Lawson has worked as Executive Director for the National Forum for Black Public Administrators and as Executive Vice President and Vice President, Applied Research and Director, Urban Consortium for Public Technology, Inc. Mr. Lawson serves as a Board Member of the Museum of Natural History, Smithsonian Institution, as well as a Board Member with Kurron, Inc. In the past, he has served as Chair for the Maryland Higher Education Commission. Presently, he serves as Chairman for the State of Maryland, Governor's Council on Adolescent Pregnancy Prevention. Mr. Lawson holds a BA from West Virginia State College, a ME in Supervision and Administration from University of Maryland, and a MS from Morgan State University.

        Steven A. Rogers founded Video Network Communications in 1993 and has served as a director since that time. He is currently President, CEO and a Director of Cetacean Networks, Inc., a high-technology start-up. From July 1998 through July 1999, he served as our Chief Technology Officer and Vice President, Engineering. He served as President and Chief Executive Officer from our inception until July 1998. Mr. Rogers has participated in other start-up companies as an executive officer or founder. From July 1990 to July 1992, he served as a Senior Vice President of General Kinetics, Inc. where he managed the Cryptek division. In January 1986, he founded Cryptek, Inc., an encrypted facsimile machine manufacturer and, from January 1986 to July 1990, served as its President and Chief Operating Officer until it was acquired by General Kinetics, Inc.

COMMITTEES OF THE BOARD

        Our Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.


        Audit Committee. Our Board of Directors' Audit Committee consists of Dr. Eugene R. Cacciamani, Mr. Richard S. Friedland and Mr. Martin Grant. The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of the Company's internal accounting, auditing and financial reporting practices. The Audit Committee's primary duties and responsibilities are to (i) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system,
(ii) review and appraise the audit efforts of the Company's independent auditors and (iii) provide an open avenue of communication among the independent auditors, the Company's financial and senior management and the Board of Directors.

        Compensation Committee. Our Board of Directors' Compensation Committee consists of three outside, non-employee directors. Mr. James F. Bunker, Dr. Cacciamani and Mr. Friedland currently serve as members of the Compensation Committee. The Committee is responsible for (i) reviewing and approving executive compensation policies, practices, salary levels and bonus programs and
(ii) administering the stock option and stock incentive plans.

DIRECTOR COMPENSATION

        Starting in March of 2000, the Company pays each non-employee director one thousand dollars ($1,000) for each regularly scheduled meeting of the Board that they attend, including meetings attended in 2000. We also reimburse non-employee directors for expenses incurred in connection with attending Board and committee meetings.

        Additionally, we generally compensate our directors for serving in such capacity by granting to them stock options. The Compensation Committee of the Board of Directors meets annually to determine option grants to directors. In January 2000, we granted options to purchase 30,000 shares of common stock under the 1999 Stock Incentive Plan to Steven A. Rogers. The options are exercisable for a period of five years from the date of grant. The options have an exercise price of $2.636 per share, which was the fair market value of the underlying common stock on the date of grant, and vested fifty percent (50%) on date of grant and fifty percent (50%) on September 8, 2000. In December 2000, we granted options to purchase an aggregate of 100,000 shares of common stock under the 1999 Stock Incentive Plan to the persons then serving as our non-employee directors. The options are exercisable for a period of five years from the date of grant. The options have an exercise price of $1.031 per share, which was the fair market value of the underlying common stock on the date of grant, and vest fifty percent (50%) on September 10, 2001 and fifty percent (50%) on September 10, 2002. In the event the Company is acquired or participates in a merger in which it is not the surviving entity, all options vest immediately prior to the consummation of the acquisition or merger. Option grants to non-employee directors during 2000 were as follows: Bunker -- 20,000, Cacciamani -- 20,000, Friedland -- 20,000, Lawson -- 20,000 and Rogers -- 50,000. As of December 31, 2000, 30,000 of these options were vested, and none had been forfeited.

BOARD MEMBERSHIP AGREEMENTS


        For a period of five years following completion of our initial public offering on April 8, 1997, we have agreed to use our best efforts (including the solicitation of proxies, if necessary) to elect one designee of Barington Capital Group, L.P. ("Barington"), the underwriter of our initial public offering of common stock, to our Board of Directors. Barington Capital Group L.P. does not currently have a designee on the Board and did not designate a nominee for election to the Board at the 2001 Annual Meeting of Stockholders.



        In connection with our June 1999 public offering of securities, we agreed with EBC, the representative of the underwriters of that offering, that we would use our best efforts to elect one person nominated by EBC for election to our Board of Directors. Ms. Cheryl Snyder served as EBC's representative on our Board until her resignation in September 1999. EBC does not currently have a designee on our Board and did not designate a nominee for election to the Board at the 2001 Annual Meeting of Stockholders.


        In connection with our August 1999 private placement of securities, we also agreed with EBC, the placement agent of that offering, that we would appoint one additional person nominated by EBC to our Board of Directors. EBC has not designated a nominee for election to our Board pursuant to this contractual provision.


EXECUTIVE OFFICERS

        Our executive officers serve at the pleasure of the Board of Directors and are elected by the Board of Directors annually for a term expiring upon the election and qualification of their respective successors, or their earlier resignation or removal.

                             EXECUTIVE COMPENSATION

        The following table lists the cash remuneration we paid or accrued during 2000 to our President and Chief Executive Officer and to each of our other most highly compensated executive officers for 2000 whose salary and bonus exceeded $100,000 (the "Named Executive Officers"). We did not have any pension or long-term incentive plan and did not grant any restricted stock awards, bonus stock awards or stock appreciation rights to any of the executive officers named in this table during 2000.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                                 -------------------------------------------  --------------------------------
                                                                                                   AWARDS            PAYOUTS
                                                                                              ---------------  ---------------
                                                                                                 SECURITIES            ALL
                                                                                                 UNDERLYING           OTHER
            NAME AND PRINCIPAL POSITION               YEAR          SALARY          BONUS          OPTIONS        COMPENSATION
   -------------------------------------------   -------------  -------------  -------------  ---------------  ---------------
   Carl Muscari (1)...........................        2000         $187,801             $-0-       75,000                $-0-
     Chairman, President & Chief Executive            1999         $ 44,647             $-0-      387,500                $-0-
       Officer
   Roger A. Booker............................        2000         $147,656             $-0-       35,000                $-0-
     Senior Vice President, Business                  1999         $130,600             $-0-      171,428                $-0-
       Development                                    1998         $140,800             $-0-        6,428                $-0-
   Robert H. Emery............................        2000         $152,026             $-0-       35,000                $-0-
     Chief Financial Officer and Vice                 1999         $120,057             $-0-      175,000                $-0-
       President, Administration                      1998         $140,933             $-0-        9,285                $-0-
   Stephen A. LaMarche (2)....................        2000         $150,574             $-0-      195,000                $-0-
     Vice President, Sales and Marketing

-----------

(1) Mr. Muscari joined the Company as President and Chief Operating Officer in September 1999.

(2) Mr. LaMarche joined the Company as Vice President Sales and Marketing on January 3, 2000.

STOCK OPTION GRANTS IN 2000

        The following table sets forth certain information about the stock options that we granted during 2000 to the Named Executive Officers. In 2000, all of the stock options that we granted were under the 1999 Stock Incentive Plan. As of the date of this prospectus, we have not granted any stock appreciation rights to any Named Executive Officer.

                           STOCK OPTION GRANTS IN 2000

                                             NUMBER OF
                                             SECURITIES            PERCENT OF TOTAL
                                        UNDERLYING OPTIONS        OPTIONS GRANTED TO       EXERCISE PRICE
                      NAME                    GRANTED              EMPLOYEES IN 2000           ($/SH)          DATE
              --------------------   ------------------------  ------------------------  ------------------  --------
              Carl Muscari..........           75,000(1)                  8.90%                $ 1.013       12/27/05
              Roger A. Booker.......           35,000(1)                  4.15%                $ 1.013       12/27/05
              Robert H. Emery.......           35,000(1)                  4.15%                $ 1.013       12/27/05
              Stephen A. LaMarche...          160,000(2)                 18.99%                $ 2.938       01/03/05
                                               35,000(1)                  4.15%                $ 1.013       12/27/05

-----------
(1) One-third of these options vest on September 10, 2001, one third on September 10, 2002 and one-third on September 10, 2003. Vesting accelerates to one-half vested upon the achievement of two consecutive profitable quarters and one-half upon the call of outstanding publicly traded redeemable common stock purchase warrants. In the event the Company is acquired or participates in a merger in which it is not the surviving entity, all options vest immediately prior to the consummation of the acquisition or merger.

(2) Mr. LaMarche's 160,000 options vest as follows: 20,500 vested January 3, 2000, 33,000 will vest annually on each of the first three anniversaries of January 3, 2000, 40,500 will vest on a "cliff" basis on the sixth anniversary of January 3, 2000. Vesting of these 40,500 options will accelerate based on performance against plan. At the end of fiscal year 2000, for each $200,000 in incremental sales revenue above $7 million in 2000, an additional 2,700 of these options will vest. Intermediate revenue levels will result in the vesting of the prorated share amounts rounded to the nearest whole share.

STOCK OPTION EXERCISES IN 2000

        None of our Named Executive Officers exercised any options in 2000. The following table sets forth the number of shares of common stock underlying unexercised options held by the Named Executive Officers at December 31, 2000 and the aggregate dollar value of in-the-money unexercised options held at December 31, 2000.

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

                                                 SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS/SARS
                                                   DECEMBER 31, 2000                 AT DECEMBER 31, 2000
                          NAME                 EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE(1)
                  --------------------    ---------------------------------  --------------------------------
                  Carl Muscari..........                    149,999/312,501                        $0/$35,175
                  Roger A. Booker.......                    106,312/116,757                        $0/$16,415
                  Robert H. Emery.......                    114,788/117,925                        $0/$16,415
                  Stephen A. LaMarche...                     20,500/174,500                        $0/$16,415

 ----------
(1) The dollar value of in-the-money, unexercised options at December 31, 2000 was calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price per share of the options at December 31, 2000.


EXECUTIVE EMPLOYMENT CONTRACT


        As of September 9, 1999, we entered into an Employment Agreement with Mr. Muscari under which he agreed to serve as our President and Chief Operating Officer for a term of four years. Under the terms of Mr. Muscari's Employment Agreement, we agree to pay him an annual minimum base salary of $188,000 per year, subject to upward adjustment in our Board's discretion. Mr. Muscari is also entitled to receive, as incentive compensation, a bonus equal to thirty percent (30%) of his base salary if we achieve profitability for two consecutive quarters, as reflected in our quarterly or annual reports filed with the Securities and Exchange Commission. Following the date on which we achieve profitability for two consecutive quarters, we are obligated to reach an agreement with Mr. Muscari within 135 days on future annual cash incentive plans which will offer Mr. Muscari equal or greater incentive compensation payments. Mr. Muscari is also entitled to three weeks of vacation, expense reimbursement and to participate in our other benefit and incentive plans for our employees. We have the right to terminate Mr. Muscari for "cause" at any time during the term of the Employment Agreement. For purposes of the agreement, "cause" means the conviction of a felony or crime involving dishonesty or misfeasance that interferes with our business; any conduct that substantially interferes with or damages our business, standing or reputation; a material breach by Mr. Muscari of the Employment Agreement; or a determination by our Board that Mr. Muscari has engaged in illegal conduct. If we terminate Mr. Muscari for any reason other than "cause," we are obligated to pay him one year's annual base salary as severance, plus any bonuses to which he is entitled, payable in a lump sum, to provide him with medical and other benefits for six months, and to give him six months in which to exercise any of his vested stock options. We also are obligated to provide Mr. Muscari with those benefits if he is terminated after a change in control of our company, as that term is defined in the Employment Agreement. We also agree to indemnify Mr. Muscari against certain liabilities and expenses that he may incur while serving as an officer or director of our company.

                       PRINCIPAL AND SELLING STOCKHOLDERS


SECURITY OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL
STOCKHOLDERS



        The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 11, 2001, by (i) all persons known by us to beneficially own 5% or more of the outstanding shares of common stock, (ii) each current director, (iii) each of our executive officers, and
(iv) all of our current directors and executive officers, as a group. Unless otherwise noted, each stockholder named has sole voting and investment power with respect to such shares, subject to community property laws where applicable.



                                                              BEFORE THE OFFERING                AFTER THE OFFERING
                                                      ---------------------------------  --------------------------------
                                                           SHARES                             SHARES
                                                        BENEFICIALLY                       BENEFICIALLY
                 NAME OF BENEFICIAL OWNER                   OWNED         PERCENT (1)          OWNED          PERCENT (1)
        ------------------------------------------    ---------------- ----------------  ----------------  --------------
        5% OR GREATER STOCKHOLDERS
          Robert Gladstone (2)....................         660,833            5.8%            660,833             5.8%
          Roger Gladstone (3).....................         560,833            5.0%            560,833             5.0%
          David Nussbaum (4)......................       2,344,639           18.8%          2,344,639            18.8%
          The Rubenstein Group (5) (6)............       1,200,500           10.8%            448,000             4.2%
        DIRECTORS AND EXECUTIVE OFFICERS
          Roger A. Booker (7).....................         108,542            1.0%            108,542             1.0%
          James F. Bunker (8).....................         224,843            2.1%            224,843             2.1%
          Eugene R. Cacciamani (9)................          55,164              *              55,164              *
          Robert H. Emery (10)....................         123,917            1.1%            123,917             1.1%
          Richard S. Friedland (11)...............          30,000              *              30,000              *
          Martin Grant (12).......................               0              *                   0              *
          Stephen A. LaMarche (13)................          53,500              *              53,500              *
          Quentin R. Lawson (14)..................               0              *                   0              *
          Carl Muscari (15).......................         149,999            1.4%            149,999             1.4%
          Steven A. Rogers (16)...................         162,842            1.5%            162,842             1.5%
          All directors and executive
             officers as a group (10 persons) (17)         908,807            8.0%            908,807             8.0%


-----------
* Less than one percent


(1) Applicable percentage of ownership as of June 11, 2001 is based on 10,667,970 shares of common stock outstanding. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission. For each beneficial owner, shares of common stock subject to options or warrants exercisable within 60 days of June 11, 2001 are deemed outstanding.



(2) Consists of the following securities: (i) 75,000 shares of common stock that may be acquired by Mr. Gladstone upon the exercise of an outstanding option issued in connection with our June 1999 public offering, (ii) 50,000 shares of common stock that may be acquired by Mr. Gladstone upon the exercise of a warrant underlying the outstanding option issued in connection with the June 1999 public offering, (iii) 16,667 shares of common stock purchased by Mr. Robert Gladstone in the Private Placement,
     (iv) 16,667 shares of common stock issuable upon exercise of the Warrants purchased by Mr. Robert Gladstone in the Private Placement, (v) 2,499 shares of common stock issuable upon exercise of the Extra Warrants issued to Mr. Robert Gladstone, (vi) 300,000 shares of common stock that may be acquired by GKN Securities Corp. upon the exercise of an outstanding option issued in connection with the June 1999 public offering and (vii) 200,000 shares of common stock that may be acquired by GKN Securities Corp. upon exercise of a warrant underlying the outstanding option issued in connection with the June 1999 public offering. Mr. Robert Gladstone is the President and Chief Executive Officer of GKN Securities Corp. and a minority stockholder of Firebrand Financial Group, Inc., the parent company of GKN Securities Corp. As a result of such positions, Mr. Robert Gladstone may exercise voting or investment control over such securities and may be deemed to be the beneficial owner of the securities held by GKN Securities Corp. The address of Mr. Robert Gladstone is c/o EarlyBirdCapital, Inc., One State Street Plaza, 24th Floor, New York, New York 10004.


(3) Consists of the following securities: (i) 15,000 shares of common stock that may be acquired by Mr. Gladstone upon the exercise of an outstanding option issued in connection with our June 1999 public offering, (ii) 10,000 shares of common stock that may be acquired by Mr. Gladstone upon the exercise of a warrant underlying the outstanding option issued in connection with the June 1999 public offering, (iii) 16,667 shares of common stock purchased by Mr. Roger Gladstone in the Private Placement,
     (iv) 16,667 shares of common stock issuable upon exercise of the Warrants purchased by Mr. Roger Gladstone in the Private Placement, (v) 2,499 shares of common stock issuable upon exercise of the Extra Warrants issued to Mr. Roger Gladstone, (vi) 300,000 shares of common stock that may be acquired by GKN Securities Corp. upon the exercise of an outstanding option issued in connection with the June 1999 public offering and (vii) 200,000 shares of common stock that may be acquired by GKN Securities Corp. upon the exercise of a warrant underlying the outstanding option issued in connection with the June 1999 public offering. Mr. Roger Gladstone is a director of GKN Securities Corp. and a minority stockholder and director of Firebrand Financial Group, Inc., the parent company of GKN Securities Corp. As a result of such positions, Mr. Roger Gladstone may exercise voting or investment control over such securities and may be deemed to be the beneficial owner of the securities held by GKN Securities Corp. The address of Mr. Roger Gladstone is c/o Shochet Securities, Mizner Park, 433 Plaza Real, Boca Raton, Florida 33432.



(4) Consists of the following securities: (i) 75,000 shares of common stock that may be acquired by Mr. Nussbaum upon the exercise of an outstanding option issued in connection with our June 1999 public offering, (ii) 50,000 shares of common stock that may be acquired by Mr. Nussbaum upon the exercise of a warrant underlying the outstanding option issued in connection with the June 1999 public offering, (iii) 16,667 shares of common stock purchased by Mr. Nussbaum in the Private Placement, (iv) 16,667 shares of common stock issuable upon exercise of the Warrants purchased by Mr. Nussbaum in the Private Placement, (v) 2,499 shares of common stock issuable upon exercise of the Extra Warrants issued to Mr. Nussbaum, (vi) 519,166 shares of common stock purchased by Dalewood Associates L.P. in the Private Placement, (vii) 519,166 shares of common stock issuable to Dalewood Associates L.P. upon exercise of the Warrants purchased by Dalewood Associates L.P. in the Private Placement, (viii) 77,874 shares of common stock issuable to Dalewood Associates L.P. upon exercise of the Extra Warrants issued to Dalewood Associates L.P., (ix) 264,000 shares of common stock issuable to EBC (or its designee) upon exercise of the Purchase Option, (x) 264,000 shares of common stock issuable to EBC (or its designee) upon exercise of the Warrants underlying the Purchase Option, (xi) 39,600 shares of common stock issuable to EBC (or its designee) upon exercise of the Extra Warrants issued to EBC, (xii) 300,000 shares of common stock that may be acquired by GKN Securities Corp. upon exercise of an outstanding option issued to GKN Securities Corp. in connection with our June 1999 public offering and (xiii) 200,000 shares of common stock that may be acquired by GKN Securities Corp. upon exercise of a warrant underlying the outstanding option issued to GKN Securities Corp. in connection with the June 1999 public offering. Mr. Nussbaum is an officer and director of Dalewood Associates, Inc., the manager of Dalewood Associates L.P. As a result of such positions, Mr. Nussbaum may be deemed to be the beneficial owner of the securities held by Dalewood Associates L.P. Mr. Nussbaum is also a director and a minority stockholder of Firebrand Financial Group, Inc., which is the majority stockholder of the parent company of EBC, and he is the Chief Executive Officer of EBC. As a result of such positions, Mr. Nussbaum may be deemed to be the beneficial owner of the securities held by EBC. Mr. Nussbaum disclaims beneficial ownership of the securities held by Dalewood Associates L.P. and EBC because he does not exercise voting or investment power over the securities. Mr. Nussbaum is also a director and a minority stockholder of Firebrand Financial Group, Inc., the parent company of GKN Securities Corp. As a result of such positions, Mr. Nussbaum may exercise voting or investment control over such securities and may be deemed to be the beneficial owner of the securities held by GKN Securities Corp. The address of Mr. Nussbaum is c/o EarlyBirdCapital, Inc., One State Street Plaza, 24th Floor, New York, New York 10004.


(5) Information regarding ownership of our securities by 5% or greater stockholders is based solely on a Schedule 13G filed on June 15, 1999, and amended by Amendment No. 1 to Schedule 13G filed on February 14, 2001, with the Commission by Wheatley Partners II, L.P. (formerly Applewood Associates, L.P. and referred to herein as "Wheatley"), Applewood Capital Corp. ("Applewood"), Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber, Jonathan Lieber, Seneca Ventures ("Seneca"), Woodland Venture Fund ("Woodland Fund"), Woodland Partners, The Marilyn and Barry Rubenstein Family Foundation (the "Rubenstein Foundation"), Marilyn Rubenstein, Woodland Services Corp., Brian Rubenstein and Rebecca Rubenstein (collectively, the "Rubenstein Group"). The address of Mr. Barry Rubenstein and Mrs. Marilyn Rubenstein is 68 Wheatley Road, Brookville, New York 11545.

(6) Consists of the following securities: (i) 150,000 shares of common stock owned by Wheatley, 80 Cuttermill Road, Great Neck, New York 11021, with respect to which Mr. Barry Rubenstein has shared voting and dispositive power; (ii) 200,000 shares of common stock owned by Seneca, 68 Wheatley Road, Brookville, New York 11545, and warrants to purchase an additional 115,000 shares of common stock held by Seneca which are currently exercisable or exercisable within 60 days of the date of this prospectus, with respect to which Mr. Barry Rubenstein has shared voting and investment power; (iii) 345,000 shares of common stock owned by Woodland Fund, 68 Wheatley Road, Brookville, New York, 11545, and warrants to purchase an additional 230,000 shares of common stock held by Woodland Fund which are currently exercisable or exercisable within 60 days of the date of this prospectus, with respect to which Mr. Barry Rubenstein has shared voting and investment power; (iv) 53,000 shares of common stock owned by Woodland Partners, 68 Wheatley Road, Brookville, New York 11545, with respect to which Mr. Barry Rubenstein has shared voting and investment power; and (v) 50,000 shares of common stock owned by The Rubenstein Foundation, 68 Wheatley Road, Brookville, New York 11545, and warrants to purchase an additional 57,500 shares of common stock held by Woodland Fund which are currently exercisable or exercisable within 60 days of the date of this prospectus, with respect to which Mr. Barry Rubenstein has shared voting and investment power. Woodland Services Corp. is a general partner of Seneca and Woodland Fund. Mr. Barry Rubenstein is a general partner of Wheatley, Seneca, Woodland Fund and Woodland Partners, an officer and director of Woodland Services Corp. and a Trustee of the Rubenstein Foundation. Mrs. Marilyn Rubenstein is a general partner of Woodland Partners, a Trustee of the Rubenstein Foundation and an officer of Woodland Services Corp., and is the wife of Mr. Barry Rubenstein. Each of Mr. Barry Rubenstein and Mrs. Marilyn Rubenstein disclaim ownership of these securities except to the extent of his or her equity interest therein. Applewood Capital Corp., Irwin Lieber and Barry Fingerhut are also general partners of Wheatley, and Messrs. Irwin Lieber and Barry Fingerhut are also officers and directors of Applewood Capital Corp., and as such, may be deemed to exercise voting and investment power over the securities owned by Wheatley. Seth Lieber and Jonathan Lieber are also general partners of Wheatley and officers of Applewood Capital Corp., and as such, may be deemed to exercise voting and investment power over these securities owned by Wheatley. Applewood Capital Corp., Irwin Lieber, Barry Fingerhut, Seth Lieber and Jonathan Lieber disclaim beneficial ownership of the equity securities owned by Wheatley except to the extent of his or its equity interest therein. Brian Rubenstein and Rebecca Rubenstein are also Trustees of the Rubenstein Foundation and, as such, may be deemed to exercise beneficial ownership of these securities owned by the foundation. Brian Rubenstein is the son and Rebecca Rubenstein is the daughter of Barry and Marilyn Rubenstein. Each disclaims beneficial ownership of the equity securities owned by the Rubenstein Foundation except to the extent of his or her equity interest therein.

(7) The address of Mr. Booker is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 107,145 shares of common stock issuable upon exercise of options.

(8) The address of Mr. Bunker is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 214,285 shares of common stock that may be acquired upon exercise of outstanding options.


(9) The address of Dr. Cacciamani is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 50,941 shares of common stock issuable upon exercise of options.


(10) The address of Mr. Emery is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Includes 114,788 shares of common stock issuable upon exercise of options.

(11) The address of Mr. Friedland is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Consists of 30,000 shares of common stock issuable upon exercise of options.

(12) The address of Mr. Grant is 535 East 86th Street, Apt. 11A, New York, New York 10028.

(13) The address of Mr. Lawson is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801.

(14) The address of Mr. LaMarche is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Consists of 53,500 shares of common stock issuable upon exercise of options.


(15) The address of Mr. Muscari is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. Consists of 149,999 shares of common stock issuable upon exercise of options.


(16) The address of Mr. Rogers is c/o Video Network Communications, Inc., 50 International Drive, Portsmouth, New Hampshire 03801. All of the shares of common stock owned by Mr. Rogers are pledged to Merrill Lynch Credit Corporation to secure certain obligations. Includes 30,000 shares of common stock issuable upon exercise of options.

(17) Includes 750,182 shares of common stock issuable to executive officers and directors upon exercise of options.

BENEFICIAL OWNERSHIP OF SELLING STOCKHOLDERS

        The following table sets forth certain information provided to us by the selling stockholders regarding their beneficial ownership of (i) shares of our common stock (including the shares issuable upon exercise of the Warrants, the Extra Warrants and the Warrants underlying the Purchase Option), (ii) the Warrants and Extra Warrants and (iii) the securities issuable upon the exercise of the Purchase Option (including the shares of common stock and Warrants issuable upon exercise of the Purchase Option and the shares of common stock issuable upon exercise of the Warrants underlying the Purchase Option) to be sold hereunder. The table also sets forth the beneficial ownership of the selling stockholders after the offering, based on information provided to us by the selling stockholders. This information is provided as of the date of this prospectus, unless otherwise indicated. Unless otherwise noted, each selling stockholder named has sole voting and investment power with respect to such shares and warrants, subject to community property laws where applicable.

        Subject to certain contractual restrictions that are described in this prospectus, selling stockholders may sell the securities covered by this prospectus at such times and in such amounts as they may determine. For purposes of preparing this table, we have assumed that each selling stockholder will sell all of the shares of common stock, Warrants and Extra Warrants offered pursuant to this prospectus. However, we have not been advised by any selling stockholder whether they have any present intention to sell such securities.


                                                                 SECURITIES TO BE SOLD
                                      SECURITIES BENEFICIALLY     IN THE OFFERING(1)            SECURITIES TO BE BENEFICIALLY
                                   OWNED BEFORE THE OFFERING(1) ----------------------           OWNED AFTER THE OFFERING(1)
                                  -----------------------------  NUMBER OF  NUMBER OF  --------------------------------------------
                                     NUMBER OF     NUMBER OF     SHARES OF   WARRANTS    NUMBER OF             NUMBER OF
                                     SHARES OF   WARRANTS AND     COMMON     AND EXTRA   SHARES OF PERCENT OF  WARRANTS
                                      COMMON         EXTRA       STOCK TO    WARRANTS     COMMON     COMMON    AND EXTRA  PERCENT OF
              NAME                     STOCK       WARRANTS       BE SOLD   TO BE SOLD     STOCK     STOCK     WARRANTS    WARRANTS
--------------------------------- -------------  -------------- ----------  ---------- ----------  ---------  ----------- ---------
Narinda Arora....................     76,662        43,329         76,662     43,329           --      --%          --          --%
Judith Barclay...................    536,662       303,329        536,662    303,329           --      --           --           --
Clearview International
Investment Corporation (2).......    536,662       303,329        536,662    303,329           --      --           --           --
Steven Cohen.....................     38,332        21,665         38,332     21,665           --      --           --           --
Dalewood Associates L.P. (3).....  1,116,206       597,040      1,116,206    597,040           --      --           --           --
EarlyBirdCapital, Inc. (4).......    567,600       303,600        567,600    303,600           --      --           --           --
Renberg Revocable Trust (5)......     57,500        32,500         57,500     32,500           --      --           --           --
Richard J. Rosenstock, Rev.
  Lvg. Trust DTD 3/5/96 (6)......    153,332        86,665        153,332     86,665           --      --           --           --
R.T. Enterprises, L.P. (7).......    143,333        76,666        143,333     76,666           --      --           --           --
The Marilyn and Barry
 Rubenstein Family
  Foundation (8).................  1,200,500(9)    402,500(10)    752,500    402,500      448,000      4.2          --           --
Wayne Saker......................     76,662        43,329         76,662     43,329           --      --           --           --
Seneca Ventures (8)..............  1,050,500(11)   402,500(10)    752,500    402,500      298,000      2.8          --           --
Mark Shnitkin....................     38,332        21,665         38,332     21,665           --      --           --           --
Stourbridge Investments Ltd. (12)     28,750        16,250         28,750     16,250           --      --           --           --
David Thalheim Revocable Living
  Trust DTD 3/5/96 (13)..........    191,662       108,329        191,662    108,329           --      --           --           --
Woodland Venture Fund (8)........  1,050,500(11)   402,500(10)    752,500    402,500      298,000      2.8          --           --


 ----------


(1) Applicable percentage of common stock is based on 10,667,970 shares of common stock outstanding as of the date of this prospectus. Applicable percentage of warrants is based on 7,043,694 Warrants, Extra Warrants and Public Warrants outstanding, and Warrants issuable upon exercise of the Purchase Option, as of the date of this prospectus. Beneficial ownership is determined in accordance with rules of the Commission and, except as set forth below, for each beneficial owner is based on information provided to us by such selling security holder. Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. For each beneficial owner, shares of common stock subject to options or warrants exercisable within 60 days of the date of this prospectus are deemed outstanding. For each beneficial owner, common stock beneficially owned includes (i) shares of common stock issuable upon the exercise of the Warrants and Extra Warrants owned, (ii) shares of common stock or Warrants issuable upon exercise of the Purchase Option and (iii) shares of common stock issuable upon exercise of the Warrants underlying the Purchase Option.


(2) As the President of Clearview International Investment Corporation, Mr. Jacob Abramsky may exercise voting or investment control over such securities and may be deemed to be the beneficial owner of such securities.

(3) Dalewood Associates, Inc. is the manager of Dalewood Associates L.P., with authority to act on behalf of the limited partnership.

     Mr. David Nussbaum is the Chairman, Chief Executive Officer and a director of Dalewood Associates, Inc. Because of his positions with Dalewood Associates, Inc., Mr. Nussbaum may be deemed to be the beneficial owner of the securities held by Dalewood Associates L.P. Mr. Nussbaum disclaims beneficial ownership of such securities because he does not exercise or share voting or investment power over the securities.



(4) Mr. David Nussbaum is a director and a minority stockholder of Firebrand Financial Group, Inc. (formerly Research Partners International, Inc.), which is the majority stockholder of the parent company of EBC. Mr. Nussbaum is also the Chief Executive Officer of EBC. As a result of such positions, Mr. Nussbaum may be deemed to be the beneficial owner of the securities held by EBC. Mr. Nussbaum disclaims beneficial ownership of such securities because he does not exercise or share voting or investment power over the securities.






(5) As trustee of the Renberg Revocable Trust, Mr. Kenneth Renberg may be deemed to be the beneficial owner of the securities held by the trust, with sole voting and investment power.



(6) As trustee of the Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, Mr. Richard J. Rosenstock may be deemed to be the beneficial owner of the securities held by the trust, with sole voting and investment power.



(7) As President of R.T. Management, the general partner of R.T. Enterprises, L.P., Mr. Robert Tills may be deemed to be the beneficial owner of the securities held by the limited partnership, with sole voting power and investment control.



(8) Mr. Barry Rubenstein is a general partner of Seneca Ventures, Woodland Venture Fund, Woodland Partners and Wheatley Partners II, L.P. (formerly known as Applewood Associates, L.P.). Mr. Rubenstein is also the husband of Marilyn Rubenstein, and together, they are the Trustees of The Marilyn and Barry Rubenstein Family Foundation. Mr. Rubenstein may exercise voting or investment control over the securities held by Seneca Ventures, Woodland Venture Fund, Woodland Partners and Wheatley Partners II and may be deemed to be the beneficial owner of such securities. Mr. and Mrs. Rubenstein may exercise voting or investment control over the securities held by The Marilyn and Barry Rubenstein Family Foundation and may be deemed to be the beneficial owners of such securities. The holders of record of the securities being offered and resold pursuant to this prospectus are as follows: (i) The Marilyn and Barry Rubenstein Family Foundation is offering 50,000 shares of common stock purchased in the Private Placement and Warrants and Extra Warrants to purchase 57,500 shares of common stock and, upon exercise of the Warrants and Extra Warrants, the shares of common stock underlying those Warrants and Extra Warrants, (ii) Seneca Ventures is offering 100,000 shares of common stock purchased in the Private Placement and Warrants and Extra Warrants to purchase 115,000 shares of common stock and, upon exercise of the Warrants and Extra Warrants, the shares of common stock underlying those Warrants and Extra Warrants and (iii) Woodland Venture Fund is offering 200,000 shares of common stock purchased in the Private Placement and Warrants and Extra Warrants to purchase 230,000 shares of common stock and, upon exercise of the Warrants and Extra Warrants, the shares of common stock underlying those Warrants and Extra Warrants. Mr. and Mrs. Rubenstein disclaim beneficial ownership of the securities held by The Marilyn and Barry Rubenstein Family Foundation, Seneca Ventures, and Woodland Venture Fund, except to the extent of his or her equity interest therein.



(9) Consists of (i) 50,000 shares of common stock purchased by The Marilyn and Barry Rubenstein Foundation in the Private Placement, (ii) 50,000 shares of common stock issuable upon exercise of the Warrants purchased by The Marilyn and Barry Rubenstein Foundation in the Private Placement, (iii) 7,500 shares of common stock issuable upon exercise of the Extra Warrants issued to The Marilyn and Barry Rubenstein Foundation on December 23, 2000, January 23, 2001 and February 23, 2001, (iv) 200,000 shares of common stock owned by Seneca Ventures, including 100,000 shares of common stock purchased by Seneca Ventures in the Private Placement, (v) 100,000 shares of common stock issuable upon exercise of the Warrants purchased by Seneca Ventures in the Private Placement, (vi) 15,000 shares of common stock issuable upon exercise of the Extra Warrants issued to Seneca Ventures on December 23, 2000, January 23, 2001 and February 23, 2001, (vii) 345,000
     shares of common stock owned by Woodland Venture Fund, including 200,000 shares of common stock purchased by Woodland Venture Fund in the Private Placement, (viii) 200,000 shares of common stock issuable upon exercise of the Warrants purchased by Woodland Venture Fund in the Private Placement,
     (ix) 30,000 shares of common stock issuable upon exercise of the Extra Warrants issued to Woodland Venture Fund on December 23, 2000, January 23, 2001 and February 23, 2001, (x) 53,000 shares of common stock owned by Woodland Partners and (xi) 150,000 shares of common stock owned by Wheatley Partners II, L.P. Mr. and Mrs. Rubenstein disclaim beneficial ownership of the securities held by The Marilyn and Barry Rubenstein Family Foundation, Seneca Ventures, and Woodland Venture Fund, except to the extent of his or her equity interest therein.



(10) Consists of (i) Warrants to purchase 50,000 shares of common stock purchased by The Marilyn and Barry

     Rubenstein Foundation in the Private Placement, (ii) Extra Warrants to purchase 7,500 shares of common stock issued to The Marilyn and Barry Rubenstein Foundation on December 23, 2000, January 23, 2001 and February 23, 2001, (iii) Warrants to purchase 100,000 shares of common stock purchased by Seneca Ventures in the Private Placement, (iv) Extra Warrants to purchase 15,000 shares of common stock issued to Seneca Ventures on December 23, 2000, January 23, 2001 and February 23, 2001, (v) Warrants to purchase 200,000 shares of common stock purchased by Woodland Venture Fund in the Private Placement and (vi) Extra Warrants to purchase 30,000 shares of common stock issued to Woodland Venture Fund on December 23, 2000, January 23, 2001 and February 23, 2001. Mr. and Mrs. Rubenstein disclaim beneficial ownership of the securities held by The Marilyn and Barry Rubenstein Family Foundation, Seneca Ventures, and Woodland Venture Fund, except to the extent of his or her equity interest therein.


(11) Consists of (i) 50,000 shares of common stock purchased by The Marilyn and Barry Rubenstein Foundation in the Private Placement, (ii) 50,000 shares of common stock issuable upon exercise of the Warrants purchased by The Marilyn and Barry Rubenstein Foundation in the Private Placement, (iii) 7,500 shares of common stock issuable upon exercise of the Extra Warrants issued to The Marilyn and Barry Rubenstein Foundation on December 23, 2000, January 23, 2001and February 23, 2001, (iv) 200,000 shares of common stock owned by Seneca Ventures, including 100,000 shares of common stock purchased by Seneca Ventures in the Private Placement, (v) 100,000 shares of common stock issuable upon exercise of the Warrants purchased by Seneca Ventures in the Private Placement, (vi) 15,000 shares of common stock issuable upon exercise of the Extra Warrants issued to Seneca Ventures on December 23, 2000, January 23, 2001 and February 23, 2001, (vii) 345,000
     shares of common stock owned by Woodland Venture Fund, including 200,000 shares of common stock purchased by Woodland Venture Fund in the Private Placement, (viii) 200,000 shares of common stock issuable upon exercise of the Warrants purchased by Woodland Venture Fund in the Private Placement,
     (ix) 30,000 shares of common stock issuable upon exercise of the Extra Warrants issued to Woodland Venture Fund on December 23, 2000, January 23, 2001 and February 23, 2001 and (x) 53,000 shares of common stock owned by Woodland Partners. Mr. and Mrs. Rubenstein disclaim beneficial ownership of the securities held by The Marilyn and Barry Rubenstein Family Foundation, Seneca Ventures, and Woodland Venture Fund, except to the extent of his or her equity interest therein.



(12) As President and Portfolio Manager, respectively, of Stourbridge Investment Ltd., Mr. Kalis Shuarcbir and Mr. Steve Schnipper may be deemed to be the beneficial owners of the securities held by the corporation.



(13) As Trustee of the David Thalheim Revocable Living Trust Dated 3/5/96, Mr. David Thalheim may be deemed to be the beneficial owner of the securities held by the trust, with sole voting and investment control.

                              CERTAIN TRANSACTIONS


TRANSACTIONS WITH OUR DIRECTORS AND EXECUTIVE OFFICERS


        We had an Employment and Consulting Agreement with Mr. Bunker dated July 13, 1998, which was amended in July 1999, pursuant to which he served as one of our executive officers. Pursuant to the terms of that agreement, as modified, we paid Mr. Bunker salary of $196,156 in 1999 for serving as our President and Chief Executive Officer. In 1999, we also granted Mr. Bunker options to purchase 200,000 shares of our common stock pursuant to the terms of his modified employment agreement. Mr. Bunker served as our Chief Executive Officer until December 29, 1999, and served as the Chairman of our Board of Directors until January 2001. Mr. Bunker did not receive any compensation as an executive officer in 2000, but did receive compensation for serving as one of our non-employee directors in accordance with our director compensation policy. The Employment and Consulting Agreement has terminated, since Mr. Bunker no longer serves as one of our executive officers. Mr. Bunker continues to serve as one of our non-employee directors. We also have a Confidentiality, Inventions and Non-competition Agreement with Mr. Bunker.

        In 1999, we reached an agreement with Mr. Steven A. Rogers regarding his departure as an executive officer of the Company and the termination of his employment agreement with the Company. We paid Mr. Rogers $121,485 in salary in 1999, for serving as an executive officer of the Company. In addition, in 1999, we paid Mr. Rogers an additional $65,955 in other compensation as part of his severance arrangement with the Company. In 2000, we paid Mr. Rogers an additional $63,553 in other compensation, representing the balance of his severance arrangement with the Company.

        On December 31, 1999, the Company entered into an agreement with b2bVideo Network, Inc. (formerly b2bvideo.com, Corp.), a high technology startup company that intends to provide aggregated business video content to the business market. The agreement was to become effective that day after the closing of b2bVideo Network's proposed private placement of Series A Preferred Stock in the first quarter of 2000. The agreement provides that VNCI receive an equity position in b2bVideo Network in exchange for favorable purchase terms and conditions regarding technical support and equipment provided to b2bVideo Network. B2bVideo Network's private placement closed on March 14, 2000. The Company received one million shares of common stock, equivalent to an ownership percentage of approximately fourteen and one half percent (14.5%) on a fully diluted basis on the closing date assuming conversion of all Series A Preferred Stock. Mr. James F. Bunker, a director of the Company and b2bVideo Network, participated in the private placement purchasing less than one percent of the total offering. Ms. Cheryl Snyder, CEO of b2bVideo Network, is a former director of the Company. As described below, the Company sold some of its b2bVideo Network equity investment on December 14, 2000 to a venture fund that is directed and controlled by EBC, one of the selling stockholders.

RELATED PARTY LOANS


        The following is a description of loan transactions of $60,000 or more between Video Network Communications and its directors, executive officers and 5% or greater stockholders (or members of their families) since January 1, 1999.


        On January 8, 1999, a limited partnership controlled by Mr. Bunker made a loan to us to permit us to continue operations. The principal amount of the loan made by Mr. Bunker was $100,000. The principal amount of the loan was converted into units in our February 1999 private placement of units consisting of promissory notes and shares of common stock. The purchase of securities made by Mr. Bunker in the February 1999 private placement was made on the same terms and conditions as unaffiliated third parties purchasing units in the offering, except that Mr. Bunker received 3,571 shares of common stock and unaffiliated investors investing a comparable amount of money received 5,714 shares of common stock. We used a portion of the net proceeds from our June 1999 public offering of units to repay in full the notes issued in the February 1999 private placement, including the note held by Mr. Bunker.

        Mr. Bunker voluntarily deferred the payment of his salary from November 9, 1998, through the date on which our June 1999 public offering of units closed. Mr. Bunker's deferred salary has been repaid in full.

        In February 1999, we completed a private placement of 28.5 units of unsecured promissory notes with a principal amount of $2,850,000 and 160,701 shares of common stock, from which we received net proceeds of approximately $2,393,000. The notes accrued interest at 10% per year. The principal and accrued interest on the notes were payable at the earlier of (i) February 2000,
(ii) the closing date of the Company's then proposed public offering, or (iii) one of several specified events. Two principal officers of the Company, Mr. Bunker and Mr. Emery, invested $100,000 and $25,000 in units, respectively, and were issued unsecured promissory notes for $100,000 and $25,000 principal amount, respectively, and shares of our common stock. These notes were paid in full at the closing of our public offering of units in June 1999.

EQUITY ISSUANCES


        The following is a description of equity transactions between us and our directors, executive officers and 5% or greater stockholders (or members of their families) during the past two years.



        ISSUANCE OF 5% CONVERTIBLE DEBENTURES DUE 2003


        In July 1998, we issued $3,125,000 aggregate principal amount of convertible debentures. $2,500,000 aggregate original principal amount of convertible debentures were purchased by certain institutional investors (the "Institutional Investors") and $625,000 aggregate original principal amount of convertible debentures were purchased by certain persons who were then serving as directors and executive officers of, and outside consultants to, the Company. Dr. Cacciamani, and Messrs. Bunker, Booker and Emery purchased convertible debentures in the offering. Following the issuance of the convertible debentures, the following executive officers and directors held beneficially the principal amount of debentures indicated: Mr. Bunker -- $25,000; Mr. Booker -- $5,000; Mr. Emery -- $25,000; and Dr. Cacciamani -- $10,000. The offering, issuance and sale of the convertible debentures to certain directors and executive officers was a condition precedent to the consummation of the financing with the Institutional Investors.

        It was a condition precedent to the consummation of the February 1999 private placement, that we enter into an agreement with the holders of the convertible debentures, including the directors and executive officers indicated above, amending certain terms of those securities. In the letter agreements, each of the holders of the convertible debentures agreed that: (i) it would not exercise its right to convert the convertible debentures to common stock until the date on which a public or private equity financing with gross proceeds to us of not less than $8 million (a "qualified financing") is completed; (ii) upon the closing of a qualified financing, the principal amount of and accrued and unpaid interest on the convertible debentures will automatically convert into the securities issued in the qualified financing at a conversion price equal to the lesser of (A) $2.50 per share, or (B) 75% of the price at which the securities are sold in the qualified financing and that the anti-dilution provisions of the convertible debentures would be inapplicable to the conversion; and (iii) it waived any default by us with respect to our obligation to register or maintain the effectiveness of a registration statement for the shares of common stock issuable upon conversion of the convertible debentures. The holders of the convertible debentures also agreed to hold the shares of common stock issued upon conversion of the convertible debentures for at least 12 months following the effective date of our registration statement that relates to the qualified financing. We agreed to include the shares of common stock issuable upon conversion of the convertible debentures in the registration statement filed with the Commission relating to the qualified financing. The convertible debentures automatically converted to common stock in June 1999 immediately following the closing of our public offering of units at a conversion price of $3.75 per share of common stock.


        FEBRUARY 1999 PRIVATE PLACEMENT OF UNITS


        In February 1999, we completed a private placement of 28.5 units of unsecured promissory notes with a principal amount of $2,850,000 and 160,701 shares of common stock, from which we received net proceeds of approximately $2,396,000. The notes accrued interest at 10% per year. Two then executive officers of the Company, Mr. Bunker and Mr. Emery, invested $100,000 and $25,000 in units, respectively, and were issued unsecured promissory notes for $100,000 and $25,000 principal amount, respectively, and 3,571 and 1,428 shares of our common stock. The notes were repaid in full at the closing of our public offering of units in June 1999.


        AUGUST 2000 PRIVATE PLACEMENT



        In August 2000, we completed the Private Placement through EBC as our exclusive placement agent. As described more fully below, Messrs. David Nussbaum, Robert Gladstone and Roger Gladstone are both affiliates of EBC and 5% or greater stockholders of the Company. Mr. Nussbaum is also an officer and director of Dalewood Associates, Inc., which is the manager of Dalewood Associates, L.P., one of the investors in the Private Placement. In addition, Mr. Barry Rubenstein, who is also one of our 5% or greater stockholders, purchased securities in the Private Placement through certain affiliated entities that he controls.


        We believe that all of the above transactions were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all of the transactions since our initial public offering were approved by at least a majority of our Board of Directors, including a majority of the disinterested members of the Board of Directors. All future transactions between us and any of our officers, directors and principal stockholders and their affiliates will be approved by at least a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

TRANSACTIONS WITH SELLING STOCKHOLDERS

        Except as described below, we have not had any material transactions with the selling stockholders named in this prospectus during the past three years.


        RELATIONSHIP WITH EARLYBIRDCAPITAL, INC.


        EarlyBirdCapital (formerly known as Southeast Research Partners) acted as placement agent in the Private Placement, for which it received an 8% commission and a 2% non-accountable expense allowance. In connection with the Private Placement, we also issued to EBC the Purchase Option, which permits the holder to purchase 264,000 shares of common stock and Warrants to purchase 264,000 shares of common stock. Each share of common stock and Warrant is issuable together as a unit, although no separate unit certificates will be issued. Each unit of one share of common stock and one Warrant can be purchased at a price of $2.125 per unit. We also granted to EBC a 30-day right of first refusal to underwrite or place future offerings for which we engage the services of an investment banker exercisable until August 2003. In addition, we have agreed until August 2003 to either appoint to our Board a person designated by EBC or to permit EBC to send a representative to observe each meeting of the Board. No person has been designated by EBC for appointment to our Board. We will also pay "source fees" to EBC, until August 2002, if EBC introduces potential investors to us and those investors make subsequent investments in us.

        EBC also acted as an underwriter and the representative of our June 1999 public offering of 2,300,000 units, for which it received underwriting discounts and commissions of approximately $1,380,000. We also paid EBC a non-accountable expense allowance of $517,500. In addition, in connection with the June 1999 public offering, we sold to certain affiliates of EBC, for an aggregate of $100, purchase options to purchase 200,000 units (each unit consisted of three shares of our common stock and two Public Warrants), comprised of 600,000 shares of common stock and 400,000 redeemable common stock purchase warrants, with an initial exercise price of $12.375 per unit. Those purchase options are exercisable during a period that began on June 15, 2000 and ends on June 15, 2004. The warrants issuable upon exercise of these purchase options are the same as our Public Warrants, except that the initial exercise price of the Public Warrants included in the purchase options is $6.60 per share of common stock. In addition, under the terms of the underwriting agreement entered into in connection with the June 1999 public offering, we agreed to use our best efforts to appoint or elect a designee of EBC as a member of our Board for a period of three years beginning June 15, 1999. Our Board nominated Ms. Cheryl Snyder as a nominee for election to our Board, and at our Annual Meeting of Stockholders held in 1999, she was elected as a director to serve for a term expiring in 2002. Ms. Snyder served in that capacity until September 2000.

        In connection with the June 1999 public offering, we also engaged EBC, on a non-exclusive basis, to act as our agent for the solicitation of the exercise of our Public Warrants. To the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc., and the rules and regulations of the Commission, we have agreed to pay EBC for bona fide services rendered a commission of 5% of the exercise price of each Public Warrant exercised after one year from June 15, 1999. In addition to soliciting, either orally or in writing, the exercise of the Public Warrants, such services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities and assisting in the processing of the exercise of the Public Warrants. EBC has agreed to forgo any solicitation fee with respect to the Warrants and the Extra Warrants being registered hereby.

        EBC also acted as one of the placement agents for our February 1999 private placement of securities, for which it received aggregate commissions of $228,000 and a non-accountable expense allowance of $85,500.

        On December 14, 2000, the Company sold 250,000 shares of its b2bVideo Network equity investment to Dalewood 2 for $2.00 per share or $500,000. Dalewood 2 is a venture fund that is directed and controlled by EBC.

        As disclosed in the selling stockholder table, EBC is a selling stockholder in this offering. However, EBC has agreed that it will not participate in this offering as it will not act on behalf of any other selling securityholders as a broker-dealer selling securities as agent or principal. Accordingly, EBC will not receive any fees in connection with any such sales. EBC will sell its securities being registered hereby through another broker-dealer.


        Mr. David Nussbaum, one of our 5% or greater stockholders, is an officer and director of EBC. Mr. Nussbaum is also an officer and director of Dalewood Associates, Inc., which is the manager of Dalewood Associates L.P., another selling stockholder. Mr. Nussbaum, together with Mr. Robert Gladstone and Mr. Roger Gladstone, who are also 5% or greater stockholders of the Company, are each minority stockholders of Firebrand Financial Group, Inc. (formerly Research Partners International, Inc.) ("Firebrand"), which is the majority stockholder of the parent company of EBC. Mr. Nussbaum and Mr. Roger Gladstone are also directors of Firebrand.

        RELATIONSHIP WITH BARRY RUBENSTEIN AND AFFILIATES


        Mr. Barry Rubenstein has previously purchased equity securities in our company in our public offering completed in June 1999 through certain affiliated entities that he controls. Mr. Rubenstein purchased such securities on the same terms and conditions as all other persons who invested in our company in such offering.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


        Our Certificate of Incorporation authorizes us to issue up to 30,000,000 shares of common stock, par value $.01 per share. Of the 30,000,000 shares of common stock authorized, 10,667,970 shares are issued and outstanding as of the date of this prospectus. We also have reserved an additional 6,779,694 shares of common stock for issuance upon exercise of our Public Warrants, the Warrants and the Extra Warrants, and an additional 4,334,227 shares of common stock for issuance upon exercise of our other warrants and options. We provide you with additional information about certain of our outstanding warrants and options below.


        Holders of common stock are entitled to receive such dividends as may be declared by the Board from funds legally available for such dividends. Upon liquidation, holders of shares of common stock are entitled to a pro rata share in any distribution available to holders of common stock. The holders of common stock have one vote per share on each matter to be voted on by stockholders, but are not entitled to vote cumulatively. Holders of common stock have no preemptive rights. All of the outstanding shares of common stock are, and all of the shares of common stock to be issued upon exercise of outstanding options and warrants will be, validly issued, fully paid and non-assessable.

OUTSTANDING WARRANTS, EXTRA WARRANTS, PUBLIC WARRANTS AND WARRANTS ISSUABLE UPON EXERCISE OF THE PURCHASE OPTION


        The outstanding Warrants, Extra Warrants, and the Warrants issuable upon exercise of the Purchase Option, that are offered hereby by certain selling stockholders are identical to our outstanding Public Warrants, except that the Warrants and Extra Warrants that are offered hereby became exercisable on February 26, 2001. The outstanding Public Warrants currently trade on The Nasdaq SmallCap Market under the symbol "VNCIW." Each Warrant and Extra Warrant offered pursuant to this prospectus entitles the holder to purchase one share of common stock for an initial exercise price of $4.00 from February 26, 2001 to June 15, 2004, subject to prior redemption. As of the date of this prospectus, there were a total of 7,043,694 outstanding Warrants, Extra Warrants and Public Warrants, and Warrants issuable upon exercise of the Purchase Option.


        Pursuant to the terms of the Warrants, Extra Warrants and the Public Warrants, none of the Warrants, Extra Warrants or the Public Warrants may be exercised unless, at the time of exercise, we have an effective registration statement on file with the Commission containing a current prospectus covering the offering and sale of the shares of common stock issuable upon exercise of the Warrants, Extra Warrants and the Public Warrants, or there is an available exemption from registration applicable to their offering and sale under the Securities Act and, if required, the shares are registered, qualified or exempt from registration or qualification under applicable securities or "blue sky" laws. Although the registration statement of which this prospectus constitutes a part registers for resale the offering of all of the shares of common stock issuable upon exercise of the Warrants and Extra Warrants, we may not be able to maintain the effectiveness of the registration statement until the expiration of the Warrants and Extra Warrants, and there is no assurance that we will be able to do so. The value of the Warrants and Extra Warrants may be greatly reduced if a registration statement covering the offering and resale of shares of common stock issuable upon exercise of the Warrants and Extra Warrants is not declared and kept effective, or if such securities are not qualified or registered under state securities laws.

        No fractional shares of common stock will be issued in connection with the exercise of Warrants and Extra Warrants. Upon exercise, we will pay the holder the value of any such fractional shares in cash, based upon the market value of the common stock at the time of exercise.

        The Warrants and Extra Warrants will expire at 5:00 p.m., New York time, on June 15, 2004. In the event that a holder of Warrants or Extra Warrants fails to exercise the Warrants or Extra Warrants prior to their expiration, the Warrants and Extra Warrants will expire and the holder thereof will have no further rights with respect to the Warrants and Extra Warrants.

        The Warrants and Extra Warrants became redeemable on February 26, 2001. We may redeem the Warrants and Extra Warrants so long as they are the subject of an effective registration statement filed with the Commission, at a price of $.01 per warrant upon not less than 30 days' prior written notice if the last sale price of the common stock has been at least 200% of the then exercise price of the Warrants or Extra Warrants (initially $8.00 per share) for the 20 consecutive trading days ending on the third day prior to the day on which notice is given.

        A holder of Warrants and Extra Warrants will not have any rights, privileges or liabilities as a stockholder of VNCI prior to the exercise of the Warrants and Extra Warrants. We are required to keep available a sufficient number of authorized shares of common stock to permit exercise of the Warrants and Extra Warrants. The exercise price of the Warrants and Extra Warrants and the number of shares issuable upon exercise of the Warrants and Extra Warrants will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions and reclassifications. We cannot assure you that the market price of our common stock will exceed the exercise price of the Warrants or Extra Warrants at any time during the exercise period.

PURCHASE OPTION

        The outstanding Purchase Option that we issued to EBC in connection with the Private Placement became exercisable on February 26, 2001 and may be exercised until August 25, 2005. The Purchase Option permits the holder to purchase 264,000 shares of common stock and Warrants to purchase 264,000 shares of common stock. The holder may exercise the Purchase Option in whole or in part. However, each share of common stock and Warrant for which the Purchase Option is exercised will be issued together as a unit, although no separate unit certificates will be issued. The Purchase Option is exercisable in cash at an initial exercise price of $2.125 for each share of common stock and Warrant for which the Purchase Option is exercised. In lieu of paying the exercise price in cash, holders of the Purchase Option also have the right to convert any exercisable but unexercised portion of the Purchase Option into securities using a conversion formula based on the value of the options being converted. Upon exercise of the Purchase Option, each holder is entitled to receive, for each Purchase Option exercised, one share of our common stock and one Warrant.

                         SHARES ELIGIBLE FOR FUTURE SALE

GENERAL


        As of the date of this prospectus, there are 10,667,970 shares of our common stock outstanding. Of such shares, 9,876,132 shares of common stock, consisting of (i) the 1,689,999 outstanding shares of our common stock being registered for offering and sale pursuant to this prospectus, (ii) 7,338,571 shares sold in our prior public offerings of common stock, (iii) 398,587 shares previously resold in reliance on Rule 144 under the Securities Act, (iv) 351,388 shares sold under an effective registration statement on Form S-3 that we filed with the Commission and (v) 97,587 shares sold under an effective registration statement on Form S-8 that we filed with the Commission will be freely transferable without restriction by persons other than our affiliates, subject to certain lock-up arrangements. The lock-up arrangements are described in detail below.



        The remaining 791,838 shares of common stock will be "restricted securities" under Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144, pursuant to another exemption from registration under the Securities Act, or under an effective registration statement. As currently in effect, Rule 144 provides that any person (or persons whose shares are aggregated) holding "restricted securities," and any of our affiliates, who has beneficially owned the shares for at least one year (as computed under Rule 144), is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of the common stock and (ii) the reported average weekly trading volume of the then outstanding shares of common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission. Sales under Rule 144 also are subject to certain provisions relating to the manner and notice of sale and the availability of current public information about VNCI. A person (or persons whose shares are aggregated) who is not deemed one of our affiliates at any time during the 90 days immediately preceding a sale, and who has beneficially owned the shares for at least two years (as computed under Rule 144), would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and the other conditions mentioned above.


        We cannot predict the effect that any future sales of shares of common stock, or the availability of such shares for sale, will have on the market price of the common stock from time to time. We believe that sales of substantial numbers of shares of common stock, or the perception that such sales could occur, would adversely affect prevailing market prices of the common stock and our ability to raise capital in the future through the sale of additional securities.


        In addition to the outstanding shares of common stock, we have reserved a total of 11,113,921 shares of common stock for issuance upon exercise of warrants and options, including the Public Warrants, the Warrants, the Extra Warrants and the Purchase Option. Of such warrants and options, Warrants and Extra Warrants to purchase 2,179,694 shares of our common stock and options and warrants to purchase 528,000 shares of our common stock are being registered for offering and sale pursuant to the registration statement of which this prospectus is a part. We have previously registered the offering and sale of the outstanding Public Warrants to purchase 4,600,000 shares of our common stock, and other warrants and options to purchase 3,652,053 shares of our common stock. Remaining outstanding are warrants and options to purchase 154,174 shares of common stock, the sale and offering of which are not being registered pursuant to the registration statement of which this prospectus is a part and, therefore, constitute restricted securities. Shares of common stock issuable in the future upon the exercise of outstanding warrants and options could hinder future financings, and the sale of shares of common stock upon exercise of those warrants and options, or the availability of such shares for sale, could adversely affect the market price of the common stock.


REGISTRATION RIGHTS

        We have granted registration rights to the holders of all of the securities which are being offered and sold pursuant to the registration statement of which this prospectus constitutes a part. We are obligated to maintain the effectiveness of a registration statement covering the offering and resale of those securities until all of the securities registered are sold or can be freely sold under an appropriate exemption without limitation. We have also granted piggyback registration rights to the holders of those securities. If we file a registration statement during any period that we are required to have an effective registration statement effective, but do not have any registration statement effective covering the offering and sale of such securities, then the holders of the securities have the right to elect to include those securities in such registration. These piggyback registration rights are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. We generally are required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the securities by the holders.

        In addition, the holders of the following outstanding securities have registration rights: (i) the holders of 1,091,994 shares of our common stock, originally issued by us in June 1999 and in a private placement completed in February 1999; (ii) the holders of options and warrants to purchase an additional 91,317 shares of common stock; (iii) the holders of our outstanding Public Warrants to purchase 4,600,000 shares of our common stock with respect to the shares of common stock underlying those warrants; and (iv) the holders of outstanding purchase options issued as compensation to certain affiliates of the representative of the underwriters of our June 1999 public offering with respect to (a) 600,000 shares of common stock, (b) warrants to purchase 400,000 shares of our common stock at an initial exercise price of $6.60 per share, and (c) an additional 400,000 shares of common stock issuable upon exercise of those Public Warrants. We have satisfied these registration rights by registering the offering and sale of such securities on a registration statement that is currently effective. We are obligated to maintain the effectiveness of a registration statement covering the offering and resale of the shares of common stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with their terms. We are obligated to maintain the effectiveness of the registration statement covering the offering and sale of the securities issuable upon exercise of the purchase options issued to affiliates of the representative of the underwriters of our June 1999 offering until all of the securities covered by the registration statement have been sold. In addition, we also have granted to the holders of such purchase options piggyback registration rights exercisable at any time until June 15, 2006, to include such securities in any registration statement that we file. These piggyback registration rights are subject to certain notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. We generally are required to bear the expenses of all such registrations, except for the underwriting discounts and commissions relating to the sale of the securities by the holders.

LOCK-UP AGREEMENTS

        All of the securities being offered and resold in this offering by the selling stockholders, other than the securities that may be issued upon exercise of the Purchase Option, are subject to a lock-up arrangement that expires on August 25, 2001, except that such securities may be transferred earlier with the prior written consent of the placement agent of our Private Placement of units completed in August 2000. In connection with that Private Placement, our officers and directors also executed lock-up agreements with the placement agent restricting their sale of our common stock for a period of 12 months from the effective date of the registration statement of which this prospectus constitutes a part, without the consent of the placement agent. The lock-up agreements, however, permit our officers and directors to sell their shares of common stock at a price equal to or greater than $5.00 per share so long as the closing price of our common stock has been equal to or greater than $5.00 per share for 10 consecutive trading days prior to any such sale.

                              PLAN OF DISTRIBUTION

      This prospectus covers the offering and resale of shares of common stock, Warrants and Extra Warrants by certain selling stockholders. The distribution of the securities by the selling stockholders, or by pledgees, donees, transferees or other successors in interest, may be effected from time to time in transactions on The Nasdaq SmallCap Market, other exchanges or in the over-the-counter market, or in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may sell their shares of common stock, Warrants or Extra Warrants from time to time by one or more of the following methods:

            - a block trade in which the broker or dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

            - an exchange distribution in accordance with the rules of such exchange; or

            - ordinary brokerage transactions and transactions in which the broker solicits purchasers.


      In addition, any selling stockholder may sell any shares of common stock covered by this prospectus which qualify pursuant to Rule 144 rather than under this prospectus. Broker-dealers through which transactions involving the common stock are effected may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the securities for whom such broker-dealers may act as agent or to whom they may sell as principal, or both. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of the common stock. The selling stockholders have advised us that they have not entered into any underwriting arrangements or understandings relating to the sale of their shares and there is no underwriter or coordinating broker acting in connection with the sale of the shares of common stock by the selling stockholders. With the exception of EBC, which received its securities as compensation for its services as placement agent, and Dalewood Associates L.P., which is considered an "affiliate" of EBC, the selling stockholders purchased their securities in the ordinary course of business and, at the time of purchase of the securities to be resold through this prospectus, had no agreements or understandings, directly or indirectly, with any persons to distribute the securities. Dalewood Associates L.P., as an affiliate of EBC, is deemed to be a statutory "underwriter" as that term is defined in Section 2(11) of the Securities Act.


      EBC may participate in the offering to which this prospectus relates as a selling stockholder of the securities underlying the Purchase Option issued to it in connection with the Private Placement. However, EBC has agreed that it will not act on behalf of any other selling securityholders as a broker-dealer selling securities as agent or principal. Accordingly, EBC will not receive any fees in connection with any such sales.

      In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. The selling stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act and may be required to comply with the prospectus delivery requirements of the Securities Act. In addition, a portion of any proceeds of sales and discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Securities Act. The selling stockholders also may be subject to the anti-manipulation requirements of the Securities Act. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.


     In addition, we are offering up to 2,179,694 shares of common stock issuable to the holders of the warrants described above who purchase such warrants from the original holders of these warrants, and up to 264,000 shares of common stock issuable to the holders of Warrants that may be issued upon exercise of the Purchase Option who purchase such Warrants from the original holders. These securities are offered solely by us and no underwriters are participating in this offering. At the time of our June 1999 public offering and our Private Placement, we agreed to pay EBC, which acted as the representative of the underwriters of that offering, 5% of the exercise price of each Public Warrant, Warrant and Extra Warrant, the exercise of which is solicited by EBC. However, EBC has agreed to forgo any warrant solicitation fee with respect to the warrants, the offering and sale of which are registered under this registration statement.


      This prospectus is a part of the registration statement that we have filed relating to the securities being offered hereby. We have undertaken to keep this prospectus current and to keep effective the registration statement of which this prospectus constitutes a part, which will permit the purchase and sale of the securities covered hereby, but there can be no assurance that we will be able to do so. Although we have sought to qualify for sale the securities covered hereby in various states, there can be no assurance that we will be able to qualify such securities in all jurisdictions or be able to maintain the effectiveness of such qualifications.

                                  LEGAL MATTERS

      The validity of the equity securities offered hereby and legal matters will be passed upon for us by Shaw Pittman, McLean, Virginia, a partnership including professional corporations. Shaw Pittman holds a warrant to purchase 5,714 shares of our common stock at an exercise price of $18.59 per share.

                                     EXPERTS

      The financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

      We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance with those requirements, we file reports and other information with the Commission. Our reports, proxy statements, and other information can be inspected without charge at the public reference rooms maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of those materials also may be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C., 20549, at prescribed rates. You may obtain additional information about the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. Information is also publicly available through the Commission's Web site located at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, including VNCI. We also maintain a Web site that includes our reports filed with the Commission as well as other information about us at http://www.vnci.net. Our common stock and Public Warrants are quoted on The Nasdaq SmallCap Market and information concerning us also can be inspected at the office of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.


      We have filed with the Commission a registration statement on Form SB-2 under the Securities Act with respect to the equity securities offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain terms of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding VNCI and the equity securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission or through its Web site.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF JUNE , 2001.



                             SHARES OF COMMON STOCK
                                       AND
                    REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                                   [VNCI LOGO]

                       VIDEO NETWORK COMMUNICATIONS, INC.


                                   JUNE , 2001

                         INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE
                                                                            ----
                      Report of Independent Accountants as to the audited
                    financial statements of Video Network Communications,
                    Inc. at December 31, 2000 and 1999 and for each of the
                    three years in the period ended December 31, 2000 ....   F-2
                      Balance Sheets as of December 31, 1999 and 2000
                         and March 31, 2001 (Unaudited)...................   F-3
                      Statements of Operations for the years ended
                         December 31, 1998, 1999 and 2000 and for the
                         quarters ended March 31, 2000 and 2001
                         (Unaudited)......................................   F-4
                      Statements of Changes in Stockholders' Equity for the
                         years ended December 31, 1998, 1999 and 2000.....   F-5
                      Statements of Cash Flows for the years ended
                         December 31, 1998, 1999 and 2000 and for the
                         quarters ended March 31, 2000 and 2001
                         (Unaudited)......................................   F-6
                      Notes to Financial Statements.......................   F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Video Network Communications, Inc.:


      In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Video Network Communications, Inc. (the "Company") at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has negative cash flows from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 6, 2001

                       VIDEO NETWORK COMMUNICATIONS, INC.

                                 BALANCE SHEETS



                                                                  DECEMBER 31,      DECEMBER 31,   MARCH 31,
                                                                      1999              2000          2001
                                                                ----------------  ---------------  -----------
                                                                                                   (UNAUDITED)

                                                         ASSETS
       Current assets:
       Cash and cash equivalents.............................     $  2,594,529      $  1,660,051    $  1,169,821
       Accounts receivable...................................          376,580         3,020,377       2,064,371
       Inventories...........................................        4,913,115         4,668,938       5,939,109
       Other current assets..................................          107,379            42,889         148,473
                                                                  ------------      ------------    ------------
       Total current assets..................................        7,991,603         9,392,255       9,321,774
       Property and equipment, net...........................        1,304,785           682,815         624,050
       Trademarks and patents, less accumulated amortization
         of $37,889 and $58,473 in 1999 and 2000,
         respectively........................................          234,343           269,029         265,290
       Other assets..........................................           68,309             8,309           8,309
                                                                  ------------      ------------    ------------
                                                                  $  9,599,040      $ 10,352,408    $ 10,219,423
                                                                  ============      ============    ============

                                          LIABILITIES AND STOCKHOLDERS' EQUITY
       Current liabilities:
       Notes payable.........................................     $     20,000      $     29,806    $     95,000
       Accounts payable......................................          462,065         1,486,949       1,442,810
       Deferred revenue......................................           28,068         2,623,303       3,331,531
       Accrued liabilities...................................          858,785         1,645,516       1,665,325
       Current portion of notes payable......................        1,685,536           109,102       2,936,931
       Obligations under capital lease, current portion......            7,798             7,635          14,079
                                                                  ------------      ------------    ------------
       Total current liabilities.............................        3,062,252         5,902,311       9,485,676
       Notes payable.........................................        1,717,805         2,855,617               -
       Obligations under capital lease.......................           37,890            24,556          14,757
       COMMITMENTS (Note 6)
       Stockholders' equity:
       Preferred stock, par value $.01, 2,500,000 shares
         authorized; -0- issued at December 31, 1999
         and 2000, respectively..............................               --                --              --
       Common stock, par value $.01, 30,000,000 shares
         authorized; 8,812,141 and 10,667,970 issued and
         outstanding at December 31, 1999 and 2000,
         respectively........................................           88,121           106,680         106,680
       Additional paid-in capital............................       57,170,884        60,110,721      60,054,137
       Accumulated deficit...................................      (52,477,912)      (58,647,477)    (59,441,827)
                                                                  ------------      ------------    ------------
       Total stockholders' equity............................        4,781,093         1,569,924         718,990
                                                                  ------------      ------------    ------------
                                                                  $  9,599,040      $ 10,352,408    $ 10,219,423
                                                                  ============      ============    ============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                       VIDEO NETWORK COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS


                                                                                                     FOR THE THREE MONTHS ENDED
                                                         FOR THE YEARS ENDED DECEMBER 31,                      MARCH 31,
                                              -------------------------------------------------- ----------------------------------
                                                     1998           1999              2000              2000               2001
                                              -------------------------------- ----------------- -----------------  ---------------
                                                                                                    (UNAUDITED)        (UNAUDITED)
Revenues:
  Products.................................     $    765,617   $  1,911,952       $ 6,520,475       $   643,046        $ 2,084,788
  Services.................................               --        483,159         2,248,914            10,324            568,800
                                                ------------   ------------       -----------       -----------        -----------
Total revenues.............................          765,617      2,395,111         8,769,389           653,370          2,653,588
                                                ------------   ------------       -----------       -----------        -----------
Cost of sales:
  Products.................................          544,853      2,375,590         4,393,458           524,631          1,210,987
  Services.................................               --        276,074         1,536,835             3,097             45,523
                                                ------------   ------------       -----------       -----------        -----------
Total cost of sales........................          544,853      2,651,664         5,930,293           527,728          1,256,510
                                                ------------   ------------       -----------       -----------        -----------
Gross margin...............................          220,764       (256,553)        2,839,096           125,642          1,397,078
                                                ------------   ------------       -----------       -----------        -----------
Operating expenses:
Research and development...................       12,953,469      5,039,981         3,770,234           940,353            704,019
Selling, general and administrative........        9,791,108      5,419,855         5,008,465         1,049,564          1,429,582
                                                ------------   ------------       -----------       -----------        -----------
Total operating expenses...................       22,744,577     10,459,836         8,778,699         1,989,917          2,133,601
                                                ------------   ------------       -----------       -----------        -----------
Loss from operations.......................      (22,523,813)   (10,716,389)       (5,939,603)       (1,864,275)          (736,523)
Interest income (expense), net.............          120,236     (2,212,840)         (229,962)          (53,625)           (57,827)
                                                ------------   ------------       -----------       ------------       ------------
Net loss...................................      (22,403,577)   (12,929,229)       (6,169,565)       (1,917,900)          (794,350)
Cumulative Series B dividend...............          (23,958)       (31,675)               --                --                 --
                                                ------------   ------------       -----------       -----------        -----------
Net loss attributable to common stockholders    $(22,427,535)  $(12,960,904)      $(6,169,565)      $ (1,917,00)       $  (794,350)
                                                =============  =============      ===========       ============       ============
Net loss per common share -- basic and
  diluted..................................     $     (27.45)  $      (2.52)      $      (.65)      $      (.22)       $      (.07)
                                                =============  =============      ===========       ============       ============
Weighted average shares outstanding --
  basic and diluted........................          816,972      5,152,988         9,508,644         8,848,263         10,667,970
                                                ============   ============       ===========       ===========        ===========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                       VIDEO NETWORK COMMUNICATIONS, INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999, AND 2000


                                                                       ADDITIONAL       SERIES B
                                                           COMMON        PAID-IN       CONVERTIBLE     ACCUMULATED
                                               SHARES       STOCK        CAPITAL     PREFERRED STOCK     DEFICIT          TOTAL
                                             ----------  ----------  --------------  ---------------  -------------- -------------
Balance, December 31, 1997...............       810,978   $   8,110    $36,009,125    $        --     $(17,145,106)  $ 18,872,129
Exercise of warrants.....................         8,839          88        205,849             --               --        205,937
Exercise of common stock options at
  $6.63/share............................           330           3         15,301             --               --         15,304
Compensation expense related to options
  granted to financial advisor...........            --          --        563,687             --               --        563,687
Issuance of Series B Convertible Preferred
  Stock..................................            --          --             --      1,150,000               --      1,150,000
Dividend.................................            --          --        (23,958)        23,958               --             --
Net loss.................................            --          --             --             --      (22,403,577)   (22,403,577)
                                             ----------   ---------    -----------    -----------     ------------   ------------
Balance, December 31, 1998...............       820,147       8,201     36,770,004      1,173,958      (39,548,683)    (1,596,520)
Issuance of common stock in connection with
  issuance of unsecured promissory notes.       160,701       1,607      1,275,382             --               --      1,276,989
Return of shares issued with unsecured
  promissory note........................        (4,284)        (43)       (34,743)            --               --        (34,786)
Issuance of warrants in connection with
  issuance of long-term debt.............            --          --        146,342             --               --        146,342
Shares issued in connection with public
  offering, net of expenses..............     6,900,000      69,000     14,057,161             --               --     14,126,161
Issuance of Underwriter's Purchase Option            --          --            100             --               --            100
Conversion of Debentures.................       873,415       8,734      3,266,589             --               --      3,275,323
Conversion of Series B Convertible
  Preferred Stock........................        62,162         622      1,205,011     (1,205,633)              --             --
Compensation expense related to options
  granted to financial advisor...........            --          --        516,713             --               --        516,713
Dividend.................................            --          --        (31,675)        31,675               --             --
Net loss.................................            --          --             --             --      (12,929,229)   (12,929,229)
                                             ----------   ---------    -----------    -----------     ------------   ------------
Balance, December 31, 1999...............     8,812,141      88,121     57,170,884             --      (52,477,912)     4,781,093
Exercise of common stock options.........        95,829         959        250,593             --               --        251,552
Issuance of common stock in private
  placement, net of expenses.............     1,760,000      17,600      2,183,758             --               --      2,201,358
Issuance of Placement Agent's Purchase
  Option.................................            --          --            100             --               --            100
Proceeds from sale of investment to related
  party..................................            --          --        500,000             --               --        500,000
Compensation expense related to
  non-employee options...................            --          --          5,386             --               --          5,386
Net loss.................................            --          --             --             --       (6,169,565)    (6,169,565)
                                             ----------   ---------    -----------    -----------     ------------   ------------
Balance, December 31, 2000...............    10,667,970   $ 106,680    $60,110,721    $        --     $(58,647,477)  $  1,569,924
                                             ==========   =========    ===========    ===========     =============  ============


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                       VIDEO NETWORK COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS



                                                                 FOR THE YEARS ENDED             FOR THE THREE MONTHS ENDED
                                                                     DECEMBER 31,                        MARCH 31,
                                                     ------------------------------------------  -----------------------------
                                                          1998           1999          2000          2000            2001
                                                     -------------   ------------  ------------  -------------   -------------
                                                                                                  (UNAUDITED)     (UNAUDITED)
Cash flows from operating activities:
Net loss
Adjustments to reconcile net loss to net cash          $(22,403,577) $(12,929,229) $(6,169,565)   $ (1,917,900)    $ (794,350)
   used in operating activities:
  Depreciation
  Amortization                                            2,229,437     1,167,100       664,403         186,624         86,240
  Interest expense related to issuance of warrants           11,440        15,230        20,584           4,834          5,468
  Interest expense related to debentures                          -        49,683        51,876          12,969         11,047
  Amortization of debt discount                              75,674        74,649             -               -              -
  Amortization of debt issuance costs                             -     1,271,070             -               -              -
  Non-cash compensation expense                                   -       472,313             -               -              -
  Net loss on sale of fixed assets                          563,687       516,713         5,386          22,446              -
  Provision for obsolete inventory                                -        10,469             -               -              -
     Other non-cash charges                                       -     1,300,000       100,000         100,000              -
                                                             18,819       354,992        60,000               -              -
Changes in operating assets and liabilities:
  Accounts receivable
  Other current assets                                    (184,670)     (191,910)   (2,643,797)       (301,575)        956,006
  Inventories                                               654,643       114,463       115,580          18,166       (30,584)
  Other assets                                          (4,125,091)       680,686       144,177         278,666    (1,270,171)
  Accounts payable                                            4,198         2,095             -               -              -
  Deferred revenues                                       3,710,956   (2,711,350)     1,024,884       (179,567)       (44,139)
  Accrued liabilities                                      (93,180)      (11,932)     2,595,235         987,195        708,228

                                                             89,508       198,936       796,985       (163,064)         19,809
                                                        -----------    ----------     ---------  --------------     ----------
     Net cash used in  operating activities
                                                       (19,448,156)   (9,616,022)   (3,234,252)       (951,206)      (352,446)
Cash flows from investing activities:
  Increase in trademarks and patents
  Proceeds from the sale of property and equipment        (103,169)      (49,369)      (55,270)        (26,895)        (1,729)
  Proceeds from the sale of leasehold improvements            5,000        84,580             -               -              -
  Purchase of property and equipment                      1,470,000             -             -               -              -

                                                        (3,763,231)      (71,780)      (42,433)        (16,543)       (27,475)
                                                        -----------    ----------     ---------  --------------     ----------
     Net cash (used in) provided by investing
       activities                                       (2,391,400)      (36,569)      (97,703)        (43,438)       (29,204)
                                                        -----------    ----------     ---------  --------------     ----------
Cash flows from financing activities:
  Net proceeds from the issuance of Series B
    preferred stock
  Net proceeds from the issuance of common stock
    and warrants                                          1,150,000             -             -               -              -
  Costs of issuing common stock                                   -    14,126,161     2,201,358               -              -
  Net proceeds from the issuance of stock options                 -             -             -               -       (56,584)
  Net proceeds from the exercise of stock options                 -           100           100               -              -
  Net proceeds from the exercise of warrants                 15,304             -       251,552         251,552              -
  Net proceeds from the issuance of debentures              205,937             -             -               -              -
  Net proceeds from the issuance of unsecured
       Promissory notes and common stock                  3,125,000             -             -               -              -
  Repayment of unsecured promissory notes                         -     2,395,604             -               -              -
  Repayments of notes payable                                     -   (2,850,000)             -                              -
  Proceeds from the issuance of notes payable to
    related parties                                        (144,661)  (1,280,543)     (542,036)               -       (48,641)
  Repayment of notes payable to related parties                   -        36,000             -               -              -
  Proceeds from sale of investment to related party               -      (36,000)             -               -              -
  Principal payments on capital leases                            -             -       500,000               -              -

                                                          (702,926)     (152,734)      (13,497)         (2,982)        (3,355)
                                                        -----------    ----------     ---------  --------------     ----------
     Net cash provided by  financing activities           3,648,654    12,238,588     2,397,477         248,570      (108,580)
                                                        -----------    ----------     ---------  --------------     ----------
Net increase (decrease) in cash and cash equivalents   (18,190,902)     2,585,997     (934,478)       (746,074)      (490,230)
Cash and cash equivalents, at beginning of year          18,199,434         8,532     2,594,529       2,594,529      1,660,051
                                                        -----------    ----------     ---------  --------------     ----------
Cash and cash equivalents, at end of year               $     8,532    $2,594,529   $ 1,660,051      $1,848,455    $ 1,169,821
                                                        ===========    ==========     =========  ==============     ==========


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                       VIDEO NETWORK COMMUNICATIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                  (INFORMATION AS OF MARCH 31, 2001 AND FOR THE
          THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000 IS UNAUDITED)




1. NATURE OF BUSINESS

      Video Network Communications is a Delaware corporation formed in 1993 to design, develop and market video network systems to deliver full motion, high-resolution video to the business user's desktop on a cost-effective basis. Users of the VidPhone video network system can view broadcast video, participate in multi-party videoconferences and retrieve stored video on demand. The Company's VidPhone system distributes video to and from desktop and laptop personal computers and conference rooms configured with VidPhone stations, over the same wiring used by the telephone without interfering with normal telephone usage. The Company believes that the VidPhone system offers greater functionality and compatibility with existing infrastructure and delivers higher quality than other video network or conferencing systems available today.

      The Company is offering a new technology product. The Company first introduced its technology and initial products in late 1998 and demonstrated the Company's first commercial product during the first half of 1999. The price for a typical 30-user video network system, including installation, is approximately $130,000, but this price can vary significantly based on configuration options. The Company has demonstrated revenue and sales growth over the past year despite limited sales and marketing resources and its unstable financial condition during the period.


      To date, the Company has not generated substantial revenues from the sale of its products and services. The Company recognized $8,769,000 in revenues during the year 2000, and recognized $2,654,000 in revenues during the three months ended March 31, 2001. Through the first quarter of 2001, the Company had suffered recurring losses from operations, and had recurring negative cash flow from operations. At March 31, 2001, the Company had an accumulated deficit of $59,442,000 that, together with its recurring losses from operations and negative cash flow, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company has required substantial funding through debt and equity financings since its inception to complete its development plans and commence full-scale operations.



    The Company may require additional cash to fund operations. At March 31, 2001, the Company had approximately $1,170,000 in cash. The Company expects to generate revenues and profits from operations during the next twelve months. However, the Company believes that these additional revenues and profits together with our existing cash may not be sufficient to fund its operations for that period. Accordingly, the Company anticipates that it may require additional financing to fund operations. The Company has begun discussions with some potential financial investors and strategic partners and is seeking to complete a financing in the near future. The Company intends to continue to fund operations with existing cash and with cash generated from customer payments of accounts receivable until it completes an additional financing. However, the timing and amount of customer payments is uncertain. The Company's ability to complete a financing, the timing of the financing and its terms are subject to a number of conditions, including market conditions, many of which are beyond the Company's control. There can be no assurance that the Company will be able to secure financing or, if obtained, the timing or the terms of any such financing. If the Company does not secure additional financing when needed, it may be forced to consider alternative methods of maximizing stockholder value, which could include a sale of the Company, asset sales, workout alternatives or bankruptcy.


      The Company has outstanding notes payable to a trade creditor and the Company's legal counsel of approximately $3,200,000 and $110,000, respectively, at December 31, 2000. The Company cannot give assurance that it will be able to make the required principal and interest payments on the notes payable when due. In the event of default on these notes, the Company may lose those assets that serve as security or may not be able to continue to receive legal services from their attorneys. See Note 10 -- Notes Payable.


      The accompanying unaudited financial statements of the Company as of March 31, 2001 and for the three months ended March 31, 2001 and 2000 have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, such financial statements contain all adjustments consisting only of normal recurring entries, necessary to present fairly the financial position of the Company as of March 31, 2001 and the results of operations for the three months ended March 31, 2001 and 2000. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended and as of December 31, 2000 included in the Video Network Communications, Inc. Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The results of operations for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire year.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

      On April 14, 1999, the stockholders of the Company approved a one share for seven shares reverse stock split of the issued and outstanding common stock, which was previously approved by the Board of Directors. The reverse stock split was effected on April 14, 1999. All references throughout these financial statements to number of shares and per share information have been restated to reflect this reverse stock split. The number of shares as restated to reflect the reverse stock split has not been adjusted to give effect to the cashing out of fractional shares. The cashing out of fractional share interests did not materially change the number of shares of common stock, as restated.

      During the fourth quarter of 1999, the Company concluded that the criteria for being considered a development stage enterprise within the meaning of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," no longer applied to the Company by virtue of the level of sales activity and completion of financings in 1999. Accordingly, certain information previously required to be disclosed in the financial statements has been omitted. In addition, provision for obsolete inventory, which was charged to Research and Development while in the development stage, are and will be charged to product cost of sales to the extent that such charges are recorded since leaving the development stage.

CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash and investments with original maturities of three months or less. Cash and cash equivalents are stated at cost, which approximates fair value because of the short maturity of these investments. Interest income for the years ended December 31, 1998, 1999 and 2000 was $292,000, $137,000 and $65,000, respectively.

REVENUE RECOGNITION

      The Company's revenues, consisting principally of sales of the Company's video network system and related products, are recognized when persuasive evidence of an arrangement exists, the sales price is fixed and determinable, title and risk of loss have passed to the customer, collection is reasonably assured, and the customer has accepted the product. The Company unbundles training and installation services from product revenues using a relative fair value and recognizes the related service revenue as training or installation occurs. Service revenues are recognized at the time the services are rendered and the Company has no further obligations to the customer. Revenues from maintenance contracts are recognized ratably over the term of the contract as services are performed.

      Effective January 1, 2000, the Company changed its method of revenue recognition for certain products requiring installation in accordance with Staff Accounting Bulletin "SAB" 101, Revenue Recognition in Financial Statements. Previously, the Company recognized revenue related to both the sale and the installation of certain products at the time of shipment. The change in policy defers the installation revenue until installation is complete. The cumulative effect of the change on prior years is considered to be immaterial.

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

      Software development costs are included in research and development and are expensed as incurred. The accounting for such cost of computer software to be sold has been insignificant, since the period between achieving technological feasibility and the general availability of such software has been short. Accordingly, the Company has not capitalized any software development costs.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. The Company uses accelerated methods of depreciation for book and for tax purposes. The annual provisions for depreciation have been computed based on the following ranges of estimated useful lives: computer and lab equipment, 3 to 5 years; computer software, 3 years; furniture and fixtures, 5 years; office equipment, 5 years; and leasehold improvements over the lesser of 7 years or the term of the lease relating to the improved asset. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

TRADEMARKS AND PATENTS

      Trademarks and patents are stated at cost and are amortized on a straight-line basis over 15 years.

LONG-LIVED ASSETS

      The Company periodically evaluates the net realizable value of long-lived assets, including trademarks and patents and property and equipment, relying on a number of factors including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset is recognized when the expected future operating cash flows derived from the asset is less than its carrying value. In addition, the Company's evaluation considers non-financial data such as market trends, product and development cycles, and changes in management's market emphasis.

INVENTORY

      Inventory is valued at the lower of cost or market, with the cost being determined using the FIFO ("first-in, first-out") method of accounting.

CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company's cash and cash equivalents are held with U.S. commercial banks. The Company has not experienced any losses related to its cash and cash equivalents. The Company generally grants uncollateralized credit terms to its customers and has not experienced any credit-related losses. Four customers accounted for 18%, 15%, 11% and 11%, respectively, of total revenues for the year ended December 31, 2000. Three customers accounted for 33%, 32% and 25%, respectively, of accounts receivable outstanding as of December 31, 2000. Three customers accounted for 52%, 17% and 12%, respectively, of total revenue for the year ended December 31, 1999. Two customers accounted for 79% and 14%, respectively, of accounts receivable outstanding as of December 31, 1999. Three customers accounted for 38%, 24% and 15%, respectively, of total revenue for the year ended December 31, 1998.

INCOME TAXES

      Deferred income taxes are recognized for the tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets and liabilities.

NET LOSS PER COMMON SHARE


      The Company computes basic and diluted earnings per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share." Net loss per common share is based on the weighted average number of common shares and dilutive common share equivalents outstanding during the periods presented. Basic earnings (loss) per share are calculated by dividing net income
(loss) by the weighted average shares outstanding. Diluted earnings (loss) per share reflect the dilutive effect of stock options and warrants and are presented only if the effect is not anti-dilutive. As the Company incurred losses for all periods, there is no difference between basic and diluted earnings per share for any period presented. Had options and warrants been included in the computation, shares for the diluted computation would have increased by approximately 6,446,244, 7,634,339, 9,006,665 and 9,283,849 as of
December 31, 1999, March 31, 2000, December 31, 2000 and March 31, 2001,
respectively.


ADVERTISING EXPENSE

      The Company recognizes advertising expense as incurred. Advertising expenses of $116,463; $2,634; and $13,708 were incurred in 1998, 1999, and 2000, respectively.

USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS

      The carrying value of cash and cash equivalents, accounts receivable and notes payable approximate fair value because of the relatively short maturity of those instruments.

STOCK-BASED COMPENSATION

      The Company accounts for its options granted to employees and directors in accordance with APB Opinion No. 25. Accordingly, no compensation expense has been recognized for the options granted to employees or directors, since the exercise price of the options has been in excess of or equal to the fair value of the options on the date of grant, as determined by the Board of Directors. For options granted to consultants, the Company recognizes an appropriate compensation expense in accordance with APB Opinion No. 25. The Company discloses the pro forma net loss and loss per share in the notes to the financial statements in accordance with the measurement provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation." See Note 11 -- Capital Stock Transactions.

COMPREHENSIVE INCOME

      The Company adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income," effective January 1, 1998. The statement requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. For the years ended December 31, 1999 and 2000, the Company had no other comprehensive income.

SEGMENT INFORMATION

      The Company is in one business segment; the design, development, and marketing of a video network system. The Company follows the requirements of SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information."

RECLASSIFICATIONS

      Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

3. INVENTORIES

      Inventories, net of reserves, consist of the following at:



                                                               DECEMBER 31,           MARCH 31,
                                                        --------------------------
                                                            1999         2000           2001
                                                        ------------ ------------   -----------
                                                                                    (UNAUDITED)
                       Raw materials................     $4,355,895   $3,788,851    $ 5,598,859
                       Finished goods...............        557,220      880,087        340,250
                                                         ----------   ----------    -----------
                                                         $4,913,115   $4,668,938    $ 5,939,109
                                                         ==========   ==========    ===========



4. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at:



                                                                            DECEMBER 31,
                                                                     ----------------------------
                                                                         1999            2000
                                                                     -----------      -----------
                Computer and laboratory equipment                    $ 3,060,416     $ 3,076,959
                Computer software...............                         470,426         470,426
                Leasehold improvements..........                         606,912         606,912
                Furniture and fixtures..........                         850,432         876,322
                Office equipment................                         173,333         173,333
                                                                      ----------      ----------
                                                                       5,161,519       5,203,952
                Accumulated depreciation........                      (3,856,734)     (4,521,137)
                                                                      ----------      ----------
                                                                     $ 1,304,785     $   682,815
                                                                      ==========      ==========

      Depreciation expense for the years ended December 31, 1998, 1999, and 2000 was $2,229,437, $1,167,100, and $664,403, respectively.

5. SALE OF LEASEHOLD IMPROVEMENTS

      In the fourth quarter of 1997, the Company reached an agreement with the Pease Development Authority (the "PDA") to enter into a lease agreement for additional office space and, in exchange for a favorable rental rate, the Company agreed to fund significant improvements to the facility. Through June 1998 the Company had invested in excess of $1.8 million in improvements to the new offices. In June 1998, the Company and the PDA modified the previous agreement in that the PDA agreed to purchase $1,470,000 of the leasehold improvements in consideration of the Company's agreement to adjust the previously agreed rental rate to a market rate. In June 1998, the Company received the proceeds from the sale, less accrued rent, of $83,870.

      In the first quarter of 1999, the Company sold certain office furniture, equipment, and leasehold improvements to a third party who assumed a lease on property that the Company previously occupied. The Company received net proceeds of $81,000 from the asset sale.

6. COMMITMENTS

      The Company leases office and manufacturing space and office equipment under various operating and capital leases. Commitments for minimum rentals under non-cancelable leases at December 31, 2000 are as follows:

                                                                             CAPITAL      OPERATING
                                                                             LEASES         LEASES
                                                                           ---------     -----------
                               2001....................................     $ 17,040     $  322,894
                               2002....................................       17,040        322,228
                               2003....................................        2,840        328,759
                               2004....................................           --        335,205
                               2005....................................           --        335,205
                               Thereafter..............................           --        841,236
                                                                            --------     ----------
                               Total minimum lease payments............       36,920     $2,485,527
                                                                                         ==========
                               Less amount representing interest.......       (4,729)
                                                                            --------
                               Present value of net minimum lease
                               payments................................     $ 32,191
                                                                            ========


     Property and equipment at year-end include the following amounts for capitalized leases:


                                                                       1999        2000
                                                                    ---------   ---------
                                          Office equipment.......   $  64,545   $  64,545
                                          Accumulated depreciation    (38,727)    (49,055)
                                                                    ---------   ---------
                                                                    $  25,818   $  15,490
                                                                    =========   =========


      Rent payments made in 1998, 1999, and 2000 were $793,000, $402,000 and
$314,000, respectively.

7. ACCRUED LIABILITIES

    Accrued liabilities consisted of the following at:

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                         1999         2000
                                                                       --------    -----------
                                     Accrued compensation expenses     $468,637    $  411,281
                                     Accrued warranty expenses...       120,070       326,098
                                     Accrued project expenses....            --       348,000
                                     Accrued interest............       120,587       322,431
                                     Other accrued expenses......       149,491       237,706
                                                                       --------    ----------
                                                                       $858,785    $1,645,516
                                                                       ========    ==========


8. INCOME TAXES

      As of December 31, 2000, Video Network Communications, Inc. had federal net operating losses ("NOL") of approximately $51,192,000 which may be available to offset future federal income tax liabilities and expire at various dates through 2020. The Video Network Communications, Inc. deferred tax asset includes certain stock option exercise deductions of $267,000. This deferred tax asset has been fully reserved until it is more likely than not that the benefit from the exercise of stock options will be realized. The benefit from this deferred tax asset will be recorded as a credit to additional paid-in capital when realized. As required by Statement of Financial Accounting Standards No. 109, management of Video Network Communications, Inc. has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating losses. Management has determined that it is more likely than not that Video Network Communications, Inc. will not recognize the benefits of federal and state deferred tax assets and, as a result, a valuation allowance of approximately $20,052,000 has been established at December 31, 2000.

      Ownership changes, as defined in the Internal Revenue Code, may have limited the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income. Subsequent ownership changes could further affect the limitation in future years.

      The components of the Company's net deferred tax position and the tax effects of the temporary differences giving rise to the Company's deferred tax assets (liabilities) as of December 31, 1999 and 2000 are as follows:

                                                                         1999           2000
                                                                    -------------  -------------
                                   Net operating loss
                                   carryforwards................    $ 16,694,000   $ 18,534,000
                                   Accrued liabilities..........         122,000        156,000
                                   Reserves.....................       1,551,000        983,000
                                   Depreciation and amortization         409,000        398,000
                                                                    ------------   ------------
                                   Gross deferred tax asset.....      18,776,000     20,071,000
                                   Valuation allowance..........     (18,776,000)   (20,052,000)
                                                                    ------------   ------------
                                                                               0         19,000
                                   Deferred tax liability:
                                     Allowance for bad debts....               0        (17,000)
                                     Intangible assets..........               0         (2,000)
                                                                    ------------   ------------
                                   Net deferred tax asset.......    $          0   $          0
                                                                    ============   ============



      The Company did not record a provision for income taxes for the three months ended March 31, 2001 and 2000 since the Company had a significant net operating loss carryforward available to it at March 31, 2001 and the Company had a net operating loss during the period ending March 31, 2000. The Company recorded a full valuation allowance against the net deferred tax asset generated primarily from its net operating loss carryforwards.


9. SUBORDINATED CONVERTIBLE DEBENTURE

      In July 1998, the Company completed a private placement of 5% Cumulative Convertible Debentures due 2003 with certain institutional, affiliated and other investors, from which it received gross proceeds of approximately $3.125 million. These debentures were senior in right of payment to substantially all existing and future indebtedness of the Company and the Company's equity securities. Subject to certain contractual agreements, the holders of the debentures were entitled to convert the debentures into shares of common stock at any time. In accordance with letter agreements dated May 1999 between the Company and the holders of the Company's 5% subordinated convertible debentures, the convertible debentures, and interest accrued thereon, automatically converted to 873,415 shares of the Company's common stock at a conversion price of $3.75 per share on June 18, 1999.

10. NOTES PAYABLE

SANMINA NOTE

      In January 1999, the Company converted outstanding accounts payable to Sanmina Corporation of $3,200,000 and $1,100,000, the latter representing the value of inventory and materials located at a subcontract manufacturer, to a $4,300,000 three-year term note accruing interest at 7% per year. The Company paid Sanmina $1,100,000 in principal on the note in June 1999 upon completion of its public offering of units and Sanmina transferred to the Company the title to certain inventory and materials located at Sanmina.

      In connection with the restructuring of accounts payable balances to a long-term note, the Company issued to Sanmina warrants to purchase 39,286 shares of common stock, with a $19.25 exercise price per share. An independent appraisal assigned a market value of $127,759 to these warrants. The Company has recorded the value of the warrants as a discount against the face amount of the note and will amortize the value of the warrants over the life of the note.


      In January 2000, the Company defaulted on the interest payment due to Sanmina and did not make subsequent interest and principal payments to Sanmina when due through August 2000. In August 2000, the Company renegotiated the terms of the note to

Sanmina. Under the current terms of the note, the Company paid $150,000 on August 25, 2000, and $150,000 in November 2000. The Company is obligated to pay an amount each month equal to a percentage of the accounts receivable that it collected in the previous calendar month, with the percentage ranging from 0% to 5%, based upon the net amount of accounts receivable that it collects, beginning in February 2001. Any principal and accrued interest thereon remaining on the note is due in full on January 12, 2002. The Sanmina note is collateralized by the Company's personal property and certain other assets. At March 31, 2001, the Company owed Sanmina approximately $3.3 million in principal and interest on this note. The Company is in compliance with the terms of this renegotiated note.


LEGAL COUNSEL NOTE

      In January 1999, the Company also converted $375,000 of outstanding accounts payable to legal counsel to a two-year term loan accruing interest at 7% per year. The Company paid $75,000 of the principal balance of this note during 1999. Under the terms of the note, the Company is obligated to make two semi-annual interest-only payments. In February 2000, the Company was to have commenced making twelve equal monthly payments to fully amortize the remaining balance of the note.

      In connection with converting the restructuring of accounts payable balances to a long-term note, the Company issued to legal counsel warrants to purchase 5,714 shares of common stock, with a $18.59 exercise price per share. An independent appraisal assigned a market value of $18,583 to these warrants. The Company has recorded the value of the warrants as a discount against the face amount of the note and will amortize the value of the warrants over the life of the note.


      Prior to the August 2000 private placement of units discussed in Note 11, the Company had paid legal counsel $77,874 on the note, but continued to be in default with respect to payments required by the terms of the debt instrument. The note was renegotiated in August 2000 in connection with the private placement to require the Company to make an approximately $50,000 payment at the time of the closing of the private placement in August 2000, which the Company did, and to make monthly payments of $20,000 until the balance of the note is fully paid. At March 31, 2001, the Company owed legal counsel approximately $71,000 in principal and interest on this note. The Company is in compliance with the terms of this renegotiated debt agreement.


11. CAPITAL STOCK TRANSACTIONS

PRIVATE PLACEMENT OF UNITS - FEBRUARY 1999

      In February 1999, the Company completed a private placement of 28.5 units of unsecured promissory notes with a principal amount of $2,850,000 and 160,701 shares of common stock, from which the Company received net proceeds of approximately $2,396,000. The notes accrued interest at 10% per year. Two principal officers of the Company invested a total of $125,000 in units and were issued unsecured promissory notes with an aggregate original principal amount of $125,000, and an aggregate of 4,999 shares of common stock. The full principal amount of and accrued interest on the unsecured promissory notes, totaling $2,955,000, was repaid to the noteholders in June 1999.

      An independent appraisal assigned a market value of $1,305,000 to the common stock issued in the February 1999 private placement. The Company has recorded the value of the common stock as a discount against the face amount of the unsecured promissory notes and amortized the value of the common stock over the life of the notes. In the quarter ended June 30, 1999, in connection with the June 1999 unit offering, two participants in the February 1999 private placement were required to return to the Company a total of 4,284 shares of common stock, valued at $34,786.

PRIVATE PLACEMENT OF UNITS - AUGUST 2000

      On August 25, 2000, the Company completed a private placement (the "Private Placement") of 1,760,000 units, each unit consisting of one share of common stock and one warrant ("Warrant"), at a price of $1.50 per unit. Net proceeds of this private placement were $2,201,358. The units were not separately certificated, and the Company did not issue any separate units as securities in the Private Placement. The Warrants entitle the holder to purchase one share of the Company's common stock for an initial exercise price of $4.00 during the period from February 26, 2001 to June 15, 2004, subject to prior redemption. The Warrants are identical to the Company's outstanding Public Warrants to purchase up to 4,600,000 shares of the Company's common stock at an initial exercise price of $4.00 per share, which are currently trading on The Nasdaq SmallCap Market under the symbol "VNCIW," except that, pursuant to the terms of the securities, the Warrants may not be exercised until February 26, 2001. The Company may redeem the Warrants at any time after February 26, 2001 so long as they are the subject of an effective registration statement filed with the Securities and Exchange Commission (the "Commission"), at a price of $.01 per Warrant on not less than 30 days' prior written notice if the last sale price of the common stock has been at least 200% of the then exercise price per Warrant (initially $8.00) for the 20 consecutive trading days ending on the third day prior to the date on which the notice is given.

      The Company offered the units through EBC, as its exclusive placement agent for the Private Placement, on a "best efforts, all or none" basis. The units were offered and sold only to persons who qualified as "accredited investors," as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). As compensation to EBC for its services as placement agent, the Company paid EBC an 8% commission and a 2% non-accountable expense allowance. The Company also issued to EBC a purchase option (the "Purchase Option"), which permits EBC to purchase 264,000 shares of common stock and 264,000 Warrants (each share of common stock and Warrant must be purchased together as a unit) at an exercise price of $2.125 per share of common stock and Warrant purchased. The Company also granted to EBC a 30-day right of first refusal to underwrite or place future offerings for which the Company engages the services of an investment banker for a period of three years after the closing of the Private Placement. In addition, the Company agreed for a period of three years from the closing of the Private Placement to either appoint to the Company's Board of Directors a person designated by EBC or to permit EBC to send a representative to observe each meeting of the Board. No person has been designated by EBC for appointment to the Company's Board. The Company also agreed to pay "source fees" to EBC for a period of 24 months, if EBC introduces potential investors to us and such investors make subsequent investments in the Company.

      The Company is in the process of filing a registration statement in accordance with the Company's contractual agreement with the investors in the Private Placement to register the offering and resale of the securities covered by the registration statement. In connection with the Private Placement, the Company agreed to use its best efforts to have a registration statement covering the offering and sale of the securities issued in the Private Placement declared effective by the Commission no later than December 23, 2000 (the "Target Date"). Because the registration statement was not declared effective by the Target Date, the Company was required to issue on the Target Date to each investor in the Private Placement and to EBC (or its designee) as holder of the Purchase Option, the Extra Warrants to purchase that number of shares of Common Stock equal to five percent of the number of Warrants purchased by the investor in the Private Placement (and, as to EBC or its designee, five percent of the number of Warrants underlying the Purchase Option) a total of 101,194 Extra Warrants. The Extra Warrants have the same terms as the Warrants. The Company will be required to issue Extra Warrants on each monthly anniversary of the Target Date until the earlier of the effective date of the registration statement or the nineteenth monthly anniversary of the Target Date. See Note 17 -- Subsequent Events.

COMMON STOCK

      In May 1998, the Company's stockholders approved an increase in the total number of shares of common stock authorized for issuance from 10,000,000 shares to 30,000,000. The Company filed a Second Amended and Restated Certificate of Incorporation to effectuate such increase in May 1998.

      In February 1999, the Company issued a total of 160,701 shares of its common stock as part of units issued in a private placement of 28.5 units, consisting of unsecured promissory notes with a principal amount of $2,850,000 and 160,701 shares of common stock. The Company received net proceeds of approximately $2,396,000 from the private placement.

      In June 1999 the Company completed a public offering of 2,000,000 units and realized approximately $12.1 million in net proceeds from the offering. Each unit consisted of three shares of common stock and two Public Warrants to purchase common stock at an exercise price of $4.00 per share. The Public Warrants became exercisable in June of 2000, one year from the date of closing of the public offering. The Public Warrants are callable when they are exercisable and after the Company's common stock has closed at $8.00 or more for twenty consecutive trading days. Also in June of 1999, the underwriter exercised the 15% over-allotment option that the Company had granted to it in connection with the June 1999 public offering of units. Upon exercise of the option, the underwriter purchased 300,000 units, consisting of 900,000 shares of common stock and 600,000 Public Warrants to purchase common stock at an exercise price of $4.00 per share. The Company received net proceeds of $2.0 million from the exercise of the underwriter's over-allotment option.

      A summary of the number of shares of common stock subject to purchase under all warrant agreements and related exercise prices as of December 31, 2000 is as follows:

                                               NUMBER OF SHARES          EXERCISE PRICE
                                               ----------------          --------------
                                                    46,662                  $ 28.00
                                                    14,666                  $ 27.27
                                                    42,587                  $ 22.50
                                                     7,665                  $ 18.75
                                                     2,142                  $ 56.00
                                                    39,286                  $ 19.25
                                                     5,714                  $ 18.59
                                                  6,461,194                 $  4.00
                                                  ---------
                                                  6,619,916
                                                  =========

STOCK OPTIONS

      In December 1997, the Company granted to an investment banking firm options to purchase 17,857 shares of common stock at an exercise price $96.67 per share, which was the fair value of the stock on the date of the grant. Since this grant was for future services to be provided, the related compensation expense, in accordance with SFAS No. 123, was recorded over two years, the expected term of services. The compensation expense recorded was $20,355 in 1997, $563,687 in 1998, and $516,713 in 1999. The right to exercise these options terminates five years from the grant date.

      On September 9, 1999, stockholders of VNCI approved the Company's 1999 Stock Incentive Plan (the "Plan"). The Plan authorized the Company to issue options to employees, directors, consultants and others on up to two million six hundred and forty thousand (2,640,000) shares of common stock. The Company is restricted to having two million ten thousand of these issued and outstanding prior to June 18, 2000 as a result of an agreement with the Company's lead investment banker on its June 1999 public offering. The maximum exercise period for options granted under the Plan is ten years. Vesting and exercise periods for each individual grant are delineated in the individual grant agreement. The Company's 1996 Stock Incentive Plan closed on that date and no additional grants are available through the 1996 Stock Incentive Plan or any of the Company's other prior stock option plans. Similarly to the Plan, the maximum exercise period for options granted under the 1996 Stock Incentive Plan was ten years. Vesting and exercise periods for each individual grant were delineated in the individual grant agreement.

      As of December 31, 2000, 95,829 of the Plan's options had been exercised, and 858,324 of the Plan's options were exercisable. The Company recorded compensation expense related to non-employee option grants of $5,386 in the year ended December 31, 2000.

      Stock option activity during the periods indicated is summarized as follows:


                                                                                     WEIGHTED
                                                                     NUMBER           AVERAGE
                                                                    OF SHARES     EXERCISE PRICE
                                                                    ---------     --------------
                                 1998
                                 Outstanding at beginning of
                                   year.......................       170,328         $  52.556
                                 Granted......................       162,100         $  61.677
                                 Forfeited....................       (77,104)        $  77.707
                                 Exercised....................          (330)        $  46.375
                                 Outstanding at end of year...       254,994         $  50.771
                                 Exercisable..................        92,940         $  43.827
                                 Available for grant..........        61,200


                                 1999
                                 Outstanding at beginning of
                                   year.......................       254,994         $  50.771
                                 Granted......................     1,685,212         $   2.712
                                 Forfeited....................      (251,018)        $  20.446
                                 Exercised....................            --                --
                                 Outstanding at end of year...     1,689,188         $   7.325
                                 Exercisable..................       368,714         $  11.295
                                 Available for grant..........       483,500

                                 2000
                                 Outstanding at beginning of
                                   year.......................     1,689,188         $   7.325
                                 Granted......................       975,793         $   1.814
                                 Forfeited....................      (182,403)        $   5.797
                                 Exercised....................       (95,829)        $   2.625
                                 Outstanding at end of year...     2,386,749         $   5.374
                                 Exercisable..................       985,348         $   8.440
                                 Available for grant..........       309,560


      The following table summarizes information about stock options outstanding at December 31, 2000:


                                                    WEIGHTED-AVE.
                                                      REMAINING
              RANGE OF               NUMBER          CONTRACTUAL       WEIGHTED-AVE.         NUMBER         WEIGHTED-AVE.
           EXERCISE PRICES         OUTSTANDING      LIFE (YEARS)      EXERCISE PRICE       EXERCISABLE     EXERCISE PRICE
        --------------------    ---------------- ------------------ ------------------  ---------------  ----------------
                 $1.031-$2.000       602,675             4.9             $   1.159                0           $       0
                 $2.500-$4.437     1,631,936             3.8             $   2.718          858,324           $   2.667
               $14.000-$17.066        25,712             3.5             $  14.426           23,332           $  14.156
               $21.000-$38.500        40,347             2.6             $  32.071           36,265           $  32.398
               $46.375-$63.525        53,938             1.6             $  55.209           48,618           $  55.697
               $92.750-$96.670        32,141             2.2             $  94.928           18,809           $  96.472
                                   ---------                                                -------
                                   2,386,749                                                985,348
                                   =========                                                =======

      All stock options granted by the Company from its inception through December 31, 2000 were granted with an exercise price per share equal to the fair value of the Company's common stock on the date of grant. In December 1996, the Company repriced the exercise price of all options previously granted to $28.00 per share, to reflect an exercise price consistent with the price per share paid by outside investors of the Series A preferred stock issued in December of 1996 and January 1997.

      In July 1998, the Board approved a repricing plan to reprice employee stock options under the 1996 Stock Incentive Plan (the "1996 Plan") to restore the long-term employee retention and performance incentives of the stock options outstanding. In accordance with the repricing plan, all stock options then held by current, active full-time employees, with exercise prices above $50.75, or with vesting periods in excess of three years, were cancelled and replaced by the same number of options exercisable at $50.75 per share and vesting over a three-year period. The options were granted at a price equal to the fair market value of the Company's common stock on the date of the option repricing.

      Had compensation expense been determined based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's net loss and net loss per share would have increased to the pro forma amounts indicated below:


                                                                         1999          2000
                                                                    -------------  ------------
                                    Net loss
                                      As Reported...............    $(12,960,904)  $(6,169,565)
                                      Pro forma.................    $(13,509,681)  $(7,878,012)
                                    Net loss per common share
                                      As reported, basic and
                                      diluted....................   $      (2.52)  $      (.65)
                                      Pro forma, basic and diluted  $      (2.62)  $      (.83)


      The fair value of each option granted in 1999 and 2000 was estimated on the date of grant using the Black-Scholes option-pricing model. The model used the following weighted-average assumptions for grants during the years ended December 31, 1999 and 2000: volatility 93% for both years; risk-free rate of return of 6.0% and 5.7 %, respectively; dividend yield of 0% for both 1999 and 2000; and an expected time to exercise of 4.2 years and 3.5 years for 1999 and 2000, respectively.

PREFERRED STOCK

      5% CUMULATIVE CONVERTIBLE SERIES B PREFERRED STOCK

      In August 1998, the Company issued to certain unaffiliated investors in a private placement 209,091 shares of 5% Cumulative Convertible Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), and warrants to purchase an aggregate of 7,467 shares of Common Stock at an exercise price of $42.00 per share which were valued at $94,000 (the "Series B Warrants"). The shares of Series B Preferred Stock and the Series B Warrants were issued at a purchase price of $5.50 per share, resulting in gross proceeds to the Company of $1.15 million. Dividends accrued on the Series B Preferred stock at 5% annually, were cumulative, and were payable in additional shares of Series B Preferred Stock. The Company sold and issued such securities in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      Shares of Series B Preferred Stock were convertible at any time after the issuance date and at the option of the holder, into shares of common stock at an initial conversion rate of $38.50 per share, subject to adjustment in connection with certain events, including a reclassification, reorganization or exchange of the Company's common stock. The shares of Series B Preferred Stock were subject to automatic conversion, without further action on the part of the holder or the Company, if the closing price of the Company's common stock equaled or exceeded $77.00 per share for 15 consecutive trading days.

      In connection with the private placement by the Company of units completed in February 1999, the Company entered into a letter agreement with both of the holders of the Series B Preferred Stock modifying certain terms of those securities. Specifically, the Company and the holders agreed that: (i) the holders would not exercise their right to convert the Series B preferred stock to common stock, or exercise the Series B Warrants for common stock, until the date on which the Company completed a public or private equity financing with gross proceeds of not less than $8 million (a "qualified financing"); (ii) upon the closing of a qualified financing, the stated value of and accrued and unpaid dividends on the Series B preferred stock will automatically convert into shares of common stock at a conversion price equal to $19.25 per share, and the exercise price of Series B Warrants would be reduced to $19.25 per share; (iii) the anti-dilution provisions of the Series B preferred stock and the Series B Warrants would not apply to the qualified financing, the 5% Convertible Debenture conversion, the February 1999 private placement, the conversion of the Series B preferred stock or the exercise of the Series B Warrants; (iv) the holders waived and agreed not to exercise any registration rights they may have as to the common stock issuable upon conversion of the Series B preferred stock or the exercise of the Series B Warrants in connection with the June 1999 public offering of units; and (v) the holders would not sell any common stock issuable upon conversion of the Series B preferred stock for at least six months after the effectiveness of the registration statement (or up to 24 months, if necessary to obtain regulatory approval of this offering) filed relating to the qualified financing.

      Immediately following the completion of the public offering of units in June 1999, all shares of Series B Preferred Stock, and accreted dividends thereon, automatically converted to 62,162 shares of common stock at a conversion price of $19.25 per share.

12. NON-CASH TRANSACTIONS

      The following non-cash investing and financing activities occurred in the periods indicated:



                                                                FOR THE YEARS ENDED        FOR THE THREE MONTHS
                                                                     DECEMBER 31,             ENDED MARCH 31,
                                                         -------------------------------- -------------------------
                                                            1998        1999       2000      2000         2001
                                                         ---------  ----------- --------- ----------- -------------
                                                                                          (UNAUDITED)  (UNAUDITED)
         Current asset financed by issuance of note
          payable.....................................   $ 230,063  $       --  $ 51,090  $     --     $ 75,000
         Capital lease obligations....................     718,504          --        --        --           --
         Return of assets under capital lease in
          settlement of obligation....................          --      64,806        --        --           --
         Dividend on preferred stock..................      23,958      31,675        --        --           --
         Conversion of preferred stock to common stock          --   1,205,633        --        --           --
         Conversion of subordinated debentures, and
          interest thereon, to common stock...........          --   3,275,323        --        --           --
         Reclassification of inventory to fixed assets      32,225          --        --        --           --
         Accounts payable transferred to notes payable      40,141   3,575,000        --        --           --
         Common stock issued with private placement...          --   1,242,203        --        --           --
         Warrants issued with long term debt..........          --     146,342        --        --           --
         Inventory financed with note payable.........          --   1,100,000        --        --           --
         Equity financing costs in prepaid expenses...          --      28,867        --        --           --
         Reduction in accrued liabilities due to sale
          of assets...................................          --     181,678        --        --           --
         Reclassification of accrued interest to note
           payable....................................          --          --    10,254        --           --
         Debt issuance costs in other assets -- net...          --      17,917        --        --           --
         Interest payments............................      94,272     536,983    41,253        --           --




13. EMPLOYEE BENEFIT PLAN

      The Company implemented a profit-sharing plan under Section 401(k) of the Internal Revenue Code (the "Code") covering substantially all employees. The plan allows employees to make contributions up to the maximum allowed by the Code. The Company contributes one dollar to an employees account for each two dollars contributed by the employee until the employee's contribution equals 6% of the employee's annual salary. The Company contributed $31,000 and $75,000 to employee accounts during 1999 and 2000, respectively.

14. FOREIGN SALES

    Product sales were generated geographically as follows:


                                           UNITED STATES     EUROPE     ASIA      OTHER       TOTAL
                                        -----------------  --------- ---------  --------  ---------
                              1998..        $  727,156           --         --  $ 38,461  $  765,617
                              1999..        $2,358,338           --         --  $ 36,773  $2,395,111
                              2000..        $7,835,514     $781,918  $ 151,957        --  $8,769,389


15. RELATED PARTY TRANSACTIONS

      On December 31, 1999, the Company entered into an agreement with b2bVideo Network, Inc. (formerly b2bvideo.com, Corp.), a high technology startup company that intends to provide aggregated business video content to the business market. The agreement was to become effective that day after the closing of b2bVideo Network's proposed private placement of Series A Preferred Stock in the first quarter of 2000. The agreement provides that VNCI receive an equity position in b2bVideo Network in exchange for favorable purchase terms and conditions regarding technical support and equipment provided to b2bVideo Network. B2bVideo Network's private placement closed on March 14, 2000. The Company received one million shares of common stock, equivalent to an ownership percentage of approximately fourteen and one half percent (14.5%) on a fully diluted basis on the closing date assuming conversion of all Series A Preferred Stock. The Company has ascribed no value to this equity investment during the year ended December 31, 2000. The Company recognized $209,969 in product revenue and $171,859 in cost of product revenues in sales to b2bVideo Network in the year ended December 31, 2000. There were no sales to b2bVideo Network during the years ended December 31, 1999 and 1998. Mr. James F. Bunker, a director of the Company and b2bVideo Network, participated in the private placement purchasing less than one percent of the total offering. Ms. Cheryl Snyder, CEO of b2bVideo Network, is a former director of the Company.

      On December 14, 2000, the Company sold 250,000 shares of its b2bVideo Network equity investment to Dalewood 2 for $2.00 per share or $500,000. Dalewood 2 is a venture fund that is directed and controlled by EarlyBirdCapital. EarlyBirdCapital (formerly known as Southeast Research Partners) acted as a placement agent in the August 2000 private placement of 1,760,000 units and acted as an underwriter and the representative of the June 1999 public offering of 2,300,000 units. In connection with the June 1999 public offering, the Company also engaged EarlyBirdCapital to act as an agent for the solicitation of the exercise of some of the Company's warrants. EarlyBirdCapital also acted as the placement agent for the February 1999 private placement of securities. As a result of the related party relationships, the Company's sale of shares of b2bVideo Network is treated as an equity transaction.

16. NEW ACCOUNTING PRONOUNCEMENTS

      In June 1999, the FASB issued Statement of Financial Accounting Standard ("SFAS") 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of SFAS 133" ("SFAS 137"). SFAS 137 amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which was issued in June 1998 and was to be effective previously for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS 137 defers the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. Earlier application is permitted. In June 2000, the FASB issued SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" ("SFAS 138"). SFAS 138 establishes accounting and reporting standards for a limited number of derivative instruments and hedging activities when implementing SFAS 133. SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company anticipates that this adoption will not have a material impact on the results of operations, financial position or cash flows.

17. SUBSEQUENT EVENTS


      The Company has filed a registration statement in accordance with its contractual agreement with the investors in the August 2000 Private Placement (see Note 11 - Capital Stock Transactions - Private Placement of Units - August
2000) to register the offering and resale of the securities issued in the August 2000 Private Placement. In connection with the August 2000 Private Placement, the Company agreed to use its best efforts to have the registration statement declared effective by the Commission no later than December 23, 2000. Because the registration statement was not declared effective by December 23, 2000, the Company is required to issue to each investor in the August 2000 Private Placement and to the placement agent (or its designee), on December 23, 2000 and on the 23rd of each month thereafter until the earlier of the effective date of the registration statement or July 23, 2002, extra warrants ("Extra Warrants") to purchase that number of shares of common stock equal to five percent of the number of Warrants purchased by the investor in the Private Placement (and, as to the placement agent or its designee, five percent of the number of Warrants underlying the purchase option issued to the placement agent). The Company was obligated to issue Extra Warrants to purchase 101,194 shares of its common stock on December 23, 2000 and on each of the first two monthly anniversaries of December 23, 2000 (January 23, and February 23, 2001).



      In addition, the Company is obligated to issue to each investor in the August 2000 Private Placement, as of each of March 23, 2001 and April 23, 2001, Extra Warrants to purchase 38,704 shares of common stock. The Extra Warrants have the same terms as the Warrants. See Note 11 - Capital Stock Transactions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities to be offered and sold pursuant to this registration statement. All of the information set forth below constitutes good faith estimates of the expenses indicated, other than the SEC registration fee and the NASD filing fee.



                                                      DESCRIPTION                        AMOUNT
                                  ------------------------------------------------    ------------
                                  SEC registration fee............................    $  6,357.73
                                  NASD filing fee.................................       1,857.95
                                  Blue Sky fees and expenses (including fees of
                                   counsel).......................................       5,000.00
                                  Printing expenses...............................       3,000.00
                                  Transfer agent and registrar's fee..............       1,000.00
                                  Legal fees and expenses (other than Blue Sky)...      40,000.00
                                  Accounting fees and expenses....................      34,000.00
                                  Miscellaneous...................................       8,784.32
                                                                                      -----------
                                            Total.................................    $100,000.00
                                                                                      ===========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

      The following reflects the issuance or sale of unregistered securities by the Registrant since January 1, 1998. All share information set forth below has been adjusted to reflect a one for seven share reverse stock split effective on April 14, 1999.

      (1) Since January 1, 1998, the Registrant has issued or sold unregistered common stock as set forth below:



                                                                           NUMBER        PER SHARE
                                                                          OF SHARES        PRICE
                                                                         ------------   -----------
                                 Year ended December 31, 1998.......         8,482(a)   $23.10
                                                                               357(a)   $28.00
                                 Year ended December 31, 1999.......     1,091,994(b)      (b)
                                 Year ended December 31, 2000.......     1,760,000(c)      (c)
                                 From January 1, 2001 to June 11, 2001        None(d)      (d)


----------

(a) Such shares of common stock were issued upon the exercise of outstanding warrants.

(b) Represents (i) 156,417 shares issued by the Registrant in a private placement of 28.5 units completed on February 4, 1999, in which each unit consisted of a $100,000 unsecured promissory note and 5,714 shares of common stock, for consideration of $100,000 per unit, (ii) 873,415 shares as the result of the conversion of convertible debentures, and (iii) 62,162 shares as the result of conversion of Series B Preferred Stock issued in August 1998. In the February 1999 private placement, the Registrant received gross proceeds of $2,850,000 and net proceeds of approximately $2,396,000.

(c) Such shares of common stock were issued by the Registrant to investors in a private placement of 1,760,000 units completed on August 25, 2000, in which each unit consisted of one share of common stock and one redeemable stock purchase warrant, for consideration of $1.50 per unit (the "August 2000 Private Placement"). In the August 2000 Private Placement, the Registrant received gross proceeds of $2,640,000 and net proceeds of approximately $2,201,000.

(d) From January 1, 2001 to the date of this registration statement, the Registrant has not issued any unregistered shares of common stock.

      (2) Since January 1, 1998, the Registrant has issued or sold unregistered preferred stock as set forth below:



                                                                           NUMBER     PER SHARE
                                                                          OF SHARES     PRICE
                                                                        -----------  -----------
                                 Year ended December 31, 1998.......    209,091(a)   $5.50
                                 Year ended December 31, 1999.......    None          None
                                 Year ended December 31, 2000.......    None          None
                                 From January 1, 2001 to June 11, 2001  None          None

----------

(a) Represents shares of Series B Preferred Stock issued in August 1998. All of the shares of Series B Preferred Stock converted to common stock upon the completion of the Registrant's June 1999 public offering.

      (3) Since January 1, 1998, the Registrant issued shares of common stock pursuant to the exercise of stock options granted to employees or directors of the Registrant as follows:


                                                                           NUMBER       PER SHARE
                                                                         OF SHARES        PRICE
                                                                         ---------      ---------
                                 Year ended December 31, 1998.......          330        $46.375
                                 Year ended December 31, 1999.......         None           None
                                 Year ended December 31, 2000.......       95,829        $ 2.625
                                 From January 1, 2001 to June 11, 2001       None           None



      Pursuant to the 1994 Stock Option Plan For Outside Directors adopted in August 1994, the Registrant has outstanding non-qualified stock options granted to directors to purchase an aggregate of 22,142 shares of common stock at an exercise price of $14.00 per share, all are vested. The issuance of the shares was effected without registration in reliance upon the exemption available under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

      Pursuant to the 1994 Stock Option Plan adopted in October 1994 (the "1994 Plan"), the Registrant has outstanding non-qualified stock options granted to executive officers, other key employees and consultants to purchase an aggregate of 19,065 shares of common stock at an exercise price of $14.00 per share, of which 17,757 are vested. The issuance of the shares was effected without registration in reliance upon the exemption available under Section 4(2) of the Securities Act.

      Pursuant to the 1996 Stock Option Plan adopted in January 1997 (the "1996 Plan"), the Registrant has outstanding non-qualified stock options granted to executive officers, other key employees and consultants to purchase an aggregate of 66,675 shares of common stock at an average exercise price of $52.346 per share, of which 44,689 are vested. The issuance of the shares was effected without registration in reliance upon the exemption available under Section 4(2) of the Securities Act.

      The Registrant has reserved for issuance 2,544,171 shares of common stock upon exercise of options awarded under the 1999 Stock Incentive Plan adopted in September 1999 (the "1999 Plan"). As of the date of this registration statement, outstanding options to purchase 2,254,611 shares of common stock at exercise prices ranging from $1.031 to $4.375 per share have been granted under the 1999 Plan. Of such options, 950,190 have vested.

      (4) Since January 1, 1998, the Registrant has issued or sold unregistered warrants or options to third parties as set forth below:


                                                                           NUMBER       PER SHARE
                                                                          OF SHARES       PRICE
                                                                         ------------   ----------
                                 Year ended December 31, 1998.......         7,467(a)     (a)
                                 Year ended December 31, 1999.......        39,286(b)     (b)
                                                                             5,714(c)     (c)
                                 Year ended December 31, 2000.......     1,760,000(d)     (d)
                                                                           264,000(e)     (e)
                                                                             1,086(f)     (f)
                                                                               198(a)     (a)
                                                                               382(g)     (g)
                                                                           101,194(h)     (h)
                                 From January 1, 2001 to June 11, 2001     318,500(i)     (i)
                                                                            20,000(j)     (j)


----------

(a) Represents warrants to purchase 7,467 shares of common stock issued to two investors in connection with the issuance of the Series B Preferred Stock in August 1998. The warrants were issued as part of the issuance of an aggregate of 209,091 shares of 5% Cumulative Convertible Series B Preferred Stock ("Series B Preferred Stock") and warrants to purchase an aggregate of 7,467 shares of common stock at an original exercise price of $42.00 per share which were valued at $94,000. The shares of Series B Preferred Stock and warrants were issued at an original price of $5.50 per share of Series B Preferred Stock, resulting in gross proceeds to the Registrant of $1,150,000. No separate consideration was paid for the warrants issued with the Series B Preferred Stock. Under a letter agreement dated January 8, 1999, with the two holders of these warrants, the holders of the Series B Preferred Stock agreed to changes in the terms of the Series B Preferred Stock and, among other things, the Registrant agreed to change the warrant exercise price to $19.25 per share, which was the closing price per share of common stock on the date on which the agreement was signed. These were subsequently adjusted in 2000 as a result of an anti-dilution adjustment provision in the warrant. As a result of the adjustment provision, the Registrant issued additional warrants to purchase an additional 198 shares of common stock, and the exercise price of the warrants was adjusted to $18.75 per share.

(b) Represents warrants issued to a third-party vendor in connection with the conversion to a term note and restructuring of certain outstanding accounts payable obligations owed by the Registrant in January 1999. No separate consideration was paid to the Registrant by the third-party vendor for the warrants, which were issued as consideration for the payables restructuring.

(c) Represents warrants issued to legal counsel for the Registrant in connection with the conversion to a term note and restructuring of outstanding accounts payable obligations owed by the Registrant to such firm in January 1999. No separate consideration was paid to the Registrant by the law firm, which were issued as consideration for the payables restructuring.

(d) Represents warrants issued to investors in the August 2000 Private Placement as part of the units sold in that offering. Each unit consisted of one share of common stock and one warrant, and was sold at a purchase price of $1.50 per unit.

(e) Represents a purchase option issued to the placement agent of the August 2000 Private Placement (the "Purchase Option"). The Company issued the Purchase Option to the designees of the placement agent of the August 2000 Private Placement, as partial compensation for services rendered in connection with that offering, for aggregate consideration of $100.

(f) Represents warrants issued as a result of an anti-dilution adjustment provision in certain outstanding warrants upon completion of the August 2000 Private Placement. As a result of the adjustment provision, the Registrant issued to holders of warrants originally issued in 1997, additional warrants to purchase 1,086 shares of common stock. In addition, the exercise price of the original warrants adjusted from $23.10 to $22.50 per share.

(g) Represents warrants issued as a result of an anti-dilution adjustment provision in certain outstanding warrants upon completion of the August 2000 Private Placement. As a result of the adjustment provision, the Registrant issued to holders of warrants originally issued in 1997 additional warrants to purchase 382 additional shares of common stock. In addition, the exercise price of the original warrants adjusted from $28.00 to $27.27.

(h) Represents the Extra Warrants (as defined below) issued to investors in the August 2000 Private Placement and to the placement agent on December 23, 2000.


(i) Represents additional Extra Warrants (as defined below) issued to certain investors in the August 2000 Private Placement and to the placement agent on January 23, 2001, February 23, 2001, March 23, 2001, April 23, 2001 and May 23, 2001.


(j) Represents options issued to a third-party sales consultant. The exercise price of the options is $2.25 per share. The options vest 50% on August 7, 2001 and 50% on February 7, 2002. The options expire five years from the date of grant.

(5) Since January 1, 1998, the registrant has issued or sold unregistered debt securities as set forth below:


                                                                          PRINCIPAL     PURCHASE
                                                                           AMOUNT         PRICE
                                                                        -----------   -----------
                                 Year ended December 31, 1998.......     $3,125,000   $3,125,000
                                 Year ended December 31, 1999.......     $2,850,000   (a)
                                 Year ended December 31, 2000.......           None   None
                                 From January 1, 2001 to June 11, 2001         None   None


----------
(a) In February 1999, the Registrant completed a private placement of 28.5 units, in which each unit consisted of a $100,000 unsecured promissory note and 5,714 shares of common stock. In the February 1999 private placement, the Registrant received aggregate gross proceeds from the units of $2,850,000. The Company repaid these notes in full from the net proceeds of the public offering completed in June 1999.

DESCRIPTION OF TRANSACTIONS AND EXEMPTIONS

      In July 1998, the Registrant completed a private placement of 5% Cumulative Convertible Debentures due 2003 (the "5% Convertible Debentures") with certain institutional, affiliated and other investors, from which it received gross proceeds of approximately $3,125,000. Interest thereon accrued daily and was payable quarterly in arrears, payable in cash or, at the Registrant's option, by increasing the principal amount of the 5% Convertible Debentures. For the quarters ended September 30, 1998, and December 31, 1998 the Registrant elected to pay the interest due at that date by increasing the principal amount by approximately $36,000 per quarter. The Registrant sold and issued such securities in reliance on an exemption from registration provided by Section

4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      In connection with the February 1999 Private Placement (described below), the Registrant and the holders of the 5% Convertible Debentures entered into an agreement amending the terms of the securities. In June 1999, the Registrant completed a public offering of 2,300,000 units, each unit consisting of three shares of common stock and two warrants with an initial exercise price of $4.00 (the "June 1999 Public Offering"). The units were sold at a price of $7.50 per unit. Pursuant to the terms of the agreements with the holders of the outstanding convertible debentures, the outstanding principal amount of and accrued interest on the convertible debentures automatically converted to 873,415 shares of the Registrant's common stock immediately following the closing of the June 1999 Public Offering, at a conversion price of $3.75 per share of common stock. The Registrant issued such shares of common stock pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.

      In August 1998, the Registrant issued to certain unaffiliated investors in a private placement 209,091 shares of Series B 5% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B preferred stock"), and warrants to purchase an aggregate of 7,467 shares of common stock at an exercise price of $42.00 per share, which were valued at $94,000 (the "Series B Warrants"). The shares of Series B preferred stock and the Series B Warrants were sold at $5.50 per share, resulting in gross proceeds to the Registrant of $1,150,000. The Registrant sold and issued such securities in reliance on an exemption from registration provided by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      Upon the closing of the June 1999 Public Offering, the Series B preferred stock automatically converted into 62,162 shares of the Registrant's common stock at a conversion price of $19.25 per share. The Registrant issued such shares of common stock pursuant to an exemption from registration provided by
Section 4(2) of the Securities Act.

      In January 1999, in connection with the conversion of certain outstanding accounts payable to a note, the Registrant issued to Sanmina Corporation, one of its vendors, warrants to purchase 39,286 shares of its common stock, with an exercise price equal to $19.25 per share, the closing price of the common stock on January 12, 1999. The Sanmina note is secured by the Registrant's personal property and certain of its other assets. At December 31, 2000, the Registrant owed Sanmina approximately $3.2 million in principal and interest on this note. The Registrant issued such securities in reliance on an exemption provided by
Section 4(2) of the Securities Act.

      In January 1999, in connection with the conversion of certain outstanding payables to a note, the Registrant issued to Shaw Pittman, its legal counsel, warrants to purchase 5,714 shares of its common stock, with an exercise price equal to $18.59 per share, the closing price of the common stock on January 21, 1999. As part of this transaction, the Registrant converted outstanding payables at December 31, 1998 of approximately $375,000 to a two-year note. At December 31, 2000, the Registrant owed its legal counsel approximately $110,000 in principal and interest on this note. The Registrant issued such securities in reliance on an exemption provided by Section 4(2) of the Securities Act.

      In February 1999, the Registrant completed a private placement (the "February 1999 Private Placement") of 28.5 units, in which each unit consisted of a $100,000 unsecured promissory note (collectively, the "Notes") and 40,000 shares of common stock. The Registrant issued such securities in reliance on an exemption provided by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder. The Notes were repaid in full with a portion of the net proceeds from the June 1999 Public Offering.

      The Registrant's net proceeds from the February 1999 Private Placement were an estimated $2,396,000, after paying commissions, the non-accountable expense allowance, blue sky fees and other offering expenses of approximately $454,000.

      In the August 2000 Private Placement, the Registrant sold 1,760,000 Units (individually, a "Unit" and collectively, the "Units"), each Unit consisting of one share of common stock of the Company and one redeemable common stock purchase warrant (individually, a "Warrant" and collectively, the "Warrants"). The Warrants offered in the August 2000 Private Placement entitle the holder to purchase one share of common stock for an initial exercise price of $4.00 during the period (the "Exercise Period") commencing on February 26, 2001, and ending on June 15, 2004, subject to prior redemption. The Warrants are identical to the Registrant's outstanding warrants to purchase up to 4,600,000 shares of its common stock at an initial exercise price of $4.00 per share, which are currently trading on the Nasdaq SmallCap market under the symbol "VNCIW," except that the Warrants could not be exercised until February 26, 2001.

      The Registrant offered the Units through EarlyBirdCapital, Inc. (formerly know as Southeast Research Partners, Inc. and referred to herein as "EBC"), as the exclusive placement agent, on a "best efforts, all or none" basis. The Units were offered and sold only to persons who qualified as "accredited investors" as defined in Rule 501(a) under the Securities Act. The sale and issuance of the Units were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder. The price per Unit was $1.50.

      As partial compensation to EBC for its services as placement agent, the Registrant issued to EBC an option (the "Purchase Option") to purchase 264,000 shares of common stock and 264,000 Warrants (each share of common stock and Warrant must be purchased together as a unit) at an exercise price of $2.125 per share of common stock and Warrant purchased. The sale and issuance of the Purchase Option were effected in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Regulation D and Rule 506 promulgated thereunder.

      The Registrant's net proceeds from the August 2000 Private Placement were approximately $2,201,000, after paying commissions, the non-accountable expense allowance, blue sky fees and other offering expenses of approximately $439,000. The Registrant used the proceeds of the August 2000 Private Placement for research and development, product sales and marketing, and customer support operations, to repay a portion of certain debt outstanding to Sanmina and its legal counsel, and for working capital.


      In connection with the August 2000 Private Placement, the Registrant filed a registration statement in accordance with its contractual agreement with the investors in the August 2000 Private Placement to register the offering and resale of the securities issued in the August 2000 Private Placement. The Registrant agreed to use its best efforts to have the registration statement declared effective by the Commission no later than December 23, 2000, which was 120 days after the closing date of the August 2000 Private Placement (the "Target Date"). The Registrant was contractually obligated to issue on December 23, 2000, and on each monthly anniversary thereafter until the effective date of the registration statement, to the investors in the August 2000 Private Placement and to EBC as holder of the Purchase Option, extra warrants (the "Extra Warrants") to purchase that number of shares of Common Stock equal to five percent of the number of Warrants purchased by each investor in the August 2000 Private Placement (and, as to EBC or its designee, five percent of the number of Warrants underlying the Purchase Option), because the registration statement covering the offering and sale of the securities issued in the August 2000 Private Placement had not yet been declared effective by the Commission. The Extra Warrants have the same terms as the Warrants. Pursuant to this contractual provision, the Registrant issued Extra Warrants to purchase 101,194 shares of its common stock to the investors in the August 2000 Private Placement on each of December 23, 2000, January 23, 2001, and February 23, 2001. However, certain of the investors in the August 2000 Private Placement and EBC, as placement agent for the August 2000 Private Placement, have waived the right to receive any additional Extra Warrants after February 23, 2001. Accordingly, the Registrant only issued Extra Warrants to purchase 38,704 shares of our common stock to certain investors in the August 2000 Private Placement on each of March 23, 2001, April 23, 2001 and May 23, 2001. To date, the Registrant has issued Extra Warrants to purchase a total of 419,694 shares of its common stock. The Registrant is not obligated to issue any additional Extra Warrants in the future because this registration statement has been declared effective by the Commission. The Registrant issued the Extra Warrants in reliance on an exemption provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.




          EXHIBITS
          --------
            3.1                Fourth Amended and Restated Certificate of
                               Incorporation of the Registrant (Incorporated by
                               reference to Exhibit 3.1 to the Registrant's
                               Quarterly Report on Form 10-QSB for the quarter
                               ended September 30, 1999 (the "Third Quarter 1999
                               Form 10-QSB") filed with the Securities and
                               Exchange Commission under the Securities Act of
                               1933, as amended).
            3.2                Amended and Restated Bylaws of the Registrant
                               (Incorporated by reference to Exhibit 3.2 to the
                               Registrant's Registration Statement on Form SB-2
                               (File No. 333-20625) filed with the Securities
                               and Exchange Commission under the Securities Act
                               of 1933, as amended (the "1997 SB-2")).
            3.3                Amendment to Amended and Restated Bylaws of the
                               Registrant effective June 8, 1999 (Incorporated
                               by reference to Exhibit 3.4 to the Registrant's
                               Amended Quarterly Report on Form 10-QSB/A for the
                               quarter ended June 30, 1999 filed with the
                               Securities and Exchange Commission under the
                               Securities Act of 1933, as amended).
            4.1                Form of Warrant for the purchase of shares of
                               common stock, issued in connection with the
                               private placement of $2,000,000 aggregate
                               principal amount of Bridge Notes (Incorporated by
                               reference to Exhibit 3.4 to the 1997 Form SB-2).
            4.2                Form of Warrant for the purchase of shares of
                               common stock,

                               issued in connection with the
                               private placement of units in June 1995 and
                               August 1996 (Incorporated by reference to Exhibit
                               3.5 to the 1997 SB-2).
            4.3                Form of Warrants for the purchase of 100,000 shares of
                               common stock, issued in connection with the private
                               placement of Series A Convertible Preferred Stock and
                               warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the 1997 SB-2).
            4.4                Form of Option for the purchase of 180,000 shares of common stock, issued to Barington Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the 1997 SB-2).
            4.5                Form of Stock Option Agreement, dated December
                               18, 1997, by and between the Registrant and
                               Barington Capital Group, L.P. (Incorporated by
                               reference to Exhibit 10.8 to the Registrant's
                               Annual Report on Form 10-KSB for the year ended
                               December 31, 1997).
            4.6                Specimen certificate evidencing shares of common stock of
                               the Registrant (Incorporated by reference to Exhibit 4.2 to the 1997 SB-2).
            4.7                Form of Warrant issued in connection with the
                               Series B 5% Cumulative Convertible Preferred
                               Stock of the Registrant (Incorporated by
                               reference to Exhibit 4.11 to the Registrant's
                               Registration Statement on Form S-3 (File No.
                               333-62971) filed with the Securities and Exchange
                               Commission under the Securities Act of 1933, as
                               amended (the "1998 S-3").
            4.8                Senior Note issued to Sanmina Corporation by the
                               Registrant with a principal amount of $4,300,000.
                               (Incorporated by reference to Exhibit 4.10 to the
                               Registrant's Annual Report on Form 10-KSB, as
                               amended, for the year ended December 31, 1998
                               (the "1998 Form 10-KSB").
            4.9                Note issued to Shaw Pittman by the Registrant with a
                               principal amount of $400,000 (Incorporated by reference to
                               Exhibit 4.11 to the 1998 Form 10-KSB).
           4.10                Form of Warrant for the purchase of 275,000
                               shares of common stock, issued to Sanmina
                               Corporation. (Incorporated by reference to
                               Exhibit 4.12 to the 1998 Form 10-KSB).
           4.11                Form of Warrant for the purchase of 40,000 shares
                               of common stock, issued to Shaw Pittman
                               (Incorporated by reference to Exhibit 4.13 to the
                               1998 Form 10-KSB).
           4.12                Form of Unsecured Promissory Note, issued on
                               February 4, 1999 to various subscribers in a
                               private placement (Incorporated by reference to
                               Exhibit 4.14 to the Registrant's Registration
                               Statement on Form SB-2 (File No. 333-72429) filed
                               with the Securities and Exchange Commission under
                               the Securities Act of 1933, as amended (the "1999
                               Form SB-2")).
           4.13                Form of Representative's Purchase Option issued
                               in connection with the Registrant's June 1999
                               public offering of units (Incorporated by
                               reference to Exhibit 4.15 to the 1999 Form SB-2).
           4.14                Specimen certificate evidencing Redeemable Common
                               Stock Purchase Warrant (Incorporated by reference
                               to Exhibit 4.16 to the 1999 SB-2).
           4.15                Form of Warrant Agreement (Incorporated by reference to
                               Exhibit 4.17 to the 1999 Form SB-2).
           4.16                Specimen certificate evidencing unit issued in
                               connection with the Registrant's June 1999 public
                               offering of units (Incorporated by reference to
                               Exhibit 4.18 to the 1999 Form SB-2).
           4.17                Form of First Amendment to Warrant Agreement
                               dated August 2000 by and among the Registrant,
                               EarlyBirdCapital, Inc. and Continental Stock
                               Transfer & Trust Company (Incorporated by
                               reference to Exhibit 4.2 to the Registrant's
                               Current Report on Form 8-K dated August 25, 2000
                               and filed with the Securities and Exchange
                               Commission on August 28, 2000 under the
                               Securities Exchange Act of 1934, as amended (the
                               "August 2000 8-K")).
           4.18                Specimen certificate, as supplemented, evidencing Redeemable
                               Stock Purchase Warrant (Incorporated by reference to Exhibit
                               4.4 to the August 2000 8-K).
           4.19                Form of Placement Agent's Purchase Option
                               (Incorporated by reference to Exhibit 4.5 to the
                               August 2000 8-K).
            5.1**              Opinion of Shaw Pittman as to the legality of the securities being registered.

           10.1                1994 Stock Option Plan (Incorporated by reference to Exhibit
                               10.1 to the 1997 SB-2).
           10.2                1996 Stock Incentive Plan (Incorporated by reference to
                               Exhibit 10.2 to the 1997 SB-2).
           10.3                Form of Consulting Agreement by and between the Registrant and Barington Capital Group, L.P. (Incorporated by reference to Exhibit No. 10.4 to the 1997 SB-2).
           10.4                Letter Agreement, dated October 7, 1996, between
                               Barington Capital Group and the Registrant
                               (Incorporated by reference to Exhibit 10.5 to the
                               1997 SB-2).
           10.5                Letter Agreement, dated December 5, 1995, by and among PVR
                               Securities, Inc., the Registrant, Steven A. Rogers and John
                               B. Torkelsen (Incorporated by reference to Exhibit 10.6 to the 1997 SB-2).
           10.6                Form of Stock Option Agreement, dated December
                               18, 1997, by and between the Registrant and
                               Barington Capital Group, L.P. (Incorporated by
                               reference to Exhibit 10.8 to the Registrant's
                               Annual Report on Form 10-KSB, as amended, for the
                               year ended December 31, 1997).
           10.7                Strategic Alliance and Marketing Agreement between the
                               Registrant and Unisys Corporation (Incorporated by reference to Exhibit 10.9 to the 1998 Form 10-KSB).
           10.8                Agency Agreement, dated as of January 25, 1999, between
                               Southeast Research Partners, Inc. and the Registrant
                               (Incorporated by reference to Exhibit 10.11 to the 1999 Form
                               SB-2).
           10.9                Form of Subscription Agreement, dated January 25,
                               1999, between the Registrant and certain
                               investors (Incorporated by reference to Exhibit
                               10.12 to the 1999 Form SB-2).
          10.10                Letter Agreement dated January 12, 1999, between
                               the Registrant and Sanmina Corporation
                               (Incorporated by reference to Exhibit 10.15 to
                               the 1998 Form 10-KSB).
          10.11                Letter Agreement dated January 21, 1999 between
                               the Registrant and Shaw Pittman Potts &
                               Trowbridge (Incorporated by reference to Exhibit
                               10.16 to the 1998 Form 10-KSB).
          10.12                Form of Letter Agreement between the Registrant
                               and the holders of the 5% Convertible Debentures
                               due 2003, dated May 1999 (Incorporated by
                               reference to Exhibit 10.17 to the 1999 Form
                               SB-2).
          10.13                Amendment to Employment and Consulting Agreement
                               by and between the Registrant and James F. Bunker
                               dated as of September 9, 1999 (Incorporated by
                               reference to Exhibit 10.17 to the Registrant's
                               Annual Report on Form 10-KSB for the year ended
                               December 31, 1999).
          10.14                Employment Agreement by and between the Registrant and Carl
                               Muscari dated September 9, 1999 (Incorporated by reference to Exhibit 10.16 to the Third Quarter 1999 Form 10-QSB).
          10.15                1999 Stock Incentive Plan (Incorporated by reference to
                               Exhibit 10.15 to the Third Quarter 1999 Form 10-QSB).
          10.16                Form of Agency Agreement dated August 2000 by and
                               between the Registrant and EarlyBirdCapital, Inc.
                               (Incorporated by reference to Exhibit 4.0 to the
                               August 2000 8-K).
          10.18                Form of Subscription Agreement/Investor Information
                               Statement dated August 2000 by and among the Registrant and certain Investors (Incorporated by reference to Exhibit 4.1 to the August 2000 8-K).
          10.19                Form of Escrow Agreement dated August 2000 by and
                               among the Registrant, EarlyBirdCapital, Inc. and
                               Continental Stock Transfer & Trust Company
                               (Incorporated by reference to Exhibit 4.3 to the
                               August 2000 8-K).
          11.1**               Statement re: computation of per share earnings.
          21.1*                Subsidiaries of the Registrant.
          23.1**               Consent of Shaw Pittman (included in Exhibit 5.1).
          23.2**               Consent of PricewaterhouseCoopers LLP.
          24.1*                Power of Attorney.
         24.2**                Power of Attorney.


----------


*        Previously filed.
**       Filed herewith.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies it has reasonable grounds to believe it meets all the requirements for filing this Amendment No. 1 to Form SB-2 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rockingham, New Hampshire, on June 11, 2001.


                             VIDEO NETWORK COMMUNICATIONS, INC.

                                             /s/ CARL MUSCARI
                                 By:
                                     --------------------------------------

                                               Carl Muscari
                                     Chairman of the Board, President and
                                          Chief Executive Officer







     In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Form SB-2 has been signed by the following persons in the capacities and as of the dates indicated.



                                    SIGNATURES                              TITLE                  DATE
                       -----------------------------------    -----------------------------  ---------------
                               /s/ CARL MUSCARI               Chairman of the Board of        June 11, 2001
                       ------------------------               Directors,
                               Carl Muscari                   President and Chief Executive
                                                              Officer (Principal Executive
                                                              Officer)


                                                              Chief Financial Officer and
                             /s/ ROBERT H. EMERY              Vice                            June 11, 2001
                       --------------------------------       President, Administration and
                             Robert H. Emery                  Secretary (Principal Financial
                                                              and Accounting Officer)

                             /s/ JAMES F. BUNKER*             Director                        June 11, 2001
                       ---------------------------------
                             James F. Bunker


                            /s/ EUGENE R.CACCIAMANI*          Director                        June 11, 2001
                       --------------------------------
                            Eugene R. Cacciamani


                           /s/ RICHARD S. FRIEDLAND*          Director                        June 11, 2001
                       --------------------------------
                           Richard S. Friedland

                           /s/ QUENTIN R. LAWSON*             Director                        June 11, 2001
                       --------------------------------
                           Quentin R. Lawson


                          /s/ MARTIN GRANT*                   Director                        June 11, 2001
                       --------------------------------
                           Martin Grant


                          /s/ STEVEN A. ROGERS*               Director                        June 11, 2001
                       --------------------------------
                          Steven A. Rogers




                  * Pursuant to Power of Attorney:

                      /s/ ROBERT H. EMERY
                  ---------------------------------------------------
                  By:  Robert H. Emery, Pursuant to Power of Attorney

                                 EXHIBIT INDEX


                        EXHIBITS
                        --------
                              3.1            Fourth Amended and Restated Certificate of Incorporation of
                                             the Registrant (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-QSB for the
                                             quarter ended September 30, 1999 (the "Third Quarter 1999
                                             Form 10-QSB") filed with the Securities and Exchange
                                             Commission under the Securities Act of 1933, as amended).
                              3.2            Amended and Restated Bylaws of the Registrant (Incorporated
                                             by reference to Exhibit 3.2 to the Registrant's Registration
                                             Statement on Form SB-2 (File No. 333-20625) filed with the
                                             Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1997 SB-2")).
                              3.3            Amendment to Amended and Restated Bylaws of the Registrant
                                             effective June 8, 1999 (Incorporated by reference to Exhibit
                                             3.4 to the Registrant's Amended Quarterly Report on Form
                                             10-QSB/A for the quarter ended June 30, 1999 filed with the
                                             Securities and Exchange Commission under the Securities Act of 1933, as amended).
                              4.1            Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of
                                             $2,000,000 aggregate principal amount of Bridge Notes
                                             (Incorporated by reference to Exhibit 3.4 to the 1997 Form
                                             SB-2).
                              4.2            Form of Warrant for the purchase of shares of common stock, issued in connection with the private placement of units in
                                             June 1995 and August 1996 (Incorporated by reference to
                                             Exhibit 3.5 to the 1997 SB-2).
                              4.3            Form of Warrants for the purchase of 100,000 shares of
                                             common stock, issued in connection with the private
                                             placement of Series A Convertible Preferred Stock and
                                             warrants in December 1996 and January 1997 (Incorporated by reference to Exhibit 3.7 to the 1997 SB-2).
                              4.4            Form of Option for the purchase of 180,000 shares of common stock, issued to Barington Capital Group, L.P. (Incorporated by reference to Exhibit 3.8 to the 1997 SB-2).
                              4.5            Form of Stock Option Agreement, dated December 18, 1997, by and between the Registrant and Barington Capital Group, L.P.
                                             (Incorporated by reference to Exhibit 10.8 to the
                                             Registrant's Annual Report on Form 10-KSB for the year ended
                                             December 31, 1997).
                              4.6            Specimen certificate evidencing shares of common stock of
                                             the Registrant (Incorporated by reference to Exhibit 4.2 to the 1997 SB-2).
                              4.7            Form of Warrant issued in connection with the Series B 5%
                                             Cumulative Convertible Preferred Stock of the Registrant
                                             (Incorporated by reference to Exhibit 4.11 to the
                                             Registrant's Registration Statement on Form S-3 (File No.
                                             333-62971) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1998
                                             S-3").
                              4.8            Senior Note issued to Sanmina Corporation by the Registrant with a principal amount of $4,300,000. (Incorporated by
                                             reference to Exhibit 4.10 to the Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31,
                                             1998 (the "1998 Form 10-KSB").
                              4.9            Note issued to Shaw Pittman by the Registrant with a
                                             principal amount of $400,000 (Incorporated by reference to
                                             Exhibit 4.11 to the 1998 Form 10-KSB).
                             4.10            Form of Warrant for the purchase of 275,000 shares of common stock, issued to Sanmina Corporation. (Incorporated by
                                             reference to Exhibit 4.12 to the 1998 Form 10-KSB).
                             4.11            Form of Warrant for the purchase of 40,000 shares of common stock, issued to Shaw Pittman (Incorporated by reference to
                                             Exhibit 4.13 to the 1998 Form 10-KSB).
                             4.12            Form of Unsecured Promissory Note, issued on February 4,
                                             1999 to various subscribers in a private placement
                                             (Incorporated by reference to Exhibit 4.14 to the
                                             Registrant's Registration Statement on Form SB-2 (File No.
                                             333-72429) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1999 Form
                                             SB-2")).
                             4.13            Form of Representative's Purchase Option issued in

                                             connection with the Registrant's June 1999 public offering of units (Incorporated by reference to Exhibit 4.15 to the
                                             1999 Form SB-2).
                             4.14            Specimen certificate evidencing Redeemable Common Stock
                                             Purchase Warrant (Incorporated by reference to Exhibit 4.16 to the 1999 SB-2).
                             4.15            Form of Warrant Agreement (Incorporated by reference to
                                             Exhibit 4.17 to the 1999 Form SB-2).
                             4.16            Specimen certificate evidencing unit issued in connection
                                             with the Registrant's June 1999 public offering of units
                                             (Incorporated by reference to Exhibit 4.18 to the 1999 Form
                                             SB-2).
                             4.17            Form of First Amendment to Warrant Agreement dated August
                                             2000 by and among the Registrant, EarlyBirdCapital, Inc. and
                                             Continental Stock Transfer & Trust Company (Incorporated by
                                             reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated August 25, 2000 and filed with the
                                             Securities and Exchange Commission on August 28, 2000 under the Securities Exchange Act of 1934, as amended (the "August
                                             2000 8-K")).
                             4.18            Specimen certificate, as supplemented, evidencing Redeemable
                                             Stock Purchase Warrant (Incorporated by reference to Exhibit
                                             4.4 to the August 2000 8-K).
                             4.19            Form of Placement Agent's Purchase Option (Incorporated by
                                             reference to Exhibit 4.5 to the August 2000 8-K).
                              5.1**          Opinion of Shaw Pittman as to the legality of the securities being registered.
                             10.1            1994 Stock Option Plan (Incorporated by reference to Exhibit
                                             10.1 to the 1997 SB-2).
                             10.2            1996 Stock Incentive Plan (Incorporated by reference to
                                             Exhibit 10.2 to the 1997 SB-2).
                             10.3            Form of Consulting Agreement by and between the Registrant and Barington Capital Group, L.P. (Incorporated by reference to Exhibit No. 10.4 to the 1997 SB-2).
                             10.4            Letter Agreement, dated October 7, 1996, between Barington
                                             Capital Group and the Registrant (Incorporated by reference to Exhibit 10.5 to the 1997 SB-2).
                             10.5            Letter Agreement, dated December 5, 1995, by and among PVR
                                             Securities, Inc., the Registrant, Steven A. Rogers and John
                                             B. Torkelsen (Incorporated by reference to Exhibit 10.6 to the 1997 SB-2).
                             10.6            Form of Stock Option Agreement, dated December 18, 1997, by and between the Registrant and Barington Capital Group, L.P.
                                             (Incorporated by reference to Exhibit 10.8 to the
                                             Registrant's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997).
                             10.7            Strategic Alliance and Marketing Agreement between the
                                             Registrant and Unisys Corporation (Incorporated by reference to Exhibit 10.9 to the 1998 Form 10-KSB).
                             10.8            Agency Agreement, dated as of January 25, 1999, between
                                             Southeast Research Partners, Inc. and the Registrant
                                             (Incorporated by reference to Exhibit 10.11 to the 1999 Form
                                             SB-2).
                             10.9            Form of Subscription Agreement, dated January 25, 1999,
                                             between the Registrant and certain investors (Incorporated by reference to Exhibit 10.12 to the 1999 Form SB-2).
                            10.10            Letter Agreement dated January 12, 1999, between the
                                             Registrant and Sanmina Corporation (Incorporated by
                                             reference to Exhibit 10.15 to the 1998 Form 10-KSB).
                            10.11            Letter Agreement dated January 21, 1999 between the
                                             Registrant and Shaw Pittman Potts & Trowbridge (Incorporated
                                             by reference to Exhibit 10.16 to the 1998 Form 10-KSB).
                            10.12            Form of Letter Agreement between the Registrant and the
                                             holders of the 5% Convertible Debentures due 2003, dated May
                                             1999 (Incorporated by reference to Exhibit 10.17 to the 1999
                                             Form SB-2).
                            10.13            Amendment to Employment and Consulting Agreement by and
                                             between the Registrant and James F. Bunker dated as of
                                             September 9, 1999 (Incorporated by reference to Exhibit
                                             10.17 to the Registrant's Annual Report on Form 10-KSB for
                                             the year ended December 31, 1999).
                            10.14            Employment Agreement by and between the Registrant and Carl
                                             Muscari dated September 9, 1999 (Incorporated by reference to Exhibit 10.16 to the Third Quarter 1999 Form 10-QSB).
                            10.15            1999 Stock Incentive Plan (Incorporated by reference to

                                             Exhibit 10.15 to the Third Quarter 1999 Form 10-QSB).
                            10.16            Form of Agency Agreement dated August 2000 by and between
                                             the Registrant and EarlyBirdCapital, Inc. (Incorporated by
                                             reference to Exhibit 4.0 to the August 2000 8-K).
                            10.18            Form of Subscription Agreement/Investor Information
                                             Statement dated August 2000 by and among the Registrant and certain Investors (Incorporated by reference to Exhibit 4.1 to the August 2000 8-K).
                            10.19            Form of Escrow Agreement dated August 2000 by and among the
                                             Registrant, EarlyBirdCapital, Inc. and Continental Stock
                                             Transfer & Trust Company (Incorporated by reference to
                                             Exhibit 4.3 to the August 2000 8-K).
                            11.1**           Statement re: computation of per share earnings.
                            21.1*            Subsidiaries of the Registrant.
                            23.1**           Consent of Shaw Pittman (included in Exhibit 5.1).
                            23.2**           Consent of PricewaterhouseCoopers LLP.
                            24.1*            Power of Attorney.
                           24.2**            Power of Attorney.


----------

*        Previously filed.
**       Filed herewith.